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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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EVO Payments, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 29, 2020

Dear Fellow Shareholder:

        While we are very proud of our many 2019 accomplishments, today those successes seem overshadowed in many respects by the COVID-19 pandemic that has engulfed the world. The pandemic's rapid spread has proven devastating to the global population and economy, impacting profoundly our daily lives. EVO reacted quickly as the crisis unfolded in our markets, implementing our business continuity plans to ensure the health and safety of our employees and continued support of our merchants and partners. We also took decisive actions in late March to significantly lower our fixed costs and strengthen our balance sheet. We believe these steps taken by the company will allow us to emerge in a post-pandemic world well positioned to resume our growth plans and achieve our other long-term strategic objectives.

        We would like to cordially invite you to attend the 2020 Annual Meeting of Stockholders of EVO Payments, Inc., which will be held on June 11, 2020, at 10:00 a.m. Eastern Time, at the EVO Payments, Inc. headquarters, 10 Glenlake Parkway, South Tower, Atlanta, Georgia 30328. A notice of the meeting and a proxy statement containing information about the five proposals to be voted upon follow this letter. We are monitoring developments relating to the COVID-19 outbreak and may decide to offer stockholders the option to participate in the annual meeting by remote communication, in which case we will communicate this decision as early as possible. Further information regarding the meeting is contained in our proxy statement.

        Your vote is important to us. Whether or not you plan to attend the annual meeting in person, we encourage you to promptly vote your shares by submitting your proxy by telephone, via the internet, or by completing, signing, dating, and returning the enclosed proxy card or voting instruction form.

        We thank you for being a stockholder of EVO Payments and look forward to seeing you on June 11th.

Sincerely,
James G. Kelly Chief Executive Officer and Director	Rafik R. Sidhom Chairman of the Board of Directors

EVO Payments, Inc.
10 Glenlake Parkway
South Tower, Suite 950
Atlanta, GA 30328

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 11, 2020

        Notice is hereby given that the 2020 Annual Meeting of Stockholders (the "Annual Meeting") of EVO Payments, Inc., a Delaware corporation (the "Company", "EVO" or "we"), will be held on Thursday, June 11, 2020 at 10:00 a.m. (Eastern Time) at EVO Payments, Inc., 10 Glenlake Parkway, South Tower, Atlanta, Georgia 30328.

        We are holding the meeting for the following purposes:

  1.
  to elect three directors to our board of directors, each to serve as a Group II director for a term of three years expiring at the annual meeting of stockholders to be held in 2023 and until such director's successor has been duly elected and qualified;

  2.
  to consider the approval, by an advisory vote, of our executive compensation (i.e. "say-on-pay" proposal);

  3.
  to recommend, by an advisory vote, the frequency of future advisory votes on executive compensation (i.e. "say-on-pay frequency" proposal);

  4.
  to approve an amendment to the EVO Payments, Inc. 2018 Omnibus Equity Incentive Plan; and

  5.
  to ratify the appointment of Deloitte & Touche LLP as our independent auditor for the fiscal year ended December 31, 2020.

        In addition, stockholders may be asked to consider and vote upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

        Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

        Only stockholders of record as of the close of business on April 14, 2020 will be entitled to notice of the Annual Meeting and will be entitled to attend or vote at the Annual Meeting or any adjournment or postponement thereof.

        Although it is our current intention to allow stockholders to participate in the Annual Meeting in-person, we are monitoring developments relating to the novel coronavirus, or COVID-19, outbreak. We are sensitive to the in-person meeting and travel concerns of our stockholders in these uncertain times. As a result, we may decide to allow stockholders to participate in the Annual Meeting by remote communication, or we may decide to hold the Annual Meeting entirely via remote communication. If we decide that either of these options is necessary or advisable, we will communicate this decision as early as possible. Please check our Investor Relations website http://investor.evopayments.com for updates and instructions.

        It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting in person, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors
Steven J. de Groot Executive Vice President, General Counsel and Secretary

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 11, 2020: The Company's 2020 Proxy Statement and 2019 Annual Report to Shareholders are also available at www.evopayments.com or www.proxyvote.com.

Atlanta, GA
April 29, 2020

EVO PAYMENTS, INC.

PROXY STATEMENT
2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2020

GENERAL INFORMATION

        We are making this proxy statement available to our stockholders, and expect to commence mailing of a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our annual report, on or about April 29, 2020 in connection with the solicitation of proxies by our board of directors for the Annual Meeting to be held on Thursday, June 11, 2020 at 10:00 a.m. (Eastern Time) at EVO Payments, Inc., 10 Glenlake Parkway, South Tower, Atlanta, Georgia 30328. As a stockholder of EVO, you are invited to attend the Annual Meeting and are entitled and encouraged to vote on the proposals described in this proxy statement. Below are answers to common questions stockholders may have about the Annual Meeting. Our fiscal year ends on December 31.

Structure; Classes of Stock

        EVO was incorporated under the laws of the State of Delaware on April 20, 2017. On May 25, 2018, we completed an initial public offering ("IPO") of shares of our Class A common stock. The shares began trading on the Nasdaq Global Market ("Nasdaq") on May 23, 2018 under the symbol "EVOP." In connection with the IPO, we completed a series of reorganization transactions to implement an "Up-C" capital structure in order to carry on the business of EVO Investco, LLC ("EVO LLC"), which we refer to as the "Reorganization Transactions." As a result of the Reorganization Transactions and the IPO, EVO is a holding company whose principal asset is the single class of common membership interests of EVO, LLC, which we refer to as "LLC Interests." EVO has the sole voting interest in, and controls the management of, EVO LLC.

        We have four classes of common stock outstanding: Class A common stock, Class B common stock, Class C common stock and Class D common stock. The holders of our Class A common stock and our Class D common stock are entitled to one vote per share. Subject to aggregate voting power limitations and certain sunset provisions described herein, the holders of our Class C common stock are entitled to 3.5 votes per share in all matters presented to our stockholders generally, including the election of directors. Subject to certain sunset provisions, our Class B common stock is entitled to 15.9% of the combined voting power in all matters presented to our stockholders generally, including the election of directors. All of our Class B common stock is held by Blueapple, Inc. ("Blueapple"), a Delaware corporation which is controlled by entities affiliated with our founder and Chairman of our board of directors, Rafik R. Sidhom. All of our Class C common stock is held by our executive officers. All of our Class D common stock is held by entities controlled by Madison Dearborn Partners, LLC ("MDP") and by certain of our current and former employees. Our Class B common stock, Class C common stock and Class D common stock do not have any economic rights.

Questions and Answers

What information is included in this proxy statement?

        The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our board of directors and board committees, the compensation of current directors and certain executive officers for the year ended December 31, 2019, and other information.

What are the Proxy Materials?

        The "Proxy Materials" are this proxy statement and our Form 10-K for the fiscal year ended December 31, 2019.

Why did I receive a one-page notice in the mail regarding the Internet availability of the Proxy Materials instead of a full set of the Proxy Materials?

        Pursuant to rules adopted by the Securities and Exchange Commission ("SEC"), we have elected to provide access to our Proxy Materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders. All stockholders will have the ability to access the Proxy Materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive an electronic copy or printed set of the Proxy Materials. Instructions on how to access the Proxy Materials over the Internet or to request an electronic copy or printed copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, stockholders may request to receive the Proxy Materials in printed form by mail or electronically by email on an ongoing basis.

What items will be voted on at the Annual Meeting and how does the board of directors recommend that I vote?

Proposal	Board Vote Recommendation	Page Reference
Proposal No. 1—Election of Directors	FOR	7
Proposal No. 2—Approval, on an advisory basis, of our executive compensation ("say-on-pay")	FOR	40
Proposal No. 3—Recommendation by advisory vote of the frequency of future say-on-pay proposals	1 Year	42
Proposal No. 4—Approval of an amendment to the EVO Payments, Inc. 2018 Omnibus Equity Incentive Plan	FOR	43
Proposal No. 5—Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2020	FOR	53

        You also may be asked to consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

        Our amended and restated bylaws (our "bylaws") provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at any meeting of stockholders. We have not received any such proposals and do not anticipate any other matters will come before the Annual Meeting. If any other matter comes before the Annual Meeting, the proxy holders appointed by our board of directors will have discretion to vote on those matters.

Who may vote at the meeting?

        Holders of Class A common stock, Class B common stock, Class C common stock and Class D common stock, together as a single class, as of the close of business on the Record Date (April 14, 2020) may vote at the Annual Meeting.

What constitutes a "quorum"?

        The holders of a majority of the voting power of the combined shares of Class A common stock, Class B common stock, Class C common stock and Class D common stock issued, outstanding and entitled to vote, either in person or represented by proxy, constitute a quorum. Votes withheld, abstentions, and broker non-votes (as described below) are counted as present for the purpose of determining a quorum.

What vote is required for the Proposals?

        For Proposal No. 1, election of directors, directors will be elected by a plurality of the votes of the shares of common stock cast at the Annual Meeting, which means that the three nominees receiving the highest number of "for" votes will be elected. Withheld votes and broker non-votes (as defined below) will have no effect on Proposal No. 1.

        Proposals No. 2, 3, 4 and 5 require the affirmative vote of the holders of a majority in voting power of the stock entitled to vote at the Annual Meeting, present in person or represented by proxy.

What effect do abstentions and "broker non-votes" have on the proposals?

        Brokers that are members of certain securities exchanges and that hold shares of our common stock in "street name" on behalf of beneficial owners have authority to vote on certain "discretionary" items when they have not received instructions from beneficial owners. Under applicable securities exchange rules, our proposal to ratify the appointment of the independent registered public accounting firm is considered a discretionary item. However, Proposals No. 1, 2, 3 and 4 in this Proxy Statement are considered "non-discretionary" items and brokers cannot vote on these items without instructions, and a "broker non-vote" occurs when brokers do not receive instructions.

        An "abstention" will occur at the Annual Meeting if your shares are deemed to be present at the Annual Meeting, either because you attend the Annual Meeting or because you have properly completed and returned a proxy, but you do not vote on any proposal or other matter which is required to be voted on by our stockholders at the Annual Meeting. Abstentions and broker non-votes are not considered votes cast and will have no effect on the vote for any proposal.

How many votes do I have?

        As of the Record Date, there were:

  •
  41,361,664 shares of Class A common stock outstanding;

  •
  34,163,538 shares of Class B common stock outstanding;

  •
  2,317,955 shares of Class C common stock outstanding; and

  •
  4,339,978 shares of Class D common stock outstanding.

        The holders of our Class A common stock and our Class D common stock are entitled to one vote per share. The holders of our Class C common stock are entitled to 3.5 votes per share. In addition, the voting rights associated with our Class C common stock are capped so that the aggregate voting power of all shares of Class C common stock outstanding, when taken together with any shares of Class A common stock that are subject to vesting or forfeiture held by employees or directors of EVO Payments, Inc., will not exceed 20% of the combined voting power in all matters presented to our stockholders generally, including the election of directors. Each share of our Class C common stock is automatically converted into a share of our Class D common stock upon the earlier of (i) May 25, 2021 (the third anniversary of the consummation of the IPO); and (ii) the date on which the holder's employment with us is terminated. Subject to certain sunset provisions, our Class B common stock is entitled to 15.9% of the combined voting power in all matters presented to our stockholders generally, including the election of directors.

        As of the record date, holders of Class A common stock voting as a class held 64.64% of the outstanding voting power, holders of Class B common stock voting as a class held 15.9% of the outstanding voting power, holders of Class C common stock voting as a class held 12.68% of the outstanding voting power and holders of Class D common stock voting as a class held 6.78% of the outstanding voting power.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

  •
  Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, Computershare Trust Company N.A., you are a stockholder of record.

  •
  Beneficial Owner of Shares Held in Street Name.  If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a beneficial owner of shares held in street name. The organization holding your account is considered the stockholder of record. As a beneficial owner, you have the right to direct the organization holding your account on how to vote the shares you hold in your account.

How do I vote?

  •
  Vote by Internet.  Visit www.proxyvote.com to vote via the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card. Stockholders of record may submit proxies over the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials or, if printed copies of the Proxy Materials were requested, the instructions on the printed proxy card. Most beneficial stockholders may vote by accessing the website specified on the voting instruction forms provided by their brokers, trustees, banks or other nominees. Please check your voting instruction form for Internet voting availability.

  •
  Vote by Telephone.  Stockholders of record may submit proxies using any touch-tone telephone from within the United States by following the instructions on the proxy card. Most beneficial owners may vote using any touch-tone telephone from within the United States by calling the number specified on the voting instruction forms provided by their brokers, trustees, banks or other nominees.

  •
  Vote by Mail.  Stockholders of record may submit proxies by mail by requesting printed proxy cards and completing, signing and dating the printed proxy cards and mailing them in the pre-addressed envelopes that will accompany the printed Proxy Materials. Beneficial owners may vote by completing, signing and dating the voting instruction forms provided and mailing them in the pre-addressed envelopes accompanying the voting instruction forms. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the board of directors. If you are a beneficial owner and you return your signed voting instruction form but do not indicate your voting preferences, please see "What effect do abstentions and "broker non-votes" have on the proposals?" regarding whether your broker, bank or other holder of record may vote your uninstructed shares on the Proposal.

  •
  Vote in Person at the Annual Meeting.  All stockholders as of the close of business on the Record Date can vote in person at the Annual Meeting. You can also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner, you must obtain a legal proxy from your broker, bank, or other holder of record and present it to the inspector of election with your ballot to be able to vote at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you also vote either by telephone, by Internet, or by mail so that your vote will be counted if you decide not to attend.

Can I change my vote after submitting a proxy?

        Stockholders of record may revoke their proxy at any time before it is exercised at the Annual Meeting by (i) delivering written notice, bearing a date later than the proxy, stating that the proxy is revoked to 10 Glenlake Parkway, South Tower, Suite 950, Atlanta, Georgia 30328, Attn: Secretary, (ii) submitting a later-dated proxy relating to the same shares by mail, telephone or the Internet no later than 11:59 p.m. (Eastern Time) on Wednesday, June 10, 2020, the day before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person. If you are a beneficial stockholder, you may revoke your proxy or change your vote only by following the separate instructions provided by your broker, trust, bank or other nominee.

Who is paying for this proxy solicitation?

        We are paying the costs of the solicitation of proxies. Members of our board of directors and officers and employees may solicit proxies by mail, telephone, fax, email or in person. We will not pay directors, officers or employees any extra amounts for soliciting proxies. We may, upon request, reimburse brokerage firms, banks or similar entities representing street name holders for their expenses in forwarding Proxy Materials to their customers who are street name holders and obtaining their voting instructions.

Can I participate in the Annual Meeting remotely?

        Although it is our current intention to allow stockholders to participate in the Annual Meeting in-person, we are monitoring developments relating to the novel coronavirus, or COVID-19, outbreak. We are sensitive to the in-person meeting and travel concerns of our stockholders in these uncertain times. As a result, we may decide to allow stockholders to participate in the Annual Meeting by remote communication, or we may decide to hold the Annual Meeting entirely via remote communication. If we decide that either of these options is necessary or advisable, we will communicate this decision as early as possible. Please check our Investor Relations website http://investor.evopayments.com for updates and instructions.

I share an address with another stockholder. Why did we receive only one set of Proxy Materials?

        We have adopted a procedure approved by the SEC called "householding" under which multiple stockholders who share the same address will receive only one copy of the Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials, as applicable, unless we receive contrary instructions from one or more of the stockholders. We agree to deliver promptly, upon written or oral request, a separate copy of the Internet Notice or proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you wish to opt out of householding and receive multiple copies of the proxy materials at the same address, please contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You also may request additional copies of the proxy materials by telephone or in writing at the same telephone number, email address, or address. Stockholders with shares registered in the name of a brokerage firm or bank may contact their brokerage firm or bank to request information about householding.

        We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. These filings are available on the "Investors" page of our corporate website at www.evopayments.com. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, are also available without charge to stockholders upon written request addressed to:

 EVO Payments, Inc.
Attn: Investor Relations
10 Glenlake Parkway,
South Tower, Suite 950
Atlanta, Georgia 30328

PROPOSAL NO. 1: ELECTION OF DIRECTORS

        At the Annual Meeting, stockholders will vote to elect the three nominees named in this proxy statement as Class II directors. Each of the Class II directors elected at the Annual Meeting will hold office until the 2023 annual meeting of stockholders or until his or her successor has been duly elected and qualified. Our board of directors has nominated Laura M. Miller, Gregory S. Pope and Matthew W. Raino to serve as Class II directors for terms expiring at the 2023 annual meeting of stockholders or until each of their successors has been duly elected and qualified.

        Ms. Miller was appointed to the board of directors effective September 24, 2019. Ms. Miller was recommended for consideration as a director by one of our executive officers. Mr. Raino was appointed to the board of directors effective April 1, 2020. Mr. Raino previously served as a director of the Company from May 2018 to December 2019, and was a member of the board of managers of EVO LLC from December 2012 to December 2019.

        Ms. Miller and Mr. Raino's candidacies were each considered by our nominating and corporate governance committee in accordance with our established process for evaluating candidates to serve on the board. The nominating and corporate governance committee recommended the appointment of Ms. Miller and Mr. Raino to our board of directors after considering each of their backgrounds, qualifications and professional experience.

        The persons named as proxies will vote to elect Ms. Miller, Mr. Pope and Mr. Raino unless a stockholder indicates that his or her shares should be withheld with respect to one or both of such nominees.

        In the event that any nominee for Class II director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the persons named as proxies will vote the proxies in their discretion for any nominee who is designated by the current board of directors to fill the vacancy. All of the nominees are currently serving as directors, and we do not expect that the nominees will be unavailable or will decline to serve.

        Our board of directors recommends that you vote FOR the election of each of Laura M. Miller, Gregory S. Pope and Matthew W. Raino as Class II directors.

 DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

        The following table sets forth certain information about our directors and executive officers as of the date of this proxy statement.

Name	Age	Position
James G. Kelly	58	Chief Executive Officer and Director
Brendan F. Tansill	41	President, the Americas
Darren Wilson	52	President, International
Thomas E. Panther	51	Executive Vice President, Chief Financial Officer
Steven J. de Groot	61	Executive Vice President, General Counsel and Secretary
Michael L. Reidenbach	57	Executive Vice President, Chief Information Officer
Catherine E. Lafiandra	57	Executive Vice President, Chief Human Resources Officer
David L. Goldman	38	Executive Vice President, Business Development and Strategy
Anthony J. Radesca	50	Senior Vice President, Chief Accounting Officer
Rafik R. Sidhom	55	Chairman of the Board of Directors
Vahe A. Dombalagian	46	Director
Mark A. Chancy	55	Director
John S. Garabedian	59	Director
David W. Leeds	63	Director
Laura M. Miller	55	Director
Gregory S. Pope	54	Director
Matthew W. Raino	42	Director

        Set forth below is a brief biography of each of our executive officers and directors.

        James G. Kelly has served as EVO's Chief Executive Officer since its formation, as a member of our board of directors since May 2018, and as Chief Executive Officer and a member of the board of managers of EVO LLC since January 2012. Before joining EVO, Mr. Kelly served as President and Chief Operating Officer of Global Payments Inc., as Senior Executive Vice President of Global Payments Inc. and as Chief Financial Officer of Global Payments Inc. Prior to that, Mr. Kelly served as managing director of Alvarez & Marsal, a global professional services firm, and as manager of Ernst & Young's mergers and acquisitions/audit groups. Mr. Kelly is a graduate of the University of Massachusetts, Amherst. Mr. Kelly was elected to our board of directors because of his extensive experience in executive leadership positions in the payment services industry and his knowledge of our business in particular, gained through his service as our Chief Executive Officer and implementation of our strategic objectives over the past eight years.

        Brendan F. Tansill has served as EVO's President, the Americas, since its formation, and as President, the Americas, of EVO LLC since January 2016. Prior to his current role, Mr. Tansill served as Executive Vice President, Business Development and Strategy of EVO LLC from April 2012 until December 2015, where he was responsible for EVO's global mergers and acquisitions activity and corporate strategy. Before joining EVO, Mr. Tansill was an investment professional at CCMP Capital Advisors. Mr. Tansill received his Masters of Business Administration from the Kellogg School of Management at Northwestern University and his Bachelor of Arts from the University of Virginia.

        Darren Wilson has served as EVO's President, International, since its formation, and as President, International, of EVO LLC since April 2014. Before joining EVO, Mr. Wilson served as Managing Director of Streamline (a Worldpay company) and as CEO/President of Global Payments' Western European business. Mr. Wilson has also held various positions at HSBC Bank. Mr. Wilson has the Associate of the Chartered Institute of Bankers degree and has studied at Birmingham and Warwick Universities.

        Thomas E. Panther has served as EVO's Executive Vice President and Chief Financial Officer since November 2019. Before joining EVO, Mr. Panther worked for over 19 years at SunTrust Banks, Inc., where he served in numerous leadership roles including Chief Accounting Officer, Corporate Controller, Director of Corporate Finance and Head of Capital Planning & Analysis. Mr. Panther began his career at Arthur Andersen, delivering accounting and advisory services to financial institutions for nine years. Mr. Panther is a certified public accountant and earned his bachelor's degree from the University of Richmond.

        Steven J. de Groot has served as EVO's Executive Vice President, General Counsel and Secretary since its formation, and as Executive Vice President, General Counsel and Secretary of EVO LLC since March 2013. Before joining EVO, Mr. de Groot was a partner in the corporate group at DLA Piper LLP from October 2009 until October 2012 and a partner in the corporate group at King & Spalding LLP from March 1992 until October 2009. Mr. de Groot received his Juris Doctorate and Bachelor of Business Administration from the University of Notre Dame.

        Michael L. Reidenbach has served as EVO's Executive Vice President, Chief Information Officer since its formation, and as Executive Vice President, Chief Information Officer of EVO LLC since March 2013. Before joining EVO, Mr. Reidenbach served as Executive Vice President, Chief Information Officer of Global Payments Inc. Mr. Reidenbach is a former U.S. Air Force instructor pilot and aircraft commander. Mr. Reidenbach received his Master in Business Administration/Finance from Georgia College and his Bachelor of Science from the U.S. Air Force Academy.

        Catherine E. Lafiandra has served as EVO's Executive Vice President, Chief Human Resources Officer since its formation, and as Chief Human Resources Officer of EVO LLC since March 2016. Before joining EVO, Ms. Lafiandra served as Vice President of Human Resources of Beazer Homes USA, Inc. from October 2014 to March 2016 and as Senior Vice President of Human Resources of PRGX Global, Inc. from March 2010 to March 2014. Ms. Lafiandra received her Juris Doctorate from the University of Virginia School of Law and her Bachelor of Arts from Southern Methodist University.

        David L. Goldman has served as EVO's Executive Vice President of Business Development and Strategy since its formation, and as Executive Vice President of Business Development and Strategy of EVO LLC since June 2016. Before joining EVO, Mr. Goldman served as Managing Director of PointState Capital LP from January 2011 to April 2014 and as Vice President of Duquesne Capital Management, LLC from April 2007 to December 2010. Prior to that, Mr. Goldman served as an Associate at TPG Capital, L.P. and as an investment banking analyst at Morgan Stanley. Mr. Goldman received his Bachelor of Business Administration from the University of Michigan.

        Anthony J. Radesca has served as EVO's Senior Vice President and Chief Accounting Officer since April 2019. Before joining EVO, Mr. Radesca served as the Senior Vice President and Chief Accounting Officer of CA Technologies, a global technology company that designs and develops infrastructure software solutions, from May 2016 until February 2019. Prior to that, he served as Vice President of Accounting of CA Technologies. Mr. Radesca received his Bachelor of Business Administration, Public Accounting, from Hofstra University and his Juris Doctor from Saint John's University School of Law. Mr. Radesca is a Certified Public Accountant.

        Rafik R. Sidhom has served as Chairman of our board of directors since May 2018, and as Chairman and a member of the board of managers of EVO LLC since December 2012. As our original founder, Mr. Sidhom began his career in the acquiring industry selling card processing services and equipment to small retail merchants. Mr. Sidhom was elected to our board of directors because of his role in our founding and his extensive experience with and in-depth knowledge of, both the card processing services industry and our business in particular.

        Mark A. Chancy has served as a member of our board of directors since March 2020. Mr. Chancy most recently served as Vice Chairman and Co-Chief Operating Officer at SunTrust Banks, Inc. In this role, he was responsible for SunTrust's consumer banking, consumer lending, private wealth management and mortgage businesses, as well as enterprise marketing and data and analytics functions for the company. Prior to this role, Mr. Chancy held various executive roles at SunTrust from 2001 to 2017, including Chief Financial Officer and Wholesale Segment Executive. Mr. Chancy was recruited to the corporate finance department at The Robinson-Humphrey Company in 1989 after beginning his career with The First Boston Corporation in New York in 1986. Mr. Chancy is a board member of the Westside Future Fund and Children's Healthcare of Atlanta ("CHOA") and serves as the Chair of the CHOA Foundation. Mr. Chancy holds an MBA in finance from the J.L. Kellogg Graduate School of Management at Northwestern University and a bachelor's degree from Southern Methodist University. Mr. Chancy was elected to our board because of his extensive financial, operational, and strategic experience, as well as his knowledge of the financial services industry.

        Vahe A. Dombalagian has served as a member of our board of directors since May 2018 and as a member of the board of managers of EVO LLC since December 2012. Mr. Dombalagian is a Managing Director and Co-Head of the MDP Financial & Transaction Services team. Prior to joining MDP, he was with TPG and Bear, Stearns & Co. Inc. Mr. Dombalagian currently also serves on the boards of directors of The Amynta Group, Ankura Consulting Group, The Ardonagh Group Limited, Navacord Corp., NFP Corp. and AmTrust Financial Services, Inc. Mr. Dombalagian received his Bachelor of Science from Georgetown University and his Master in Business Administration from the Harvard Graduate School of Business Administration. Mr. Dombalagian was elected to our board of directors because of his role in the development and implementation of our strategic objectives during his six years as a member of the board of managers of EVO LLC, his extensive experience serving as a director of other businesses, and his experience as a private equity investor with respect to acquisitions and a variety of debt and equity financings.

        John S. Garabedian has served as a member of our board of directors since May 2018. Mr. Garabedian is currently a senior advisor for The Boston Consulting Group, or BCG, a management consulting firm. Mr. Garabedian joined BCG in September 1997 and served as a Senior Partner from 2006 to 2018. He was a member of BCG's Financial Institutions practice and led the practice in the Americas from 2007 to 2012. Prior to joining BCG, Mr. Garabedian was vice president for Gemini Consulting, where he was the North American Financial Services practice leader. He also worked in strategic planning at Continental Bank. Mr. Garabedian received a Master of Management degree from the Kellogg School of Management and a Bachelor of Science degree in Accounting from Frostburg State University. Mr. Garabedian was elected to our board of directors because of his experience working with banking, insurance and asset management firms on strategy and operational matters.

        David W. Leeds has served as a member of our board of directors since July 2018. Mr. Leeds has been associated with Ernst & Young LLP for over 40 years before his retirement in June 2018, having served as an assurance and audit partner in the Financial Services and Technology practice groups of the firm since 1991. Mr. Leeds serves and has served on the boards of several non-profit and educational organizations, in which capacity he has served as board chair, finance chair, and on various committees. Mr. Leeds received his Bachelor of Business Administration from the University of Texas and has been a Certified Public Accountant since 1981. Mr. Leeds was elected to our board of directors because of his extensive experience with financial reporting and audit matters.

        Laura M. Miller has served as a member of our board of directors since September 2019. Ms. Miller was with InterContinental Hotels Group PLC (IHG®) from 2013 to January 2020, where she held the role of Global Chief Information Officer. Prior to joining IHG, Ms. Miller was Senior Vice President, Financial Services Application Development for First Data Corporation, where she was responsible for the company's credit card issuing, merchant acquiring, ATM and online banking solutions. Ms. Miller currently serves as a board member of LGI Homes, Inc., an industry-leading residential home design, construction and sales business based in The Woodlands, Texas. She is also a member of the Society of Information Management, Women in Technology and the Technology Association of Georgia. Ms. Miller has a bachelor's degree in Information Systems Management from the University of Maryland, Baltimore County, and holds a master's degree in Computer Systems Management from the University of Maryland University College.

        Gregory S. Pope has served as a member of our board of directors since May 2018. Mr. Pope has served as Chief Operations Officer at Masters Capital Management LLC, or Masters Capital, an investment management firm, since June 2000. Prior to joining Masters Capital, Mr. Pope worked for J.C. Bradford & Co. from 1989 until July 2000. Mr. Pope previously served on the board of directors for Georgia Commerce Bancshares, Inc. and was a member of its audit and asset-liability committee from 2011 until 2015. Mr. Pope currently serves on the board of directors of Big Brothers Big Sisters of Atlanta and is a past board member of several other charitable foundations. Mr. Pope received a Bachelor of Science degree in Finance from Georgia State University. Mr. Pope was elected to our board of directors because of his experience working in the banking and investment management sectors on a variety of strategic and operational matters.

        Matthew W. Raino has served as a member of our board of directors since April 2020 and previously, from May 2018 to December 2019, and was a member of the board of managers of EVO LLC from December 2012 to December 2019. Mr. Raino is a Managing Director on the MDP Financial & Transaction Services team. Prior to rejoining MDP in August 2007, Mr. Raino attended Northwestern University J.L. Kellogg Graduate School of Management. From July 2003 to July 2005, Mr. Raino served as an associate at MDP. Mr. Raino currently also serves on the boards of directors of The Amynta Group, Ankura Consulting Group, Navacord Corp., NFP Corp. and Nevada Investments Topco Limited. Mr. Raino has a Bachelor of Business Administration from the University of Michigan and a Master in Business Administration from Northwestern University J.L. Kellogg Graduate School of Management. Mr. Raino was elected to our board of directors because of his role in the development and implementation of our strategic objectives during his six years as a member of the board of managers of EVO LLC, his extensive experience serving as a director of other businesses, and his experience as a private equity investor with respect to acquisitions and a variety of debt and equity financings.

Board Composition

Director Independence

        Our business and affairs are managed under the direction of our board of directors, which consists of nine members. Under Nasdaq rules, independent directors must comprise a majority of a listed company's board of directors within a specified period after completion of the IPO. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company's audit, compensation and nominating and governance committees be independent. Under Nasdaq rules, a director will only qualify as an "independent director" if, in the opinion of that company's board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee (i) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or, (ii) be an affiliated person of the listed company or any of its subsidiaries.

        Our board of directors undertook a review of its composition, the composition of its committees and the independence of each director and has determined that Ms. Miller and Messrs. Chancy, Dombalagian, Garabedian, Leeds, Pope and Raino qualify as "independent" directors in accordance with Nasdaq listing requirements. In making these determinations, our board of directors reviewed and discussed information provided by the directors with regard to each director's business and personal activities and relationships as they may relate to us and our management. Messrs. Kelly and Sidhom are not considered independent because each is, or was during the past three years, an officer of EVO. There are no family relationships among any of our directors or executive officers.

Classified Board of Directors

        In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three classes with staggered, three-year terms. We refer to each director class as a "Group." At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our directors are divided among the three classes as follows:

  •
  the Group I directors are Messrs. Chancy, Garabedian and Leeds, and their terms will expire at the annual meeting of stockholders to be held in 2022;

  •
  the Group II directors are Ms. Miller, Mr. Pope and Mr. Raino, and their terms will expire at the Annual Meeting; and

  •
  the Group III directors are Messrs. Dombalagian, Kelly and Sidhom, and their terms will expire at the annual meeting of stockholders to be held in 2021.

        Our amended and restated certificate of incorporation provides that the authorized number of directors may only be decreased below seven by an affirmative vote at least 66 2/3% of the voting power of our outstanding common stock, voting together as a single class. The number of directors will otherwise be between seven and 15 directors, with the precise number of directors at or above seven directors being fixed from time to time exclusively by the board of directors (subject to MDP's director nomination rights described below). In addition, our directors may be removed only by the affirmative vote of at least 66 2/3% of the voting power of our outstanding common stock voting together as a single class, and only for cause.

Director Nomination Rights

        In connection with the IPO, we and MDP entered into a director nomination agreement, which was amended and restated in connection with MDP's previously announced investment in our Series A convertible preferred stock. The director nomination agreement provides MDP with the right to designate two of our nine directors until MDP no longer holds at least 15% of the voting power of our outstanding voting stock. MDP's right to designate any of our directors will terminate once MDP no longer holds at least 5% of the voting power of our outstanding voting stock. MDP is entitled to designate the replacement of any of its board designees should a designee's service terminate prior to the end of the director's term, regardless of MDP's voting power at the time.

        We are required, to the extent permitted by applicable law, to take all necessary action to cause our board of directors and the nominating and corporate governance committee to include such designees in the slate of director nominees for election by our stockholders. The current designees are Matthew W. Raino, a Group II director, and Vahe A. Dombalagian, a Group III director. Pursuant to the director nomination agreement, we also agreed not to, without MDP's prior consent, take any action to (1) increase the size of our board of directors to more than nine; (2) declassify our board of directors; or (3) amend our bylaws to provide for a voting standard in the election of directors other than plurality voting.

        In connection with the IPO, we also entered into a chairman and consulting agreement with Mr. Sidhom that requires us to nominate Mr. Sidhom for election as a director at each stockholder meeting at which Group III directors are to be nominated until the earliest of the termination of the chairman and consulting agreement, the first time Mr. Sidhom no longer serves on our board of directors or whenever Mr. Sidhom, together with certain trusts with which he is affiliated, no longer hold at least 15% of the outstanding LLC interests. See "Certain Relationships and Related Party Transactions—Related Party Transaction—Director Nomination Agreement."

Board Committees

        We have established an audit committee, compensation committee, and nominating and corporate governance committee, each of which operates under a charter that has been approved by our board of directors. Copies of each charter are posted on the corporate governance section of our website at www.evopayments.com. Each committee has the composition and responsibilities described below. Our board of directors may establish other committees from time to time.

Audit Committee

        Our board of directors adopted a written charter for our audit committee that complies with the rules of Nasdaq. Our audit committee is comprised of Messrs. Chancy, Leeds, and Pope and Ms. Miller, with Mr. Leeds serving as the chairperson of the committee. Our audit committee assists our board of directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions, and is directly responsible for the approval of the services performed by our independent accountants and reviewing of their reports regarding our accounting practices and systems of internal accounting controls. Our audit committee also oversees the audit efforts of our independent accountants and takes actions as it deems necessary to satisfy itself that the accountants are independent of management. Our audit committee is also responsible for monitoring the integrity of our consolidated financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters.

        Our board of directors has determined that Messrs. Chancy, Leeds, and Pope and Ms. Miller satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act and Nasdaq listing standards. Our board of directors has determined that each of Messrs. Leeds, Chancy and Pope is an "audit committee financial expert" within the meaning of applicable SEC rules and that each member of our audit committee has the requisite financial expertise required under the applicable listing requirements of Nasdaq.

Compensation Committee

        Our compensation committee is comprised of Messrs. Dombalagian, Garabedian, and Pope, with Mr. Dombalagian serving as the chairperson of the committee. Our compensation committee assists our board of directors in meeting its responsibilities with regard to oversight and determination of executive compensation and assesses whether our compensation structure establishes appropriate incentives for officers and employees. Our compensation committee reviews and makes recommendations to our board of directors with respect to our major compensation plans, policies and programs. In addition, our compensation committee reviews and makes recommendations for approval by the independent members of our board of directors regarding the compensation for our executive officers, establishes and modifies the terms and conditions of employment of our executive officers and administers our stock option plans.

        Our board of directors has determined that each member of the compensation committee is independent as required by Nasdaq listing standards, and that Messrs. Garabedian and Pope are "non-employee directors" as defined in Rule 16b-3 promulgated under the Exchange Act.

Nominating and Corporate Governance Committee

        Our nominating and corporate governance committee is comprised of Mr. Dombalagian, Mr. Garabedian, Ms. Miller and Mr. Pope, with Mr. Pope serving as the chairperson of the committee. Our nominating and corporate governance committee is responsible for making recommendations to our board of directors regarding candidates for directorships and the size and composition of the board of directors. In addition, our nominating and corporate governance committee is responsible for overseeing our corporate governance guidelines, and reporting and making recommendations to the board of directors concerning corporate governance matters.

        Our board of directors has determined that each member of the nominating and corporate governance committee is independent as required by Nasdaq listing standards.

Board Leadership and Risk Oversight

        The board of directors currently separates the role of Chairman and Chief Executive Officer. Our board of directors believes that the current separation of Chairman and Chief Executive Officer allows the Chief Executive Officer to focus his time and energy on operating and managing the Company and leverage the experience and perspectives of the Chairman. Our nominating and corporate governance committee periodically assesses these roles and the board leadership structure to ensure the interests of the Company and its stockholders are best served.

        In addition, we have a lead independent director ("Lead Director") appointed annually by our independent directors. Vahe A. Dombalagian currently serves as Lead Director. As Lead Director, Mr. Dombalagian presides over periodic meetings of our independent directors, serves as a liaison between our Chairman and the independent directors, and performs such additional duties as our board of directors may otherwise determine and delegate. Our board of directors believes that its leadership structure is appropriate because it strikes an effective balance between strategic development and independent leadership and management oversight in the board process.

        Our board of directors is responsible for overseeing our risk management process. Our board of directors focuses on our general risk management strategy and the most significant risks facing us, including technology, information security, cybersecurity, disaster recovery and business continuity, and ensures that appropriate risk mitigation strategies are implemented by management. Our board of directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.

        Our board delegates to the audit committee oversight of our risk management process. Our other board committees also consider and address risk as they perform their respective committee responsibilities. All committees report to the full board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

        Our management is responsible for day-to-day risk management. This oversight includes identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.

Director Stock Ownership Requirements

        Our board of directors has implemented stock ownership guidelines for our directors to foster equity ownership and align the interests of our directors with our stockholders. Within five years of a director's initial election to the board, our outside directors are required to beneficially own securities with a value of at least 4 times their annual cash retainer (excluding committee and chairperson fees). Each of our directors was in compliance with the stock ownership guidelines as of the Record Date.

Diversity and Inclusion

        Our compensation committee oversees diversity and inclusion across our entire organization. Three areas guide our actions and drive progress: (1) leadership accountability; (2) employee awareness; and (3) focused talent acquisition processes. Every employee has access to resources like diversity and inclusion training and employee network groups. These groups raise awareness about important topics and help influence change.

        We will continue to measure our progress to ensure our initiatives and programs continue to support our diversity and inclusion goals.

Code of Conduct

        Our board of directors has adopted a code of conduct applicable to our executive officers, directors and all other employees. A copy of that code is available on our website at www.evopayments.com. Any amendments to the code, or any waivers of its requirements, will be disclosed on our website.

Corporate Governance Guidelines

        Our board of directors has adopted corporate governance guidelines that serve as a flexible framework within which our board of directors and its committees operate. These guidelines cover a number of areas, including the size and composition of the board, board membership criteria and director qualifications, director responsibilities, board agenda, roles of the chairman of the board and Chief Executive Officer, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines is available on our website at www.evopayments.com.

Board and Committee Meetings; Annual Meeting Attendance

        During the year ended December 31, 2019:

  •
  the board of directors held five meetings;

  •
  the audit committee held four meetings;

  •
  the nominating and corporate governance committee held three meetings; and

  •
  the compensation committee held three meetings.

        In the year ended December 31, 2019, all members of our board of directors attended 100% of the aggregate of: (i) the total number of meetings of the board of directors (held during the period for which he or she has been a director) and (ii) the number of meetings held by all committees of the board of directors (during the periods that he or she served on such committees).

        According to our Corporate Governance Guidelines, each director is expected to adequately prepare for and attend all meetings of the board of directors and all meetings of the committee(s) of which the director is a member (with the understanding that, on occasion, a director may be unable to attend a meeting) and to spend the time needed and meet as frequently as necessary to discharge his or her responsibilities. Absent unusual circumstances, each director is expected to attend the annual meeting of stockholders. All of our directors attended our 2019 annual meeting of stockholders.

Compensation Committee Interlocks and Insider Participation

        Messrs. Dombalagian, Garabedian, Pope and Raino were members of the compensation committee during fiscal year 2019. All members of the compensation committee were independent directors, and no member was an employee or former employee of the Company.

        None of our executive officers serves as a member of the board of directors or compensation committee of any entity, other than our company or our affiliates, that has one or more executive officers serving as a member of our board of directors or compensation committee.

Policy Regarding Director Nominations

        Our nominating and corporate governance committee utilizes a broad approach for identification of director nominees and may seek recommendations from our directors, officers or stockholders and/or engage a search firm. In evaluating and determining whether to ultimately recommend a person as a candidate for election as a director, the nominating and corporate governance committee evaluates all factors that it deems appropriate, including the number of current directors, as well as the qualifications set forth in our Corporate Governance Guidelines, including personal and professional ethics, integrity, high performance standards and history of achievements, and ability to provide wise and thoughtful counsel on a broad range of issues. It also takes into account specific characteristics and expertise that it believes will enhance the diversity of knowledge, expertise, background and personal characteristics of our board of directors.

        The nominating and corporate governance committee may engage a third party to conduct or assist with this evaluation. Ultimately, the nominating and corporate governance committee seeks to recommend to the board of directors those nominees whose specific qualities, experience and expertise will augment the current board of directors' composition and whose past experience evidences that they will: (i) dedicate sufficient time, energy and attention to ensure the diligent performance of board duties; (ii) comply with the duties and responsibilities set forth in our Corporate Governance Guidelines and in our bylaws; (iii) comply with all duties of care, loyalty and confidentiality applicable to them as directors of publicly traded corporations organized in Delaware; and (iv) adhere to our Code of Conduct.

        In its discretion, the nominating and corporate governance committee will also consider recommendations of qualified nominees by stockholders by evaluating the same factors as described above.

        In addition to the board process described above, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must meet certain deadlines established by our bylaws and provide certain information required by ourbylaws. For a description of the process for nominating directors in accordance with our bylaws, see "Additional Information."

Communication with the Board of Directors

        Anyone who would like to communicate with, or otherwise make his or her concerns known directly to the chairperson of any of the audit, nominating and corporate governance, and compensation committees, or to the independent directors as a group, may do so by addressing such communications or concerns to the Secretary of the Company, 10 Glenlake Parkway, South Tower, Suite 950, Atlanta, Georgia 30328, who will forward such communications to the appropriate party. Such communications may be made confidentially or anonymously. Advertisements, solicitations for business, requests for employment, requests for contributions, or other inappropriate material will not be forwarded to our directors.

Director Compensation

        Our non-employee director compensation plan is designed to attract, retain and compensate highly-qualified directors by providing them with competitive compensation and an equity interest in our Company to align their interests with those of our stockholders. In lieu of per-meeting fees, we pay our non-employee directors that are not affiliated with Blueapple or MDP annual cash and stock retainers. Other than Mr. Sidhom, we do not pay additional compensation to directors who are also our employees for their service as a director, nor do we provide compensation to directors affiliated with MDP. Our nominating and corporate governance committee periodically reviews our non-employee director compensation plan and makes recommendations as necessary to our full board of directors.

        During the year ended December 31, 2019, Mr. Sidhom received $250,000 for his service as Chairman of our board of directors. Each of our independent directors not affiliated with Blueapple or MDP, currently Ms. Miller and Messrs. Chancy, Garabedian, Leeds and Pope, receive an annual cash retainer fee of $100,000 (prorated for partial periods for new directors). In addition, independent directors (except for committee chairs) who serve on our audit committee, compensation committee and nominating and corporate governance committee are each entitled to annual committee fees of $12,500, $10,000 and $5,000, respectively. Chairpersons of the audit committee, compensation committee and nominating and corporate governance committee are each entitled to annual committee chair fees of $20,000 per year, $17,500 per year and $10,000 per year, respectively.

        On an annual basis, each of our independent directors not affiliated with Blueapple and MDP receive a grant of restricted stock units with a grant date value of $125,000, which cliff vest on the first anniversary of the date of grant. The number of restricted stock units granted is based on the closing sale price of our Class A common stock as reported by Nasdaq on the grant date. Ms. Miller received a grant of restricted stock units with a grant date value of $125,000 in connection with joining our board of directors in September 2019.

2019 Director Compensation Table

        The following table provides information regarding the compensation paid to each of our non-employee directors for the fiscal year ended December 31, 2019.

Name	Fees earned or paid in cash ($) (1)	Stock awards ($)(2)(3)	All other Compensation ($)(4)	Total ($)
David W. Leeds	123,750	125,000	—	248,750
John S. Garabedian	117,731	125,000	—	242,731
Laura M. Miller	31,628	125,000	—	156,628
Gregory S. Pope	132,046	125,000	—	257,046
Rafik R. Sidhom	250,000	—	42,281	292,281

(1)
Represents annual cash retainers, committee fees and chairmanship fees earned during 2019.

(2)
Represents the aggregate grant date fair value of each stock award computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718. For additional information, note 21 to our audited financial statements for the fiscal year ended December 31, 2019 included in our annual report on Form 10-K filed with the SEC.

(3)
As of December 31, 2019, each of Messrs. Leeds, Garabedian and Pope held 4,806 unvested restricted stock units, respectively and Ms. Miller held 4,386 unvested restricted stock units.

(4)
Represents Mr. Sidhom's participation in health and welfare programs that are available to substantially all full-time, salaried employees, including our 401(k) plan. In addition, Mr. Sidhom participated in a supplemental healthcare insurance plan paid for by the Company.

COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis (CD&A) focuses on the Company's 2019 compensation programs, actions and outputs relative to the Company's 2019 performance. These compensation decisions reflect the compensation committee's application of the Company's compensation philosophy, plan objectives and performance standards against financial and individual executive performance through the end of 2019. As of the date of this proxy statement, the Company has experienced significant stock price decline since the end of 2019, consistent with its peer companies and the broader market, due to macro-economic factors and global concerns about the COVID-19 outbreak. As described further in this CD&A, the Company's executive compensation programs strongly align realized compensation outcomes with the Company's financial and stock price performance and the effect of the foregoing COVID-19 impacts to the Company's compensation programs will be disclosed in next year's CD&A.

2019 Performance Highlights

        We experienced strong financial results across our markets during the year ended December 31, 2019. Highlights related to our performance are set forth on an adjusted basis (which includes certain adjustments reflected in the reconciliation tables set forth on Appendix A and includes normalizing for constant currency) and on a GAAP basis in the table below.

	Adjusted, Year Ended December 31,			GAAP, Year Ended December 31,
(in $ millions)	2019	2018	Change	2019	2018	Change
Revenue	$598.0	$551.3	8%	$485.8	$564.8	(14)%
Net (loss)	—	—		$(23.4)	$(98.9)	76%
EBITDA	$160.3	$145.0	11%	—	—
Margin	26.8%	26.3%	50bps	—	—

Named Executive Officer Compensation Design, Elements and Pay Mix

        This section provides an overview of our 2019 executive compensation program, including a narrative description of the material factors necessary to understand the information disclosed regarding the compensation of our named executive officers, or NEOs, in the summary compensation table below. For 2019, our NEOs were:

Name	Position
James G. Kelly	Chief Executive Officer
Thomas E. Panther	Executive Vice President and Chief Financial Officer
Brendan F. Tansill	President, the Americas
Darren Wilson	President, International
Michael L. Reidenbach	Executive Vice President and Chief Information Officer
Kevin M. Hodges	Executive Vice President, Former Chief Financial Officer and Treasurer (through November 18, 2019)

        Compensation of our NEOs is comprised of three key components: base salary, short-term cash incentive and long-term equity incentive.

        Below is the mix of total target compensation in 2019 for our Chief Executive Officer and the average of all other NEOs, with the exception of Kevin M. Hodges who ended his term as our Chief Financial Officer on November 18, 2019.

        Our compensation program is aligned with our short- and long-term performance and reflects best practices to ensure sound corporate governance. As illustrated above, the vast majority of our NEOs' compensation is subject to forfeiture ("at risk"). In addition, with the exception of base salary and restricted stock units, all compensation is performance-based. NEOs are also subject to stock ownership guidelines, and the securities they are required to hold under those guidelines will continue to fluctuate with our stock price.

What We Do	What We Don't Do
Strong emphasis on performance-based compensation, with a significant portion of NEO compensation tied to Company performance	No repricing without stockholder approval
Mix of short-term and long-term incentives	No excise or other tax gross ups on change in control payments
Board-approved annual revenue, EBITDA and other targets for short-term incentive payments generally, with rigorous individual financial and non-financial performance requirements	No incentives that encourage excessive risk-taking
Short-term incentive opportunity is conditioned upon 90% achievement of an annual company-wide financial performance target	No liberal share recycling or "net share counting" upon exercise of stock options
Double-trigger change-in-control severance benefits	No hedging, pledging or short sales of Company stock
Robust clawback policy for incentive compensation paid to our executive officers	No guaranteed incentive awards for executives
Benchmarking against a thoughtfully assembled and representative peer group	No "single-trigger" change in control acceleration of equity awards or severance payments
Condition severance payments upon a release of claims and compliance with restrictive covenants	No dividend equivalent rights on unvested restricted stock units or options
Compensation decisions for NEOs made by an independent compensation committee advised by independent compensation consultant
Meaningful stock ownership requirements for executives
Annual say-on-pay vote beginning in 2020

Compensation Philosophy

        Our compensation philosophy is based on the principle of pay-for-performance, with the actual compensation received by any NEO varying based on our performance. The compensation committee is comprised solely of independent directors and is responsible for determining the compensation for each of our NEOs and administering our equity compensation plans and awards. The compensation committee reviews our executive compensation program annually to ensure that we have a competitive, market-based program designed to drive our performance for the benefit of all our stockholders. Our compensation program is intended to:

  •
  support the achievement of our financial and business objectives;

  •
  align short-term and long-term incentives with our strategy and objectives;

  •
  attract and retain highly qualified executives who can lead our complex, expanding global business;

  •
  deliver an externally competitive and transparent total compensation structure;

  •
  create an environment where performance is rewarded; and

  •
  align the interests of our NEOs with our stockholders.

In order to achieve these results, our compensation committee believes our program must:

  •
  provide our NEOs with total compensation opportunities at levels that are competitive for comparable positions in a highly competitive industry;

  •
  provide variable, at-risk incentive award opportunities that are payable only if specific goals are achieved;

  •
  provide significant upside opportunities for outstanding performance;

  •
  align the interests of our NEOs with those of our stockholders by making stock-based incentives a core element of our executive compensation program; and

  •
  protect our competitive position by prohibiting our NEOs from competing with us for a period of time following termination of employment.

The NEO compensation program is designed considering the following factors:

  •
  market data provided by our independent compensation consultant to ensure we offer competitive compensation to our NEOs based on experience level, individual skills, criticality of the role, individual performance and other factors;

  •
  opportunities to award NEOs if performance significantly exceeds our established financial objectives; and

  •
  alignment with stockholders by ensuring that a core part of NEO compensation is stock based, including a significant portion of stock options.

        Our compensation committee also considers and assesses potential risk and risk mitigation factors in all our compensation programs. For 2019, our compensation committee concluded that our compensation practices are balanced, do not encourage excessive risk taking by our NEOs or other employees, and are not reasonably likely to have a material adverse effect on us.

Role of the Independent Compensation Consultant

        The compensation committee retained Meridian Compensation Partners LLC, which we refer to as Meridian, as its independent compensation consultant. The compensation committee assessed the independence of Meridian and whether its work raised any conflict of interest, taking into consideration the independence factors set forth in applicable SEC and Nasdaq rules, and determined that Meridian is independent. Meridian took guidance from and reported directly to the compensation committee. Meridian advised the compensation committee on current and future trends and issues in executive compensation and on the competitiveness of the compensation structure and levels of our NEOs during 2019. At the request of the compensation committee, Meridian performed the following services, among others, to inform the compensation committee's decisions regarding executive compensation for 2019:

  •
  Developed a peer group to provide context for the range of appropriate compensation for NEOs and compensation program designs;

  •
  Conducted a market review and analysis for our NEOs to determine whether their targeted total direct compensation opportunities were competitive with positions of a similar scope in similarly sized companies in similar industries;

  •
  Conducted a review of the EVO Payments, Inc. 2018 Omnibus Incentive Stock Plan, compensation committee charter, non-employee director compensation, and our equity plan and practices under the Institutional Shareholder Services, or ISS, Equity Plan Scorecard model;

  •
  Assisted in the development of incentive design;

  •
  Kept the committee aware of executive and director compensation trends and developments; and

  •
  Attended compensation committee meetings, as requested, to discuss these items.

        All services performed for us by Meridian during 2019 were related to executive and non-employee director compensation.

Market Data

        The compensation committee considers the compensation programs and practices and resulting NEO compensation opportunities and levels of selected other companies to assist it in setting our NEOs' compensation to ensure that it remains competitive. For 2019, Meridian reviewed and refreshed our peer group, which is used to benchmark executive pay levels and to provide incentive design considerations. The companies in the peer group were chosen because (i) each company in the peer group is in the transaction or data processing business; (ii) each company in the peer group is publicly traded; (iii) at the time the peer group was constructed, our revenues were near the median of the group as a whole; and (iv) we compete for talent with many of these companies.

        For 2019, our peer group included the following companies:

Paychex, Inc.	Zendesk, Inc.
Euronet Worldwide, Inc.	Aspen Technology, Inc.
FleetCor Technologies, Inc.	Ebix, Inc.
WEX, Inc.	MicroStrategy Incorporated
Jack Henry & Associates, Inc.	EVERTEC, Inc.
MoneyGram International, Inc.	Bottomline Technologies (de), Inc.
Black Knight, Inc.	Progress Software Corporation
Fair Isaac Corporation	QAD, Inc.
Steel Connect, Inc.	Information Services Group, Inc.
Global Payments Inc.(1)

(1)
Global Payments Inc. has merged with TSYS and has been removed from the peer group for 2020.

        In connection with the compensation committee setting NEO compensation for 2019, Meridian collected and analyzed comprehensive market data concerning our peer group for the compensation committee. Meridian presented market figures representing competitive ranges for base salary, target short-term incentive opportunity and long-term incentive opportunity to assist the committee in determining how to position compensation.

Role of Named Executive Officers

        In 2019, our Chief Executive Officer developed compensation recommendations for each of the NEOs other than himself based on our performance relative to the financial and non-financial objectives established for each NEO and approved by the compensation committee, the market data supplied by Meridian, and the individual performance and contribution of each NEO. The compensation committee considered the Chief Executive Officer's recommendations, in conjunction with the counsel of Meridian and relevant market data, including the median level of compensation for each NEO within our peer group, in determining the compensation elements for each NEO. However, the compensation committee did not target any element of compensation at a particular percentile or range based on the peer group data. Rather, the compensation committee used this information as one factor in its decision-making process and considered other elements, such as the experience, skill set, criticality and contributions of each NEO in determining actual compensation levels for such NEO. The compensation committee determined all aspects of Mr. Kelly's compensation as Chief Executive Officer in consultation with Meridian. Mr. Kelly did not participate in the compensation committee's determination of his compensation.

Say-on-Pay Vote and Compensation Actions Taken

        This year's annual meeting of stockholders will be the first opportunity for stockholders to provide formal feedback on the compensation of our NEOs following our initial public offering in May 2018. Except as noted, we have retained the overall structure and design of our executive compensation program since our initial public offering. The compensation committee will continue to monitor best practices, future advisory votes on executive compensation and other shareholder feedback to guide it in evaluating our NEO compensation program. The compensation committee invites our stockholders to communicate any concerns or opinions on executive pay directly to our board of directors. Please refer to "Directors, Executive Officers and Corporate Governance—Communication with the Board of Directors" for information about communicating with the board of directors.

Elements of our 2019 Compensation Program

        The following executive pay was set by the compensation committee for 2019:

Name	Base Salary	% of Total	Target Short-Term Cash Incentive	% of Total	Long-Term Equity Incentive(1)	% of Total	Total
James G. Kelly	700,000	10%	1,050,000	16%	5,000,000	74%	6,750,000
Thomas E. Panther(2)	375,000	17%	N/A	N/A	1,500,000	70%	1,875,000
Brendan F. Tansill	400,000	19%	300,000	14%	1,400,000	67%	2,100,000
Darren Wilson	400,000	19%	300,000	14%	1,400,000	67%	2,100,000
Michael L. Reidenbach	395,000	20%	296,250	15%	1,300,000	65%	1,991,250
Kevin M. Hodges(3)	350,000	22%	262,500	16%	1,000,000	62%	1,612,500

(1)
Includes restricted stock unit and stock option awards valued at grant date fair value in accordance with FASB ASC Topic 718.

(2)
Mr. Panther joined the Company in November 2019 and was therefore not eligible for a short-term incentive payment in 2019. Mr. Panther received a sign-on equity grant in connection with his appointment as Chief Financial Officer of the Company.

(3)
Mr. Hodges ended his term as our Chief Financial Officer on November 18, 2019.

        Our annual compensation program also includes other benefits, such as limited perquisites and tax gross ups with respect to the self-employment taxes that our NEOs, other than Messrs. Panther and Wilson, were obligated to pay as a result of their status as partners in a partnership (rather than as employees of a corporation) for federal and state income tax purposes.

Base Salary

        Base salaries are established to provide compensation consistent with the market place to attract and retain exceptional NEOs. Base salary represented 10% of our Chief Executive Officer's total compensation target and 19% of the total compensation target for our other NEOs (on an average basis). It is the one component of compensation that does not fluctuate with either our performance or the value of our stock. Generally, this component of compensation is evaluated annually by the compensation committee considering, among other factors, our contractual obligations under each NEO's employment agreement, the competitiveness of each NEO's pay opportunity based on market data, the responsibilities, experience, complexity and criticality of each NEO's contributions to our financial and operational success, the totality of the NEO's individual performance and, for NEO's other than our Chief Executive Officer, Mr. Kelly's assessment of such NEO's individual performance. After an evaluation by the compensation committee of the factors described above, no NEOs received increases in their base salary for 2019 as compared to 2018, except for Mr. Hodges whose base salary was increased 11% to better align his cash compensation with the market data provided by Meridian for his role among our peer group.

Name	Base Salary 2019 ($)	Base Salary 2018 ($)	% Change
James G. Kelly	700,000	700,000	0%
Thomas E. Panther	375,000	—	—
Brendan F. Tansill	400,000	400,000	0%
Darren Wilson	400,000	400,000	0%
Michael L. Reidenbach	395,000	395,000	0%
Kevin M. Hodges	350,000	315,000	11%

        In addition, Messrs. Kelly, Hodges, Tansill and Reidenbach, as well as certain of our executive officers, are treated as partners of a partnership (rather than employees of a corporation) for tax purposes. To equalize the tax payments effect for these executives, in 2019 we paid Messrs. Kelly, Hodges, Tansill and Reidenbach a tax gross up equal to the self-employment taxes that these executives were obligated to pay as a result of their status as partners in a partnership (rather than as employees of a corporation) for federal and state income tax purposes. The tax gross ups were determined by us in a manner consistent with similar tax gross up payments made to our other senior executives, as applicable, and were paid in accordance with our general payroll practices in effect from time to time. For additional information, see "Compensation of Named Executive Officers—Summary Compensation Table."

Short-Term Incentive Plan

        Under our annual performance-based short-term incentive plan, we provide our NEOs with the opportunity to receive a variable, at-risk cash payment designed to motivate and reward them to achieve a set of defined business goals and objectives established by the compensation committee. Short-term incentive payments are based on the attainment of company-wide and individualized financial objectives as well as individualized non-financial objectives. Achievement of company-wide financial objectives can scale the short-term incentive payment for each NEO between 50% and 140% of target short-term incentive opportunity depending on the level of achievement as discussed below. Achievement of company-wide and individualized financial objectives as well as individualized non-financial objectives at target levels are required for an NEO to receive a payment at target. Attainment of individual financial performance goals accounts for 80% of the potential payouts under the short-term incentive plan, and attainment of individual non-financial performance goals accounts for the remaining 20% of the potential payouts under the short-term incentive plan. As described below, the financial objectives for the 2019 short-term incentive plan were set based on the adjusted

EBITDA, adjusted revenue, capital expenditures and adjusted EBITDA margin targets approved by the board of directors as part of our 2019 Annual Operating Plan.

        For purposes of our 2019 short-term incentive plan, adjusted EBITDA and adjusted revenue are defined in a manner consistent with the description contained in Appendix A to this proxy statement, with adjusted EBITDA and adjusted revenue being further adjusted to exclude one-time, non-budgeted items and to reflect actual 2019 foreign exchange impact.

  Target Short-Term Incentive Opportunity

        For 2019, after review of the market data, the compensation committee approved the following target short-term incentive opportunity for each NEO, expressed as a percentage of base salary:

Name	Target Short- Term Incentive Opportunity ($)	% of Base Salary
James G. Kelly	1,050,000	150%
Thomas E. Panther(1)	N/A	N/A
Brendan F. Tansill	300,000	75%
Darren Wilson	300,000	75%
Michael L. Reidenbach	296,250	75%
Kevin M. Hodges	262,500	75%

(1)
Mr. Panther joined the Company in November 2019 and was therefore not eligible for a short-term incentive payment in 2019. Mr. Panther's target short-term incentive opportunity is 75% of his base salary.

        In determining the target 2019 short-term incentive opportunity for each NEO, the compensation committee considered our obligations under each NEO's employment agreements and market data for target short-term incentive opportunity and target total cash compensation opportunity for comparable positions within our peer group. After an evaluation of these factors, no NEO received an increase in his target short-term incentive opportunity for 2019 as compared to 2018, except for Mr. Hodges whose target short-term incentive opportunity was increased from 50% of his base salary to 75% of his base salary to better align his short-term incentive compensation with the market data provided by Meridian for his role among our peer group.

  Company-Wide Financial Performance Objectives

        The compensation committee reviewed our adjusted EBITDA, adjusted revenue, capital expenditures and adjusted EBITDA margin targets approved by the board of directors as part of our 2019 Annual Operating Plan when establishing the company-wide financial performance objectives for the 2019 short-term incentive plan. Based on our results, in order to qualify for any payout under the 2019 short-term incentive plan, our adjusted EBITDA was required to be at least $144.6 million, or 90% of the amount approved by the board of directors as part of our 2019 Annual Operating Plan, at which point any payouts to our NEOs under the short-term incentive plan are multiplied by a company-wide performance adjustment of 50%. For achievement of adjusted EBITDA between 90% and 100%, the company-wide performance adjustment is determined by linear interpolation. As a result, adjusted EBITDA of $160.7 million, or 100% of the amount approved by the board of directors as part of our 2019 Annual Operating Plan, would result in a company-wide performance adjustment of 100%. In the event adjusted EBITDA is achieved at 110% or greater of the amount approved under the Company's 2019 Annual Operating Plan, the company-wide adjustment is capped at 140%.

        For 2019, we achieved approximately 98% of our adjusted EBITDA target, resulting in a company-wide performance adjustment to the short-term incentive payments of 90%. The following table sets forth the effect of the company-wide performance adjustment on the target short-term incentive opportunity for each of our NEOs.

	Target Short-Term Incentive Opportunity After Company-Wide Performance Adjustment
Name	($)	(% of Base Salary)
James G. Kelly	945,000	135%
Brendan F. Tansill	270,000	67.5%
Darren Wilson	270,000	67.5%
Michael L. Reidenbach	266,625	67.5%
Kevin M. Hodges	236,250	67.5%

Individual Performance Objectives

        Financial Performance Objectives.    Attainment of individual financial performance objectives accounts for 80% of the potential payouts under the short-term incentive plan. For 2019, the financial objectives for the short-term incentive plan were set based on the adjusted EBITDA, adjusted revenue, capital expenditures and adjusted EBITDA margin targets approved by the board of directors as part of our 2019 Annual Operating Plan. Attainment of capital expenditure objectives is based on the percentage spend compared to our 2019 Annual Operating Plan, with 100% reflecting a capital expenditure spend at or below budget.

        The following table shows the range of goals for the performance measures for 2019, our actual performance results for such period and the resulting payouts. The overall achievement of financial performance objectives accounts for 80% of the payout for each NEO under the 2019 short-term incentive plan.

Financial Objectives (in $ millions)	Adjusted EBITDA(1)	Adjusted Revenue(1)	Capital Expenditures	Adjusted EBITDA Margin
Weighting among financial objectives:	40%	20%	20%	20%
Company-Wide(2)
Target (2019 Annual Operating Budget):	$160.74	$614.23	$39.05	26.17%
Actual 2019 Performance:	$157.34	$595.44	$36.81	26.42%
% Achieved:	97.88%	96.94%	100.00%(3)	100.00%(3)
Overall achievement for financial objectives:	98.54%
Americas—Regional(4)
Target (2019 Annual Operating Budget):	$116.63	$347.33	$15.00	33.58%
Actual 2019 Performance:	$117.23	$340.77	$19.97	34.40%
% Achieved:	100.00%(3)	98.11%	75.10%	100.00%(3)
Overall achievement for financial objectives:	94.64%
Europe—Regional(5)
Target (2019 Annual Operating Budget):	$72.71	$266.90	$24.05	27.24%
Actual 2019 Performance:	$64.53	$254.66	$16.84	25.34%
% Achieved:	88.74%	95.41%	100.0%(2)	93.02%
Overall achievement for financial objectives:	93.16%

(1)
Adjusted EBITDA and adjusted revenue are defined in a manner consistent with the description contained in Appendix A to this proxy statement, with adjusted EBITDA and adjusted revenue being further adjusted to exclude one-time, non-budgeted items and to reflect actual 2019 foreign exchange impact.

(2)
Company-wide performance metrics were applicable to short-term incentive payments for each of Messrs. Hodges, Kelly and Reidenbach.

(3)
After applying a discretionary cap of 100% performance.

(4)
Americas—Regional performance metrics were applicable to short-term incentive payments for Mr. Tansill.

(5)
Europe—Regional performance metrics were applicable to short-term incentive payments for Mr. Wilson.

        Applicable overall individual financial performance objective percentages are applied to the 80% portion of each NEO's target bonus opportunity that is tied to achievement of financial performance objectives. The following table provides an overview of the calculation of the financial component with respect to the individual financial performance objectives under our 2019 short-term incentive plan.

Name	Individual Financial Performance Objective Achievement (%)	Financial Component ($)
James G. Kelly	98.54%	744,962
Brendan F. Tansill	94.64%	204,422
Darren Wilson	93.16%	201,226
Michael L. Reidenbach	98.54%	210,186
Kevin M. Hodges	98.54%	186,241

        Non-Financial Performance Objectives.    Attainment of individual non-financial performance objectives accounts for the remaining 20% of the potential payouts under the short-term incentive plan. These objectives are set in advance in connection with the Company's formal performance review process and are evaluated by the compensation committee. Typically, these are individual performance goals relating to leadership and strategic initiatives, professional development, cost reductions, and employee engagement, among other objectives. Each NEO was assessed an individual non-financial performance objective percentage ranging from 0% to 20%. The following table sets forth the individual non-financial performance objective percentage for each of our NEOs and the calculation of the non-financial performance component of their target opportunity.

Name	Individual Non-Financial Performance Objective Percentage (%)	Non-Financial Component ($)
James G. Kelly	16.5%	155,925
Brendan F. Tansill	17.0%	45,900
Darren Wilson	17.5%	47,250
Michael L. Reidenbach	16.5%	43,993
Kevin M. Hodges	16.0%	37,800

  Adjustment to Short-Term Incentive Payments for Negative Discretion

        The compensation committee reserves the discretion to adjust short-term incentive payments up or down depending on individual or company-wide performance. For all NEOs other than the CEO, this decision is based on the input of the CEO, and, for the CEO, this is based solely on the compensation committee's evaluation of the CEO. Based on our overall financial performance for 2019, the compensation committee elected to exercise its discretion to reduce the short-term incentive payments for each NEO as shown below. This adjustment was calculated as a reduction by a percentage of base salary in the short-term incentive payment each NEO would otherwise be entitled to receive as part of the program.

  Aggregate Payouts under Short-Term Incentive Plan

        After application of the analysis above, the compensation committee calculated total short-term incentive payments for each NEO as summarized below.

	Short-Term Incentive Opportunity After Company-Wide Performance Adjustment
					Negative Discretionary Adjustment		Total Short-Term Incentive Payment
			Individual Financial Performance Objective Component ($)	Individual Non-Financial Performance Objective Component ($)
Name	($)	(% of Base Salary)			($)	(% of Base Salary)	($)	(% of Base Salary)
James G. Kelly	945,000	135.0%	744,962	155,925	(113,387)	(16.2)%	787,500	112.5%
Brendan F. Tansill	270,000	67.5%	204,422	45,900	(10,322)	(2.6)%	240,000	60.0%
Darren Wilson	270,000	67.5%	201,226	47,250	(8,476)	(2.1)%	240,000	60.0%
Michael L. Reidenbach	266,625	67.5%	210,186	43,993	(17,179)	(4.3)%	237,000	60.0%
Kevin M. Hodges	236,250	67.5%	186,241	37,800	(916)	(0.3)%	223,125	63.8%

Long-Term Incentive Plan

        Each year, we grant equity awards as part of our long-term incentive plan to our executive officers and other key employees pursuant to the EVO Payments, Inc. 2018 Omnibus Equity Incentive Plan, or the 2018 Plan. The long-term incentive plan is designed to accomplish three primary goals: (i) align NEO incentives with stockholders and create a culture of ownership that incentivizes outstanding performance; (ii) retain NEOs and establish a plan to attract outstanding executive talent; and (iii) reward executives if our performance and stock value increase over the vesting period.

        In determining the long-term incentive awards for each NEO, the compensation committee considered the market data for long-term incentive awards and target total direct compensation opportunities for comparable positions within our peer group, and the compensation committee's general assessment of the Chief Executive Officer and the Chief Executive Officer's assessment and recommendations with respect to the other NEOs. The compensation committee makes each assessment taking into consideration the quality and effectiveness of each NEO's leadership, criticality to our operations, experience and contribution to our overall performance.

        In March 2019, the compensation committee granted long-term incentive awards to our NEOs, other than Mr. Panther, in the form of restricted stock units and options to purchase shares of Class A common stock. The compensation committee made a separate grant of restricted stock units and options to purchase shares of Class A common stock to Mr. Panther when he joined us as Chief Financial Officer in November 2019. Each of these grants was comprised of 50% restricted stock units and 50% options to balance retention, alignment with shareholders, and performance focus. The restricted stock units and options each vest ratably on an annual basis over four years from the date of grant, and the options expire ten years from the date of grant. In determining the appropriate mix of equity awards and vesting schedule for the long-term incentive awards, the compensation committee took into account competitive market practices of peer group companies, its strategy to use a combination of restricted stock units and options to provide both an incentive and retentive effects, and the use of various forms of equity awards to mitigate compensation and other risks associated with any single form of equity award.

        The value of each long-term incentive award fluctuates as our share price changes and, together with the vesting schedule imposed by the compensation committee, aligns the interests of our NEOs with those of our stockholders.

        The table below shows the grant date fair value of the 2019 long-term incentive awards and the number of restricted stock units and options to purchase shares of Class A common stock issued to each NEO. No other equity incentive awards were issued to our NEOs as compensation in 2019.

Name	RSU Value ($)	RSUs Granted	Stock Options Value ($)	Stock Options Granted
James G. Kelly	2,500,003	96,117	2,500,004	265,646
Thomas E. Panther	750,009	27,493	750,001	79,778
Brendan F. Tansill	700,007	26,913	700,002	74,381
Darren Wilson	700,007	26,913	700,002	74,381
Michael L. Reidenbach	649,990	24,990	650,001	69,068
Kevin M. Hodges	499,990	19,223	499,999	53,129

Benefits and Perquisites

        We offer health and welfare benefits and life insurance to our named executive officers on the same basis that these benefits are offered to our other eligible employees. We also offer a 401(k) plan to our eligible U.S. employees and a pension scheme for employees based in the United Kingdom. Our NEOs participate in our 401(k) plan or pension scheme, as applicable, on the same basis as our other eligible employees. During 2019, Mr. Wilson was not eligible to participate in the pension scheme and instead received an additional cash payment in lieu of pension contribution.

        We provide limited perquisites to our NEOs. These items can create taxable income to the executive, which we do not gross up. For additional information, see "Compensation of Named Executive Officers—Summary Compensation Table."

Employment Agreements

        We are party to an employment agreement with each of our NEOs. These employment agreements provide benefits that, we believe, are necessary in order to attract and retain highly-qualified executives. Each NEO has agreed not to disclose confidential information or compete with us, and not to solicit our customers or recruit our employees, for a period negotiated with each NEO ranging from six to thirty-six months following the termination of his employment. In exchange, we offer certain limited income and benefit protections to the NEO. In addition, under these employment agreements, to the extent applicable, each NEO is entitled to a tax gross up equal to the self-employment taxes that the NEO would be obligated to pay as a result of his status as a partner in a partnership (rather than as an employee of a corporation) for federal and state income tax purposes. The tax gross ups were determined by us in a manner consistent with similar tax gross up payments made to our other senior executives, as applicable, and were paid in accordance with our general payroll practices in effect from time to time.

        None of the employment agreements with our NEOs provide for enhanced severance in the event of a change in control or any gross up for excise taxes under Section 280G of the Internal Revenue Code of 1986, as amended.

        For additional information concerning the terms of the employment agreements with each of our NEOs, see "Compensation of Named Executive Officers—Employment Agreements with Our Named Executive Officers."

Policies and Guidelines

Policy Regarding Timing of Equity Grants

        Our compensation committee, in its discretion, typically makes the annual grant to all eligible employees shortly after the public disclosure of either the Company's fourth quarter earnings release or the filing of the Company's annual report, based upon the closing price of our common stock on the grant date. From time to time, our compensation committee may approve supplemental or other non-recurring grants outside of our annual compensation program.

Anti-Hedging Policy

        Our insider trading policy generally prohibits directors and employees both purchasing or selling our Company's securities while in the possession of material non-public information or from engaging in any transaction in which they profit from short-term fluctuations or declines in the value of our common stock, including short-sales, derivative contracts and pledge arrangements, subject to customary exceptions set forth in such policy.

Stock Ownership Requirements

        Our board of directors has implemented stock ownership guidelines for our directors and executive officers to foster equity ownership and align the interests of our directors and executive officers with our stockholders. Within five years of appointment to his or her position, each outside director or executive officer must hold securities in compliance with the threshold specified in the Company's policy. Specifically, our Chief Executive Officer is required to beneficially own securities having a value of at least 5 times his base salary, all other executive officers are required to beneficially own securities having a value of at least 2 times their base salary, and our outside directors are required to beneficially own securities having a value of at least 4 times their annual cash retainer (excluding committee and chairperson fees). Each of our executive officers and directors was in compliance with the stock ownership guidelines as of the Record Date.

Clawback Policy

        The board of directors has adopted a clawback policy, pursuant to which we may recoup all or any portion of the value of any incentive compensation provided to any current or former executive officer (or, in some cases, certain other employees) in the event that our financial statements are restated due to material noncompliance with any financial reporting requirement under the securities laws. The clawback policy expressly applies to all incentive compensation awards made after May 25, 2018, including any bonus or short-term or long-term incentive awards, in each case where the bonuses or awards are based in whole or in part on the achievement of financial results.

Tax Considerations

        Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to any one of our NEOs. Prior to enactment of the Tax Cuts and Jobs Act of 2017 (the "Jobs Act"), qualifying "performance-based" compensation was not subject to the deduction limit if certain requirements were met.

        However, the exemption from Section 162(m)'s deduction limit for performance-based compensation was repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our NEOs in excess of $1 million will not be deductible. The Jobs Act provides for transition relief applicable to certain arrangements in place as of November 2, 2017. The scope of the transition relief under the legislation repealing Section 162(m)'s exemption from the deduction limit is uncertain, so there can be no assurance that any compensation awarded will be fully deductible under all circumstances. Additionally, to maintain flexibility in compensating our NEOs, the compensation committee reserves the right to use its judgment to authorize compensation payments that may be subject to the deduction limit when the compensation committee believes that such payments are appropriate.

REPORT OF COMPENSATION COMMITTEE MEMBERS

        The members of the compensation committee have reviewed and discussed the foregoing section entitled "Compensation Discussion and Analysis" with management. Based on such review and discussion, the compensation committee members recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement, which is to be incorporated by reference into the Company's Annual Report on Form 10-K for 2019.

COMPENSATION COMMITTEE

Vahe A. Dombalagian (Chair)
John S. Garabedian
Gregory S. Pope

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation Table

        The following table sets forth information regarding compensation earned by our named executive officers during fiscal 2019, 2018 and 2017.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)(1)	Non-equity Incentive Plan compensation ($)(2)	All other compensation ($)(3)	Total ($)
James G. Kelly	2019	700,000	—	5,000,007	787,500	75,785	6,563,292
Chief Executive Officer	2018	691,654	—	3,816,011	982,800	52,010	5,542,475
	2017	667,698	—	—	686,601	37,497	1,391,796
Thomas E. Panther	2019	36,058	—	1,500,010	—	2,812	1,538,880
Chief Financial Officer
Brendan F. Tansill	2019	400,000	—	1,400,009	240,000	76,959	2,116,968
President—North America	2018	398,654	—	1,436,609	280,800	61,814	2,177,877
	2017	388,185	—	—	204,307	29,835	622,327
Darren Wilson(4)	2019	382,996	—	1,400,009	240,000	28,263	2,051,268
President—International	2018	387,000	—	1,885,558	271,674	28,308	2,572,540
	2017	378,438	—	—	193,245	28,404	600,087
Michael L. Reidenbach	2019	395,000	—	1,299,991	237,000	57,781	1,989,772
Executive Vice President, Chief Information Officer
Kevin M. Hodges	2019	345,962	—	999,989	223,125	69,126	1,638,202
Former Chief Financial Officer

(1)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For additional information about this value and these awards, see "Compensation Discussion and Analysis—Elements of Our 2019 Compensation Program—Long-Term Incentive Plan" and note 21 to our audited financial statements for the fiscal year ended December 31, 2019 included in our annual report on Form 10-K filed with the SEC.

(2)
Represents amounts earned under the 2019 short-term incentive plan. For additional information, see "Compensation Discussion and Analysis—Elements of Our 2019 Compensation Program—Short-Term Incentive Plan."

(3)
Amounts in this column for 2019 are detailed in the table below:

Name	Tax gross up ($)(a)	401(k) Match/ pension ($)(b)(c)	Life insurance ($)	Disability insurance ($)	Medical ($)(c)	Financial planning services ($)	Total all other compensation ($)
James G. Kelly	18,390	9,148	186	6,610	29,092	12,359	75,785
Thomas E. Panther	—	—	16	95	2,701	—	2,812
Brendan F. Tansill	14,040	9,148	186	4,083	32,563	16,939	76,959
Darren Wilson	—	19,150	1,357	5,526	2,230	—	28,263
Michael L. Reidenbach	13,967	9,148	186	6,610	17,670	10,200	57,781
Kevin M. Hodges	13,256	6,838	186	3,698	32,885	12,263	69,126

(a)
Additional amount equal to the self-employment taxes that Messrs. Kelly, Hodges, Tansill and Reidenbach were obligated to pay as a result of their status as partners in a partnership (rather than as employees of a corporation) for federal income tax purposes.

(b)
Matching 401(k) contribution for Messrs. Kelly, Hodges, Tansill and Reidenbach; cash payment in lieu of pension contribution for Mr. Wilson. Mr. Panther was not eligible for matching 401(k) contributions in 2019.

(c)
Our named executive officers are eligible to participate in other health and welfare programs that are available to substantially all full-time, salaried employees, including our 401(k) plan. In addition,

  Messrs. Kelly, Panther, Hodges, Tansill and Reidenbach participated in a supplemental healthcare insurance plan paid for by the Company.

(4)
Mr. Wilson's 2019 base salary and all other compensation were paid in British pounds sterling and converted to U.S. dollars using an exchange rate of $1.276 to £1.00.

Grants of Plan-Based Awards in 2019

        The following table provides information concerning grants of plan-based awards during 2019 to the NEOs.

						All other Option Awards: Number of Securities Underlying Options(3) (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
					All other Stock Awards: Number of Shares of Stock or Units(2) (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
James G. Kelly
Cash	3/15/2019	525,000	1,050,000	1,386,000
RSUs	3/14/2019				96,117			2,500,003
Options	3/14/2019					265,646	$26.01	2,500,004
Thomas E. Panther
RSUs	11/18/2019				27,493			750,009
Options	11/18/2019					79,778	$27.28	750,001
Brendan F. Tansill
Cash	3/15/2019	150,000	300,000	396,000
RSUs	3/14/2019				26,913			700,007
Options	3/14/2019					74,381	$26.01	700,002
Darren Wilson
Cash	3/15/2019	150,000	300,000	396,000
RSUs	3/14/2019				26,913			700,007
Options	3/14/2019					74,381	$26.01	700,002
Michael L. Reidenbach
Cash	3/15/2019	148,1250	296,250	391,050
RSUs	3/14/2019				24,990			649,990
Options	3/14/2019					69,068	$26.01	650,001
Kevin M. Hodges
Cash	3/15/2019	131,250	262,500	346,500
RSUs	3/14/2019				19,223			499,990
Options	3/14/2019					53,129	$26.01	499,999

(1)
Reflects the threshold, target and maximum annual cash incentive opportunities under our 2019 short-term incentive plan. At the time of the filing of this proxy statement, the actual results of our short-term incentive plan were finalized, and our NEOs received the amounts set forth in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

(2)
Reflects the number of restricted stock units granted. These restricted stock units will vest in equal installments on each of the first four anniversaries of the grant date.

(3)
Reflects the number of stock options granted. These options will vest in equal installments on each of the first four anniversaries of the grant date.

(4)
Reflects the aggregate grant date fair value of equity awards, calculated in accordance with FASB ASC Topic 718, excluding the estimated effect of forfeitures.

Outstanding Equity Awards at Fiscal 2019 Year End

        The following table provides information about the outstanding equity awards held by our NEOs as of December 31, 2019.

		Option Awards
				Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)			Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (1) ($)(1)
James G. Kelly	3/14/2019	—	265,646(2)		$26.01	3/14/2029	3/14/2019	96,117(2)	2,538,450
	5/22/2018	103,360	310,081(3)		$16.00	5/22/2028	5/22/2018	71,550(3)	1,889,636
Thomas E. Panther	11/18/2019	—	79,778(4)		$27.28	11/18/2029	11/18/2019	27,493(4)	726,090
Brendan F. Tansill	3/14/2019	—	74,381(2)		$26.01	3/14/2029	3/14/2019	26,913(2)	710,772
	5/22/2018	38,912	116,736(3)		$16.00	5/22/2028	5/22/2018	26,937(3)	711,406
Darren Wilson	3/14/2019	—	74,381(2)		$26.01	3/14/2029	3/14/2019	26,913(2)	710,772
	5/22/2018	51,072	153,216(3)		$16.00	5/22/2028	5/22/2018	35,355(3)	933,726
Michael L. Reidenbach	3/14/2019	—	69,068(2)		$26.01	3/14/2029	3/14/2019	24,990(2)	659,986
	5/22/2018	31,616	94,848(3)		$16.00	5/22/2028	5/22/2018	21,886(3)	578,009
Kevin M. Hodges	3/14/2019	—	53,129(2)		$26.01	3/14/2029	3/14/2019	19,223(2)	507,679
	5/22/2018	29,184	87,552(3)		$16.00	5/22/2028	5/22/2018	20,203(3)	533,561

(1)
Based on the closing market price of our Class A common stock on December 31, 2019 of $26.41, as reported on the Nasdaq.

(2)
The award will vest in four substantially equal installments on March 14, 2020, 2021, 2022 and 2023.

(3)
The award will vest in three substantially equal installments on May 22, 2020, 2021 and 2022.

(4)
The award will vest in four substantially equal installments on November 18, 2020, 2021, 2022 and 2023.

Employment Agreements with Our Named Executive Officers

        We originally entered into written employment agreements with each of Messrs. Kelly, Hodges, Reidenbach and Tansill in 2012 and with Mr. Wilson in 2015. Effective as of April 1, 2018, Mr. Kelly, Mr. Reidenbach and Mr. Tansill's employment agreements were amended and restated, and we entered into an amendment to Mr. Wilson's employment agreement. We entered into a written employment agreement with Mr. Panther in November 2019. These employment agreements and any amendments thereto were negotiated on an arms-length basis. The employment agreements are described below.

Mr. Kelly's Employment Agreement

        Mr. Kelly's employment agreement does not provide for an initial term of employment. Mr. Kelly's employment may be terminated (i) by us, upon cause (as defined in the agreement); (ii) upon Mr. Kelly's death or thirty days after disability (as defined in the agreement); (iii) at Mr. Kelly's election, without good reason (as defined in the agreement) on not less than 90 days prior written notice; (iv) by us, without cause, upon not less than 90 days prior written notice; or (v) at Mr. Kelly's election for good reason. The annual base salary set forth in the agreement is $700,000. In addition, Mr. Kelly will receive a tax gross up equal to the self-employment taxes that Mr. Kelly is obligated to pay as a result of his status as a partner in a partnership (rather than as an employee of a corporation) for federal and state income tax purposes. The tax gross up shall be determined by us in a manner consistent with similar tax gross up payments made to our other senior executives, as applicable, and shall be payable in accordance with our general payroll practices in effect from time to time.

        Mr. Kelly is also eligible to participate in all employee benefit plans, programs and policies maintained by us from time to time. The agreement also provides for severance benefits in the event of his termination by us without cause or a termination by him for good reason, subject to his compliance with certain confidentiality, non-compete, non-solicitation and non-disparagement obligations and the execution of a general release of claims. For more information see "—Potential Payments upon Termination or Change in Control."

Mr. Panther's Employment Agreement

        Mr. Panther's employment agreement does not provide for an initial term of employment. Mr. Panther's employment may be terminated (i) by us, upon cause (as defined in the agreement); (ii) upon Mr. Panther's death or thirty days after disability (as defined in the agreement); (iii) at Mr. Panther's election, without good reason (as defined in the agreement) on not less than 90 days' prior written notice; (iv) by us, without cause, upon not less than 90 days' prior written notice; or (v) at Mr. Panther's election for good reason. The annual base salary set forth in the agreement is $375,000.

        The agreement provides that Mr. Panther is eligible to participate in all employee benefit plans, programs and policies maintained by us from time to time. The agreement also provides for severance benefits in the event of his termination by us without cause or a termination by him for good reason. For more information see "—Potential Payments upon Termination or Change in Control."

Mr. Hodges' Employment Agreement

        Mr. Hodges' employment agreement does not provide for an initial term of employment. Mr. Hodges' employment may be terminated (i) by us, upon cause (as defined in the agreement); (ii) upon Mr. Hodges' death or thirty days after disability (as defined in the agreement); (iii) at Mr. Hodges' election, without good reason (as defined in the agreement) on not less than 90 days prior written notice; (iv) by us, without cause, upon not less than 90 days prior written notice; or (v) at Mr. Hodges' election for good reason. The annual base salary set forth in the agreement is $315,000. In addition, Mr. Hodges will receive a tax gross up equal to the self-employment taxes that Mr. Hodges is obligated to pay as a result of his status as a partner in a partnership (rather than as an employee of a corporation) for federal and state income tax purposes. The tax gross up shall be determined by us in a manner consistent with similar tax gross up payments made to our other senior executives, as applicable, and shall be payable in accordance with our general payroll practices in effect from time to time.

        Mr. Hodges is also eligible to participate in all employee benefit plans, programs and policies maintained by us from time to time. The agreement also provides for severance benefits in the event of his termination by us without cause or a termination by him for good reason, subject to his compliance with certain confidentiality, non-compete, non-solicitation and non-disparagement obligations and the execution of a general release of claims. For more information see "—Potential Payments upon Termination or Change in Control."

Mr. Reidenbach's Employment Agreement

        Mr. Reidenbach's employment agreement does not provide for an initial term of employment. Mr. Reidenbach's employment may be terminated (i) by us, upon cause (as defined in the agreement); (ii) upon Mr. Reidenbach's death or thirty days after disability (as defined in the agreement); (iii) at Mr. Reidenbach's election, without good reason (as defined in the agreement) on not less than 90 days' prior written notice; (iv) by us, without cause, upon not less than 90 days' prior written notice; or (v) at Mr. Reidenbach's election for good reason. The annual base salary set forth in the agreement is $395,000. In addition, Mr. Reidenbach will receive a tax gross up equal to the self-employment taxes that Mr. Reidenbach is obligated to pay as a result of his status as a partner in a partnership (rather than as an employee of a corporation) for federal and state income tax purposes. The tax gross up shall be determined by us in a manner consistent with similar tax gross up payments made to our other senior executives, as applicable, and shall be payable in accordance with our general payroll practices in effect from time to time.

        The agreement provides that Mr. Reidenbach is eligible to participate in all employee benefit plans, programs and policies maintained by us from time to time. The agreement also provides for severance benefits in the event of his termination by us without cause or a termination by him for good reason. For more information see "—Potential Payments upon Termination or Change in Control."

Mr. Tansill's Employment Agreement

        Mr. Tansill's employment agreement does not provide for an initial term of employment. Mr. Tansill's employment may be terminated (i) by us, upon cause (as defined in the agreement); (ii) upon Mr. Tansill's death or thirty days after disability (as defined in the agreement); (iii) at Mr. Tansill's election, without good reason (as defined in the agreement) on not less than 90 days prior written notice; (iv) by us, without cause, upon not less than 90 days prior written notice; or (v) at Mr. Tansill's election for good reason. The annual base salary set forth in the agreement is $400,000. In addition, Mr. Tansill will receive a tax gross up equal to the self-employment taxes that Mr. Tansill is obligated to pay as a result of his status as a partner in a partnership (rather than as an employee of a corporation) for federal and state income tax purposes. The tax gross up shall be determined by us in a manner consistent with similar tax gross up payments made to our other senior executives, as applicable, and shall be payable in accordance with our general payroll practices in effect from time to time.

        The agreement provides that Mr. Tansill is eligible to participate in all employee benefit plans, programs and policies maintained by us from time to time. The agreement also provides for severance benefits in the event of his termination by us without cause or a termination by him for good reason. For more information see "—Potential Payments upon Termination or Change in Control."

Mr. Wilson's Employment Agreement

        Mr. Wilson's employment agreement (as amended) does not include a term of employment and may be terminated by either party on not less than 18-months' notice. The annual base salary set forth in the amended agreement is £300,000.

        The agreement provides that Mr. Wilson is eligible to participate in all employee benefit plans, programs and policies maintained by us from time to time. The agreement also provides for severance benefits in the event of his termination by us or a termination by him under certain circumstances as detailed below. For more information see "—Potential Payments upon Termination or Change in Control."

Potential Payments upon Termination or Change in Control

        Termination and Resignation under Employment Agreements.    The employment agreements with each of our NEOs provide for the payment of certain severance benefits upon termination. For each NEO (other than Mr. Wilson, whose severance benefits are separately described below) if the NEO's employment is terminated by us without "cause" or if the NEO resigns for "good reason," the NEO will be entitled to the following in addition to any accrued and unpaid compensation through the date of termination:

  •
  A severance benefit consisting of (i) $3.5 million in the case of Mr. Kelly (payable in monthly installments over 24 months), (ii) three times base salary and tax gross up in the case of Mr. Reidenbach (payable in monthly installments over 18 months), (iii) two times base salary and tax gross up in the case of Mr. Tansill (payable in monthly installments over 12 months), (iv) two times base salary in the case of Mr. Panther (payable in monthly installments over 12 months), and (v) one-and-a-half times base salary and tax gross up in the case of Mr. Hodges (payable in monthly installments over 12 months).

  •
  A one-time payment approximating the cost of health care coverage under our then-existing plans of $100,000 in the case of Mr. Kelly, $75,000 in the case of Mr. Reidenbach and $50,000 in the case of Messrs. Panther, Hodges and Tansill.

        Both severance and one-time health care payments are subject to the NEO executing a release of claims in our favor and continuing to comply with all applicable restrictive covenants contained in the employment agreement.

        Under each of the NEO's employment agreements (other than Mr. Wilson), "good reason" generally consists of the occurrence of any of the following events without such NEO's prior written consent: (i) a material change in or diminution of the position, responsibilities or working conditions of the NEO's employment as of the effective date, including any change in our reporting structure in which the NEO no longer reports directly to the Chief Executive Officer (or, in the case of Mr. Kelly, the chairman of our board of directors), (ii) a relocation of the NEO's principal office, or (iii) any reduction in the NEO's base salary or target percentage under the short-term incentive plan.

        Under each of the NEO's employment agreements (other than Mr. Wilson), "cause" generally consists of (i) a material breach of any of the NEO's obligations under such employment agreement which the NEO fails to cure within thirty days, (ii) any material act of fraud, misappropriation, embezzlement or similar dishonest or wrongful act in performing such NEO's duties for us, (iii) use of illegal drugs or alcohol to an extent which interferes with the performance of the NEO's duties to the Company, (iv) repeated failure (other than any such failure resulting from incapacity due to physical or mental disability) to devote proper time and attention to our business as required under the terms of such employment agreement after a written demand for proper time and attention is delivered to such NEO by the board of directors, (v) material and repeated failure (other than any such failure resulting from incapacity due to physical or mental disability) to carry out the directions, instructions, policies, rules, regulations or decisions of the board of directors after a written notice of such failure is delivered to the NEO by the board of directors which specifically identifies the failure, or (vi) conviction of a felony or any crime involving moral turpitude.

        In the event we terminate Mr. Wilson's employment on less than 18 months' prior notice, we are required to pay Mr. Wilson an amount under his employment agreement equal to the sum of (i) his base salary for that part of the period of notice not worked, and (ii) a short-term incentive payment that would have otherwise been paid to Mr. Wilson during that part of the period of notice not worked in amount equal to his base salary. Any severance payments to Mr. Wilson are subject to his continued compliance with all applicable restrictive covenants contained in the employment agreement. We may also terminate Mr. Wilson for gross misconduct, material breach or non-observance of his employment agreement, conviction of certain criminal offenses, fraud or dishonesty, all as described in his employment agreement. In any such termination, we are not required to pay any severance or additional compensation.

        None of the NEOs are entitled to a tax gross up in connection with Section 280G of the Internal Revenue Code of 1986, as amended, and none are entitled to enhanced severance protection in the case of a change in control.

        Treatment of Outstanding Equity Awards.    The terms of the restricted stock units and options to purchase shares of Class A common stock granted to our NEOs as equity awards provide for accelerated vesting upon certain events. In the event of termination as a result of death or disability, the NEO will become vested in the number of restricted stock units or options, as applicable (rounded up to the nearest whole number) that would have become vested as of the next anniversary of the grant date following such NEO's death or disability. If a change in control (as defined in the 2018 Plan) occurs, and the acquiring corporation either assumes the restricted stock units or options (as applicable), or substitutes new awards with respect to stock of the acquiring corporation, the restricted stock units and options will not vest upon the change in control; however, in the event that within

24 months following a change in control, the NEO's employment is terminated without cause (as defined in the 2018 Plan), or the named executive officer terminates employment with good reason (as defined in the 2018 Plan), then the unvested restricted stock units and options will become fully vested. In the event a change in control occurs and the acquiring corporation does not assume the restricted stock units or options or provide substitute awards, the unvested restricted stock units and options will become fully vested. The terms of the restricted stock units and options granted to our NEOs do not provide for accelerated vesting in the event that an NEO's employment is terminated without cause (as defined in the 2018 Plan), or the NEO terminates employment with good reason (as defined in the 2018 Plan) in the absence of a change in control, death or disability.

        Potential Payments Table.    The following table quantifies the potential cash or estimated equivalent cash value of amounts that would be payable to each of our NEOs under various termination scenarios assuming the event occurred on December 31, 2019.

	Termination without cause; Resignation for Good Reason (Absent a Change in Control)($)	Termination without cause; Resignation for Good Reason (Change in Control)($)	Death or Disability($)
James G. Kelly
Cash Severance	3,500,000	3,500,000	—
Restricted Stock Units Acceleration	—	4,428,085	1,264,484
Stock Option Acceleration	—	3,334,202	1,102,545
Health Coverage Payment	100,000	100,000	—

Total	3,600,000	11,362,287	2,367,026

Thomas E. Panther
Cash Severance	750,000	750,000	—
Restricted Stock Units Acceleration	—	726,090	181,516
Stock Option Acceleration	—	—	—
Health Coverage Payment	50,000	50,000	—

Total	800,000	1,526,090	181,516

Brendan F. Tansill
Cash Severance	814,040	814,040	—
Restricted Stock Units Acceleration	—	1,422,179	414,822
Stock Option Acceleration	—	1,244,974	412,512
Health Coverage Payment	50,000	50,000	—

Total	864,040	3,531,193	827,334

Darren Wilson
Cash Severance	574,494	574,494	—
Annual Cash Short-Term Incentive Payment	382,996	382,996	—
Restricted Stock Units Acceleration	—	1,644,498	488,928
Stock Option Acceleration	—	1,624,731	539,098
Health Coverage Payment	—	—	—

Total	957,490	4,226,719	1,028,026

Michael L. Reidenbach
Cash Severance	1,198,967	1,198,967	—
Restricted Stock Units Acceleration	—	1,237,995	374,283
Stock Option Acceleration	—	1,014,995	336,029
Health Coverage Payment	75,000	75,000	—

Total	1,273,967	3,526,957	710,312

Kevin M. Hodges
Cash Severance	538,315	538,315	—
Restricted Stock Units Acceleration	—	1,041,241	304,745
Stock Option Acceleration	—	932,668	309,118
Health Coverage Payment	50,000	50,000	—

	588,315	2,562,224	613,863

PROPOSAL NO. 2: APPROVAL, BY AN ADVISORY VOTE, OF OUR EXECUTIVE COMPENSATION

        As required by Section 14A of the Exchange Act, we are providing our stockholders with the opportunity at the Annual Meeting to vote on a non-binding advisory resolution, commonly known as a "Say-on-Pay" proposal, approving the compensation of our named executive officers. There have been no material changes to our compensation policies this year. This vote is not intended to address any specific item of compensation or the compensation of any specific named executive officer, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

        We urge you to read the Compensation Discussion and Analysis in this proxy statement, which discusses how our compensation policies and procedures implement our compensation philosophy. You should also read the summary compensation table and other related compensation tables and narrative disclosure, which provide additional details about the compensation of our NEOs in 2019. We have designed our compensation and benefits program and philosophy to attract, retain and motivate talented, qualified and committed executive officers who share our philosophy and desire to work toward our goals. We believe that for 2019, our executive compensation program aligned individual compensation with the short-term and long-term performance of our Company in ways such as the following:

  •
  Pay opportunities were appropriate to the size of our Company when compared to peer companies.

  •
  Our compensation program was heavily performance-based, using multiple measures for short-term incentive payments.

  •
  Performance metrics under our short-term incentive plan were rigorous.

  •
  Long-term incentives were linked to stockholder value through stock options and restricted stock units that change in value as share price fluctuates.

  •
  Perquisites are a minor part of our compensation program.

  •
  Our NEOs' employment agreements do not provide enhanced severance in connection with a change in control.

  •
  Our NEOs' employment agreements condition severance upon a release of claims against the Company and compliance with restrictive covenants.

  •
  Our equity plan does not provide for "single-trigger" change-in-control acceleration of equity awards.

  •
  Excise tax gross ups are not provided to any of our NEOs.

  •
  Our insider trading policy prohibits directors and employees from engaging in any transaction in which they profit if the value of our common stock declines.

  •
  Pursuant to our clawback policy, we may recoup the value of any annual short-term or long-term incentive awards provided to any NEOs in the event that our financial statements are restated due to material noncompliance with any financial reporting requirement.

  •
  The compensation committee engages independent compensation consultants.

  •
  The compensation committee certifies performance results for purposes of executive compensation.

  •
  We do not re-price or backdate stock options or issue discounted stock options.

  •
  We do not pay dividend equivalent rights with respect to restricted stock units.

        Because your vote is advisory, it will not be binding upon the Company, the compensation committee or the board of directors. However, the compensation committee and the board of directors value the opinions of our stockholders and will take the outcome of the vote into account when considering future executive compensation arrangements.

        The board of directors believes that our executive compensation program aligns our named executive officers' compensation with the long-term interests of our stockholders. Our program is guided by the philosophy that total executive compensation should vary based on achievement of goals and objectives, both individual and corporate, and should be focused on long-term strategies to build stockholder value. The board of directors believes that our philosophy and practices have resulted in executive compensation decisions that are aligned with stockholder interests and that have benefited and will benefit the Company over time.

        For the reasons stated above, our board of directors recommends a vote "FOR" the following advisory resolution at the Annual Meeting:

  "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed in the Proxy Statement for our 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, named executive officer compensation tables and related narrative discussion, is hereby APPROVED."

 PROPOSAL NO. 3: ADVISORY VOTE ON FREQUENCY OF THE VOTE ON EXECUTIVE COMPENSATION

        As described in Proposal No. 2 above, the Company's stockholders are being provided the opportunity to cast an advisory vote on the compensation of our named executive officers. The advisory vote on executive compensation described in Proposal No. 2 above is referred to as a "say-on-pay vote."

        The Dodd-Frank Act enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers. This Proposal No. 3 affords stockholders the opportunity to cast an advisory vote on how often the Company should include a say-on-pay vote in its proxy materials for future annual stockholder meetings (or special stockholder meetings for which the Company must include executive compensation information in the proxy statement for that meeting). Under this Proposal No. 3, stockholders may vote to have the say-on-pay vote every year, every two years or every three years. Stockholders may also abstain from voting. Abstentions and broker non-votes are not considered votes cast for any frequency. This is an advisory vote and, is therefore, non-binding.

        After careful consideration, the board of directors has determined that an advisory vote on the executive compensation that occurs every year is the most appropriate policy for the Company at this time, and therefore our board of directors recommends that you vote for an annual advisory vote on executive compensation. This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the board of directors.

        You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the following resolution:

  "RESOLVED, that the stockholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the compensation of the Company's named executive officers as set forth in the Company's proxy statement should be every year, every two years, or every three years."

        Assuming a quorum is present, the option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, because this vote is advisory and not binding on the board of directors or the Company in any way, the board of directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

        Our board of directors unanimously recommends that you vote to hold an advisory vote on executive compensation every year ("1 Year"), as opposed to every two years or every three years.

PROPOSAL NO. 4: APPROVAL OF AN AMENDMENT TO THE EVO PAYMENTS, INC.
2018 OMNIBUS EQUITY INCENTIVE PLAN

        The board of directors has unanimously approved and adopted, subject to the approval of our stockholders at the Annual Meeting, an amendment and restatement, in its entirety, of the EVO Payments, Inc. 2018 Omnibus Equity Incentive Plan (the "Amended and Restated 2018 Plan"). The Amended and Restated 2018 Plan continues to afford the compensation committee the flexibility to design equity-based compensatory awards that are responsive to the Company's business needs and authorizes a variety of awards designed to advance the interests and long-term success of the Company. This description of the Amended and Restated 2018 Plan is only a summary of the proposed plan and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Amended and Restated 2018 Plan, a copy of which is attached to this proxy statement as Appendix B.

        The Amended and Restated 2018 Plan amends and restates in its entirety the 2018 Plan. If the Amended and Restated 2018 Plan is approved by stockholders at the Annual Meeting, it will be effective as of the date of the Annual Meeting. However, the terms and conditions of the Amended and Restated 2018 Plan, to the extent they differ from the terms and conditions of the 2018 Plan, do not apply to or otherwise impact previously granted or outstanding awards under the 2018 Plan. Outstanding awards under the 2018 Plan will continue in effect in accordance with their terms. If the Amended and Restated 2018 Plan is not approved by our stockholders, no awards will be made under the Amended and Restated 2018 Plan, and the 2018 Plan will remain in effect.

        One principal effect of the Amended and Restated 2018 Plan, if approved, will be to increase the number of shares of common stock available for issuance. The Amended and Restated 2018 Plan will increase the maximum number of shares available for awards by 7,350,000 shares (or 17.77% of our outstanding Class A common stock as of April 14, 2020).

        In addition to increases in the 2018 Plan's share reserve, the Company intends to adopt a range of compensation best practices, as described in detail below.

Determination of Share Reserve Increase

        The following table summarizes information regarding equity awards outstanding and available for future grant as of March 31, 2020 after taking into account the annual equity awards granted through March 31, 2020 and equity awards vested through March 31, 2020:

Outstanding Equity & Shares Available

	Shares Subject to Options Outstanding(1)	Full- Value Awards Outstanding(1)	Shares Remaining Available for Future Grant(2)
	5,747,502	1,352,876	370,546
Weighted-Average Exercise Price of Options	$20.61
Weighted-Average Remaining Term of Options	9.11 years

(1)
Represents awards made under the 2018 Plan. Includes 1,348,085 shares subject to unvested restricted stock units outstanding and 4,791 shares subject to unvested restricted stock awards outstanding.

(2)
The 2018 Plan is currently the only plan with shares available for grant to our employees and non-employee directors.

        We intend to file a Registration Statement on Form S-8 relating to the issuance of additional common shares under the 2018 Plan with the SEC pursuant to the Securities Act as soon as practicable after approval of the 2018 Plan by our shareholders.

        In making its recommendation to the board of directors to increase the 2018 Plan's share reserve by 7,350,000 shares through the Amended and Restated 2018 Plan, the compensation committee considered the factors discussed below.

        Importance of Long-Term Equity Incentives.    Long-term equity incentives play a critical role in our executive compensation program, motivating executives to make decisions that focus on creating long-term value for our stockholders, aligning executives' interests with the interests of stockholders and serving as an effective employment inducement and retention device and fosters a pay-for-performance culture that is an important element of our overall compensation philosophy. The compensation committee considers our ability to continue to provide a competitive level of long-term equity incentives to be critical to our success.

        As of March 31, 2020, 370,546 shares of common stock remained available for issuance under the 2018 Plan. If the Amended and Restated 2018 Plan is not approved, we may be compelled to increase the cash component of our employee and director compensation, which may not necessarily align compensation interests with the investment interests of our stockholders as effectively as the alignment provided by equity-based awards. Replacing equity awards with cash would also increase compensation expense and exhaust cash that could be better utilized if reinvested in our businesses.

        Historical Burn Rate.    The Company is committed to managing its use of equity incentives prudently to balance the benefits equity compensation brings to our compensation program with the dilution it causes our stockholders. As part of its analysis when considering adoption of the Amended and Restated 2018 Plan, the compensation committee considered our "burn rate," or the number of shares subject to equity awards granted in each of the past three fiscal years expressed as a percentage of the weighted average number of shares outstanding for each of those fiscal years. The compensation committee believes that our equity compensation practices have been in the Company's and our stockholders' best interests.

        Compensation Consultant Engagement.    When deciding on an appropriate number of shares to add to the share reserve in the Amended and Restated 2018 Plan, the compensation committee engaged Meridian to help identify the appropriate number of additional shares that would be covered by the Amended & Restated 2018 Plan. Meridian evaluated the value of available shares and plan awards as a percentage of the Company's market capitalization and determined that the addition of 7,350,000 shares to the 2018 Plan share reserve was reasonable.

        Expected Duration.    The compensation committee expects that the shares available for future awards, including the additional shares if the Amended and Restated 2018 Plan is approved, will be sufficient for currently anticipated awards under the Amended and Restated 2018 Plan at least through the next annual meeting of stockholders and likely through the next few years. Expectations regarding future share usage under the Amended and Restated 2018 Plan are based on a number of assumptions such as future growth in the population of eligible participants, including the need to make sizable inducement grants for hires made in the executive ranks and the consequences of acquiring other companies; the rate of future compensation increases; the rate at which shares are returned to the reserve under the Amended and Restated 2018 Plan upon awards' expiration, forfeiture or cash settlement; and the future performance of our stock price. While the compensation committee believes that the assumptions it used are reasonable, future share usage will differ from current expectations to the extent that actual events differ from the assumptions utilized.

Compensation Best Practices

        In addition to increase the applicable share reserve, the Amended and Restated 2018 Plan incorporates a range of compensation best practices, including the following key features:

  •
  No Single-Trigger Accelerated Vesting/Payment Following a Change in Control.    In the event of a change in control (as defined in the Amended and Restated 2018 Plan), all outstanding awards under the Amended and Restated 2018 Plan would either be replaced or become immediately vested and any performance-based vesting conditions would be deemed achieved based on the greater of target performance and actual performance as determined by the compensation committee. In addition, absent a contrary provision in an applicable award agreement, replacement awards would be required to provide that upon an involuntary termination of a participant other than for "cause" within 12 months following a change in control, such award would become vested and free of restrictions.

  •
  One-Year Minimum Vesting Period.    All Awards under the Amended and Restated 2018 Plan are subject to a minimum initial vesting period of one year, except for acceleration in connection with a participant's death or disability or in certain circumstances in connection with a change in control and except with respect to awards that in aggregate do not exceed five percent of the total number of shares available under the Amended and Restated 2018 Plan.

  •
  Dividend Restrictions.    Any cash dividends payable with respect to the unvested portion of an award under the Amended and Restated 2018 Plan will be subject to the same restrictions applicable to the underlying shares, will be accrued and paid upon vesting of such award and will be subject to forfeiture on the same terms as the underlying awards.

  •
  Clawback Policy.    All awards under the Amended and Restated 2018 Plan (including any proceeds, gains, or other economic benefits actually or constructively received upon any receipt or exercise or upon the receipt or resale of the shares underlying such award) are subject to the Company's clawback policies. See "Compensation Discussion and Analysis—Policies and Guidelines—Clawback Policy.

Section 162(m)

        Section 162(m) of the Code ("Section 162(m)") generally disallows a deduction for certain compensation paid to certain current and former executive officers to the extent that compensation to a covered employee exceeds $1 million for such year. Compensation qualifying for a performance-based exception as "qualified performance-based compensation" under Section 162(m) has historically not been subject to the deduction limit if the compensation satisfies the requirements of Section 162(m). This exception has now been repealed, effective for taxable years beginning after December 31, 2017, unless certain transition relief for certain compensation arrangements in place as of November 2, 2017 is available. To be clear, stockholders are not being asked to approve the Amended and Restated 2018 Plan (or any of its provisions) for purposes of Section 162(m) or the performance-based exception. Currently, the Company does not anticipate that it will be able to make any future grants under the Amended and Restated 2018 Plan that will be intended to qualify for the performance-based exception. Unless the transition relief described above should apply, the Company does not expect that such Section 162(m)-related provisions will be material or operable for purposes of future grants made under the Amended and Restated 2018 Plan.

Summary of Material Terms of the Amended and Restated 2018 Plan

        A summary of the Amended and Restated 2018 Plan is set forth below and is qualified in its entirety to the text of the Amended and Restated 2018 Plan, which is attached as Appendix B to this proxy statement.

Administration

        The compensation committee will have discretionary authority to administer the Amended and Restated 2018 Plan in accordance with its terms and applicable laws. The compensation committee will determine the non-employee directors, employees, advisors and consultants who will be granted awards under the Amended and Restated 2018 Plan, the size and types of awards, the terms and conditions of awards and the form and content of the award agreements representing awards. The compensation committee will not be required to grant awards on a uniform or consistent basis. The compensation committee will be authorized to establish, administer and waive terms, conditions and performance goals of outstanding awards and to accelerate the vesting or exercisability of awards, in each case, subject to limitations contained in the Amended and Restated 2018 Plan. The compensation committee will be authorized to interpret the Amended and Restated 2018 Plan and award agreements and will have authority to correct any defects, supply any omissions and reconcile any inconsistencies in the Amended and Restated Amended and Restated 2018 Plan or any award agreements and to take any other action that the compensation committee deems necessary or appropriate for the administration of the Amended and Restated 2018 Plan. Unless otherwise expressly provided in the Amended and Restated 2018 Plan, the compensation committee's decisions, interpretations and actions concerning the Amended and Restated 2018 Plan or any award will be within the sole discretion of the compensation committee, will be permitted to be made at any time and will be final, conclusive and binding upon all persons and entities, including any participant and any holder or beneficiary of any award. Within the limitations of the Amended and Restated 2018 Plan and applicable law, the compensation committee will be authorized to delegate all or any part of its responsibilities and powers under the Amended and Restated 2018 Plan to persons selected by it, and the board will be permitted to exercise all of the compensation committee's powers under the Amended and Restated 2018 Plan.

Shares subject to the Amended and Restated 2018 Plan

        A total of 15,142,162 shares of Class A common stock will be available for delivery under the Amended and Restated 2018 Plan. The number of shares available for delivery under the Amended and Restated 2018 Plan will also be subject to adjustment for certain changes in our capital structure, as described below under "—Changes in capital." The shares of Class A common stock that may be issued under the Amended and Restated 2018 Plan will be either authorized and unissued shares (which will not be subject to preemptive rights) or previously issued shares that have been reacquired. Any shares subject to an award that is (1) forfeited, terminated, cancelled or otherwise expires, or (2) settled for cash, will be available for future awards under the Amended and Restated 2018 Plan. If we acquire or combine with another company, any awards that may be granted under the Amended and Restated 2018 Plan in substitution or exchange for outstanding stock options or other awards of that other company will not reduce the shares available for issuance under the Amended and Restated 2018 Plan. The shares available for any incentive stock options granted under the Amended and Restated 2018 Plan will be limited to shares of Class A common stock, adjusted as stated above.

Participation

        The compensation committee will be authorized to grant awards under the Amended and Restated 2018 Plan to (1) employees, advisors and consultants of us and our subsidiaries and affiliates, (2) those individuals who have accepted an offer of employment or consultancy from us or our subsidiaries or affiliates, and (3) our non-employee directors. However, only employees of us and our subsidiaries will be eligible to receive incentive stock options under the Amended and Restated 2018 Plan.

        Currently, our approximately 2,232 employees and our eight non-employee directors will be eligible to participate in the Amended and Restated 2018 Plan. None of our consultants or advisors are currently identified as eligible to participate in the Amended and Restated 2018 Plan.

Stock options

        A stock option is the right to purchase a specified number of shares of Class A common stock in the future at a specified exercise price and subject to the other terms and conditions that will be specified in the option agreement and the Amended and Restated 2018 Plan. Stock options granted under the Amended and Restated 2018 Plan will be either "incentive stock options," which may be eligible for special tax treatment under the Internal Revenue Code, or options other than incentive stock options, referred to as "nonqualified stock options," as determined by the compensation committee. All stock options that are intended to qualify as incentive stock options will be granted pursuant to award agreements expressly stating that the options are intended to qualify as incentive stock options, and will be subject to the terms and conditions that comply with the rules provided under section 422 of the Internal Revenue Code. The number of shares covered by each option will be determined by the compensation committee, but no participant may be granted in any fiscal year options with an aggregate grant date fair value in excess of $10 million. The exercise price of each option will be set by the compensation committee but cannot be less than 100% of the fair market value of the shares of Class A common stock at the time of grant (or, in the case of an incentive stock option granted to a 10% or more stockholder of the company, or subsidiary, as applicable, 110% of the fair market value). Options granted under the Amended and Restated 2018 Plan in substitution or exchange for options or awards of another company involved in a corporate transaction with the company or a subsidiary will have an exercise price that is intended to preserve the economic value of the award that is replaced. The fair market value of our shares of Class A common stock generally means the closing price of the shares of Class A common stock on the option grant date. The exercise price of any stock options granted under the Amended and Restated 2018 Plan will be paid by check, or, with the compensation committee's approval, shares already owned by the option holder, a cashless broker-assisted exercise that complies with law, withholding of shares otherwise deliverable to the option holder upon exercise of the option or any other method approved or accepted by the compensation committee in its discretion. Any fractional shares of Class A common stock will be settled in cash.

        Options will become exercisable and expire at the times and on the terms established by the compensation committee, not later than the tenth anniversary of the grant date. If the exercise of a nonqualified stock option on its scheduled expiration date would violate law, the option may be extended until its exercise would not violate law. Further, if a nonqualified stock option would expire at a time when trading of shares of Class A common stock is prohibited by our insider trading policy (or "blackout period" imposed by us), the term will automatically be extended to the 30th day following the end of such period. Options generally terminate 90 days following the holder's termination of employment or service with us. However, an option may be exercised for up to one year following the holder's termination of employment or services in specified circumstances, unless the compensation committee or the option agreement permits exercise of the option following the holder's termination to any greater or lesser extent.

Stock appreciation rights

        Stock appreciation rights, or SARs, may be granted by the compensation committee (either in connection with, or independent of, an option) upon such terms and conditions determined by the compensation committee that are permitted under the Amended and Restated 2018 Plan. Generally, SARs are awards that, upon their exercise, give the holder a right to receive from us an amount equal to the product of (1) the number of shares for which the SAR is exercised, multiplied by (2) the excess of the (a) fair market value of a share of Class A common stock on the exercise date, over (b) the grant price per share. The grant price per share cannot be less than 100% of the fair market value of a common share on the grant date of such SAR. SARs granted under the Amended and Restated 2018 Plan in substitution or exchange for SARs or awards of another company involved in a corporate transaction with the company or a subsidiary will have an exercise price that is intended to preserve the economic value of the award that is replaced. A SAR may be settled in cash, shares or a combination of cash and shares, as determined by the compensation committee. SARs will become exercisable and expire at the times and on the terms established by the compensation committee. The number of shares covered by each SAR will be determined by the compensation committee, but no participant may be granted in any fiscal year SARs covering more than shares of Class A common stock.

Restricted stock and restricted stock units

        Restricted stock awards are shares of Class A common stock are awarded to a participant subject to the satisfaction of the terms and conditions established by the compensation committee. Until the applicable restrictions lapse, shares of restricted stock will be subject to forfeiture and may not be sold, assigned, pledged or otherwise disposed of by the participant who holds those shares. Restricted stock units will be denominated in shares of Class A common stock, except that no shares are actually issued to the participant on the grant date. When a restricted stock unit award vests, the participant will be entitled to receive shares of Class A common stock, a cash payment based on the value of shares of Class A common stock or a combination of shares and cash. Vesting of restricted stock awards and restricted stock units may be based on continued employment or service and/or satisfaction of performance goals or other conditions established by the compensation committee. Subject to the other terms of the Amended and Restated 2018 Plan, a recipient of restricted stock will generally have the rights and privileges of a stockholder during the restriction period, including the right to receive any dividends, which may be subject to the same restrictions as the restricted stock, unless the compensation committee provides otherwise in the award agreement. A recipient of restricted stock units will have none of the rights of a stockholder unless and until shares are actually delivered to the recipient. The number of shares of restricted stock and/or restricted stock units granted to a participant will be determined by the compensation committee, but no participant may be granted in any fiscal year awards of restricted stock or restricted stock units with an aggregate grant date fair value in excess of $10 million. Upon termination of employment or service, or failure to satisfy other vesting conditions, a participant's unvested shares of restricted stock and unvested restricted stock units are forfeited unless the participant's award agreement, or the compensation committee, provides otherwise.

Performance units, performance shares and cash-based awards

        Performance units, performance shares and cash-based awards granted to a participant under the Amended and Restated 2018 Plan will be amounts credited to a bookkeeping account established for the participant. A performance unit is a fixed or variable dollar-denominated unit with a value determined by the compensation committee and stated in the award agreement. The value of a performance share is based on the value of our common share. A cash-based award has a value that is established by the compensation committee at the time of its grant. The number of performance units, performance shares and cash-based awards granted to a participant will be determined by the compensation committee; however, no participant may be granted in any fiscal year performance units amounting to more than $10 million performance shares with respect to more than shares or cash-based awards amounting to more than $10 million. Whether a performance unit, performance share or cash-based award actually will result in a payment to a participant will depend upon the extent to which performance goals or other conditions established by the compensation committee are satisfied. After a performance unit, performance share or cash-based award has vested, the participant will be entitled to receive a payout of cash, shares of Class A common stock or a combination thereof, as determined by the compensation committee. A participant's award agreement will describe the effect of a termination of employment or service on the participant's performance units, performance shares or cash-based award.

Other stock-based awards

        The compensation committee will be authorized to grant to participants other stock-based awards under the Amended and Restated 2018 Plan, which will be valued in whole or in part by reference to, or otherwise based on, shares of Class A common stock. The form of any other stock-based awards will be determined by the compensation committee, and may include a grant or sale of unrestricted shares of Class A common stock. The number of shares of Class A common stock related to another stock-based award will be determined by the compensation committee; however, no participant may be granted in any fiscal year other stock-based awards with respect to more than shares (or cash amounts based on the fair market value of this number of shares on the grant date of the award). Other stock-based awards may be paid in shares of Class A common stock, cash or a combination of shares and cash, according to the award agreement. The terms and conditions, including vesting conditions, of another stock-based award will be established by the compensation committee when the award is made. The compensation committee will determine the effect of a termination of employment or service on a participant's other stock-based awards.

Dividend equivalents

        The compensation committee will be authorized to provide part of an award with dividends or payment of dividend equivalents, on such terms and conditions as may be determined by the compensation committee in its sole discretion and consistent with the Amended and Restated 2018 Plan; provided, however, that no dividends or dividend equivalents will be payable in respect to outstanding options or SARS. Dividend equivalents may not be paid until and to the extent the underlying award vests or is exercised.

Performance-based awards

        Restricted stock awards, restricted stock units, performance units, performance shares, cash-based awards and other stock-based awards subject to performance conditions may, in the compensation committee's discretion, be structured to qualify as performance-based compensation. Awards intended to satisfy this exemption must be conditioned on the achievement of objectively determinable performance goals based on one or more of the performance measures, determined in relation to the company or its subsidiaries or any of their business units, divisions, services or products, or in comparison to a designated group of other companies or index.

        The compensation committee will determine whether the performance goals that have been chosen for a particular performance-based award have been met. The compensation committee will have the discretion to adjust downwards but not upwards amounts payable or benefits granted, issued, retained or vested under a performance-based award described above. The compensation committee may not waive the achievement of performance goals applicable to these awards, except in the case of the participant's death, disability or a change in control of the company. The compensation committee's evaluation of the achievement of performance goals may include or exclude any of the following events that occur during a performance period: (1) gains or losses on sales or dispositions, (2) asset write-downs, (3) changes in tax law or rate, including the impact on deferred tax liabilities, (4) the cumulative effect of changes in accounting principles, (5) extraordinary items, or with respect to fiscal years beginning after January 1, 2018, events of an "unusual nature" or of a type that indicate "infrequency of occurrence," and appearing in our financial statements or notes thereto appearing in our Annual Report on Form 10-K, or in "management's discussion and analysis of financial performance" appearing in such Annual Report, (6) acquisitions occurring after the start of a performance period or unbudgeted costs incurred related to future acquisitions, (7) operations discontinued, divested or restructured during the performance period, including severance costs, (8) gains or losses on refinancing or extinguishment of debt, (9) foreign exchange gains and losses, and (10) any other similar event or condition specified in the applicable award agreement.

Deferrals of awards

        The compensation committee may, to the extent permitted by law, require or allow participants to defer receipt of all or part of any cash or shares subject to their award agreements on the terms of any deferred compensation plan of the company or other terms set by the compensation committee. Any such deferred compensation plan or other terms set by the compensation committee will be exempt from, or comply with the rules under Section 409A of the Internal Revenue Code.

Transferability of awards

        Options, SARs, unvested restricted stock, and other awards under the Amended and Restated 2018 Plan may not be sold or otherwise transferred except in the event of a participant's death to his or her designated beneficiary or by will or the laws of descent and distribution, unless otherwise determined by the compensation committee. The compensation committee may permit awards other than incentive stock options and any related SARs to be transferred for no consideration.

Minimum Vesting Period.

        Each award under the Amended and Restated 2018 Plan will be subject to a vesting period of not less than one year from the date of grant, except where vesting occurs due to a participant's death or disability, or solely in connection with a change in control or with respect to awards which in aggregate to do exceed 5% of the total number of shares available under the plan.

Change in control

        In the event of our change in control (as defined in the Amended and Restated 2018 Plan), each outstanding award will be treated as the compensation committee determines, either by the terms of the award agreement or by resolution adopted by the compensation committee, including, without limitation, that the awards may be vested, assumed, replaced with substitute awards, cashed out or terminated; provided that any award that is not assumed or replaced with substitute awards would become immediately vested and any performance-based vesting conditions would be deemed achieved based on the greater of target performance or actual performance as determined by the compensation committee. In addition, replacement awards would be required to provide that upon an involuntary termination of a participant other than for "cause" within 12 months following a change in control, such award would become vested and free of restrictions.

Changes in capital

        In the event of a change in our capital structure, such as a stock dividend, stock split or recapitalization, or a corporate transaction, such as a merger, consolidation, reorganization or spin-off, the compensation committee or the board will make substitutions or adjustments that it deems appropriate and equitable to: (1) the aggregate number, class and kind of shares or other securities reserved for issuance and delivery under the Amended and Restated 2018 Plan; (2) the number, class and kind of shares or other securities subject to outstanding awards; (3) the option exercise price, grant price or other price of securities subject to outstanding options, stock appreciation rights and, to the extent applicable, other awards; and (4) the limits on the number of shares that may be subject to awards granted to a single participant under the Amended and Restated 2018 Plan. In the case of a corporate transaction, these adjustments may include, for example, (1) cancellation of outstanding awards in exchange for payments of cash or property; (2) substitution of other property (for example, stock of another company) for shares of Class A common stock subject to outstanding awards; and (3) in connection with a transaction in which a subsidiary, affiliate or division of us is sold or otherwise ceases to be owned by us, arranging for the assumption of awards, or replacement of awards with new awards based on other property or other securities, by the affected subsidiary, affiliate, or division, or by the entity that controls that subsidiary, affiliate, or division (as well as any corresponding adjustments to awards that remain based upon our securities). The compensation committee will also make appropriate adjustments and modifications in the terms of any outstanding awards to reflect, or related to, any such events, adjustments, substitutions or changes, including modifications of performance goals and changes in the length of performance periods.

Amendment and termination

        The board will have the authority to amend, alter, suspend or terminate the Amended and Restated 2018 Plan in whole or in part, in its sole discretion. However, the board will be required to obtain approval of the stockholders, if required by the exemption from the short-swing profit recovery rules of the Exchange Act, the tax law requirements for incentive stock options, or any applicable law, regulation or rule, of any amendment of the Amended and Restated 2018 Plan that would: (1) increase the maximum number of shares of Class A common stock that may be sold or awarded under the Amended and Restated 2018 Plan, or that may be subject to awards granted to a single participant; (2) decrease the minimum option exercise price or SAR grant price required by the Amended and Restated 2018 Plan, except, in the case of (1) or (2), in the event of certain changes in capital of the company (as described above under "—Changes in capital"); (3) change the class of persons eligible to receive awards under the Amended and Restated 2018 Plan; (4) extend the duration of the Amended and Restated 2018 Plan or the maximum exercise periods of any options or SARs granted under the Amended and Restated 2018 Plan; or (5) otherwise require stockholder approval to comply with applicable laws, regulations or rules. The compensation committee may also amend outstanding awards.

        Notwithstanding the foregoing, no amendment, alteration, suspension or termination of the Amended and Restated 2018 Plan or amendment of outstanding awards may materially impair the previously accrued rights of a participant under any outstanding award without his or her written consent, except (1) to comply with the exemption from the short-swing profit recovery rules of the Exchange Act, or (2) where the board or the compensation committee determines that the amendment or alteration either (a) is required or advisable to comply with laws, regulations, rules or accounting standards, or (b) is not reasonably likely to significantly diminish, without adequate compensation, the benefits provided under an award. Additionally, the provisions of the 2018 Plan described above under "—Change in control" may not be amended, terminated or modified on or after the date of a change in control to materially impair any participant's outstanding award without that participant's prior written consent. The board or the compensation committee will also make adjustments that it deems appropriate to awards under the Amended and Restated 2018 Plan in recognition of unusual or nonrecurring events affecting the company or its financial statements or changes in laws, regulations, rules or accounting principles.

        The Amended and Restated 2018 Plan will prohibit the company from reducing the exercise price or grant price of an outstanding stock option or SAR or replacing an outstanding stock option or SAR with a new option or SAR that has a lower exercise price or grant price, or with any other type of new award under the 2018 Plan, except in connection with a share change, a corporate transaction or as otherwise described under "—Changes in capital" above, without first obtaining stockholder approval.

Duration of Amended and Restated 2018 Plan

        No awards will be made under the Amended and Restated 2018 Plan on or after the earlier of (1) the tenth anniversary of the effective date of the 2018 Plan, or (2) the date on which all shares of Class A common stock reserved under the Amended and Restated 2018 Plan have been issued or are no longer available for use under the 2018 Plan.

Forfeiture

        The Amended and Restated 2018 Plan will authorize the compensation committee to provide for the forfeiture or recoupment of a participant's awards in certain situations, such as the termination of the participant's employment for cause, serious misconduct, breach of noncompetition, confidentiality or other restrictive covenants, or other activity detrimental to our business, reputation or interests. If we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the federal securities laws, we may seek to recover from any current or former executive officer any payment in settlement of an award earned or accrued during the three-year period preceding the accounting restatement. The amount to be recovered will be based on the excess of the amount paid under the award over the amount that would have been paid under the award if the financial statements had been correct.

Incentive Awards Under the Amended and Restated 2018 Plan and New Plan Benefits

        As of the date of this proxy statement, the compensation committee has not approved any awards in excess of the current share reserve under the 2018 Plan and therefore has not approved awards in reliance on the Amended and Restated 2018 Plan. Because all awards under the 2018 Plan are granted under the discretion of the compensation committee, neither the number nor type of future 2018 Plan awards to be received by or allocated to particular participants or groups of participants is presently determinable. Information regarding awards made to named executive officers under the 2018 Plan during fiscal 2019 is provided under the caption "Grants of Plan-Based Awards for Fiscal 2019" in this proxy statement.

        For the reasons stated above, our board of directors recommends a vote "FOR" the approval of the Amended and Restated 2018 Plan, attached as Appendix B to this proxy statement.

PROPOSAL NO. 5: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our audit committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Our board of directors has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of Deloitte & Touche LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. The representative will be given the opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions from stockholders.

        Deloitte & Touche LLP also served as our independent registered public accounting firm for the fiscal years ended December 31, 2018 and 2019. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services.

        In the event that the appointment of Deloitte & Touche LLP is not ratified by the stockholders, the audit committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2020. Even if the appointment of Deloitte & Touche LLP is ratified, the audit committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interests of the Company.

Deloitte & Touche LLP Fees

        Aggregate fees billed to us for the fiscal years ended December 31, 2019 and 2018 by our independent auditors, Deloitte & Touche LLP and its affiliates were approximately:

	2019	2018
Audit fees	$3,695,522	$2,588,358
Audit-related fees	482,333	664,699
Tax fees	1,296,783	1,524,924
All other fees	6,000	—
Total	$5,480,638	$4,777,981

        All of the fees set forth in the table above for 2019 and 2018 were pre-approved by the audit committee in accordance with the procedures described below.

Audit Fees

        The Audit Fees listed above were billed in connection with the integrated audit of our annual consolidated financial statements and our internal controls over financial reporting, the reviews of our interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q, the statutory audits of foreign subsidiary financial statements, and a SOC 1 internal control attestation report.

Audit-Related Fees

        The Audit-Related Fees listed above were billed in connection with the professional services performed in 2019 and 2018 in connection with Form S-1 and Form S-3 comfort letters and consent issuances relating to the Company's IPO, registration statements, and secondary offerings, and for services rendered related to examination of one of the Company's settlement accounts.

Tax Fees

        The Tax Fees listed above were billed for tax compliance, planning and advice for services rendered in 2018 and 2019.

Other Fees

        The other fees listed above for 2019 were related to the Company's subscription of a research tool offered by Deloitte & Touche LLP.

Pre-Approval Policy for Services Performed by Independent Auditor

        The audit committee has responsibility for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the audit committee must pre-approve all permissible services to be performed by the independent auditor.

        The audit committee has adopted an auditor pre-approval policy that sets forth the procedures and conditions pursuant to which pre-approval may be given for services performed by the independent auditor. Under the policy, the audit committee must give prior approval for any amount or type of service within four categories—audit services, audit-related services, tax services or, to the extent permitted by law, other services—that the independent auditor provides. Prior to the annual engagement, the audit committee may grant general pre-approval for independent auditor services within these four categories at maximum pre-approved fee levels. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval and, in those instances, such service will require separate pre-approval by the audit committee if it is to be provided by the independent auditor. For any pre-approval, the audit committee will consider whether such services are consistent with the SEC's rules on auditor independence, whether the auditor is best-positioned to provide the most cost-effective and efficient service and whether the service might enhance the Company's ability to manage or control risk or improve audit quality. The audit committee may delegate to one or more of its members authority to approve a request for pre-approval, provided the member reports any approval so given to the audit committee at its next scheduled meeting.

 REPORT OF THE AUDIT COMMITTEE

        The audit committee operates under a written charter adopted by the board of directors that is available on the Company's website at www.evopayments.com.

        The audit committee oversees the accounting, auditing and financial reporting processes of the Company. As part of its oversight responsibilities, the audit committee reviewed and discussed the Company's consolidated financial statements for the year ended December 31, 2019 and the Company's internal controls over financial reporting as of December 31, 2019 with management and Deloitte & Touche LLP, the independent auditor for the Company. The Committee also discussed and reviewed with Deloitte & Touche LLP all communications required under generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (the "PCAOB"), including the matters required to be discussed by Deloitte & Touche LLP with the audit committee under PCAOB Auditing Standard No. 1301, Communications with audit committees, and SEC Rule 2-07 of Regulation S-X.

        In addition, Deloitte & Touche LLP provided to the audit committee a formal written statement describing all relationships between Deloitte & Touche LLP and its affiliates and the Company and its affiliates as defined by the rules and regulations of the SEC that might bear on Deloitte & Touche LLP's independence as required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence. The audit committee reviewed and discussed with Deloitte & Touche LLP any matters that could have impacted Deloitte & Touche LLP's objectivity and independence from the Company and management, including the provision of non-audit services to the Company. Nothing came to the audit committee's attention as a result of its review of Deloitte & Touche LLP's statement or its discussions with Deloitte & Touche LLP that would indicate that Deloitte & Touche LLP lacked such objectivity or independence. Based on these reviews and discussions and in reliance thereon, the audit committee recommended to the board of directors that the audited financial statements for the Company be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.

AUDIT COMMITTEE

David W. Leeds (Chair)
Mark A. Chancy
Laura M. Miller
Gregory S. Pope

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth the number of shares of our stock reserved for issuance under our equity compensation plans as of December 31, 2019:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3)
Equity compensation plans approved by security holders	4,244,329	$20.46	3,345,718
Equity compensation plans not approved by security holders	—	—	—

Total	4,244,329	$20.46	3,345,718

(1)
Represents the total number of shares associated with options and restricted stock units outstanding as of December 31, 2019 that may or will be settled in equity. Does not include 7,891 restricted stock awards outstanding under the EVO Payments, Inc. Equity Appreciation Plan.

(2)
The weighted-average exercise price does not reflect the shares that will be issued upon the payment of outstanding awards of restricted stock units or restricted stock awards.

(3)
Represents the total number of shares remaining for future issuance under the EVO Payments Inc. 2018 Omnibus Incentive Plan.

 STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following tables set forth information relating to the beneficial ownership of our Class A common stock, Class B common stock, Class C common stock and Class D common stock as of April 14, 2020 by:

  •
  each of our directors and named executive officers;

  •
  each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of Class A common stock, Class B common stock, Class C common stock and Class D common stock and LLC Interests; and

  •
  all of our directors and executive officers as a group.

        As described in "Certain Relationships and Related Party Transactions," each Continuing LLC Owner (as defined below) is entitled to have their LLC Interests purchased or redeemed for cash equal to the market value of the applicable number of our shares of Class A common stock. "Continuing LLC Owners" refers collectively to the holders of our Class B common stock, Class C common stock and Class D common stock immediately following our initial public offering, which includes Blueapple, MDP, our executive officers and certain of our current and former employees.

        The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of April 14, 2020 through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, we believe, based on information furnished to us, that the persons named in the table have sole voting and investment power with respect to all shares of common stock and LLC Interests held by that person.

        Applicable percentage ownership is based on 41,361,664 shares of our Class A common stock, 34,163,538 shares of Class B common stock, 2,319,955 shares of Class C common stock and 4,339,978 shares of Class D common stock outstanding as of April 14, 2020. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 14, 2020 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated below, the address for each beneficial owner listed is c/o EVO Payments, Inc., Ten Glenlake Parkway, South Tower, Suite 950, Atlanta, Georgia 30328.

Beneficial ownership in EVO Payments, Inc.

	Class A common stock beneficially owned		Class B common stock beneficially owned		Class C common stock beneficially owned		Class D common stock beneficially owned		Combined Voting Power
Name of beneficial owner	Number	%	Number	%	Number	%	Number	%	%
5% Stockholders
Blueapple, Inc.(1)	—	—	34,163,538	100.00%	—	—	—	—	15.90%
Madison Dearborn Partners, LLC(2)	652,500	1.58%	—	—	—	—	3,711,478	85.52%	6.82%
Brown Advisory Incorporated(3)	3,719,616	9.0%	—	—	—	—	—	—	5.82%
The Vanguard Group(4)	3,490,961	8.5%	—	—	—	—	—	—	5.47%
BlackRock, Inc.(5)	2,760,658	6.7%	—	—	—	—	—	—	4.32%
Victory Capital Management Inc.(6)	2,077,360	5.0%	—	—	—	—	—	—	3.25%
Directors and Named Executive Officers
Rafik R. Sidhom(1)	—	—	34,163,538	100.00%	—	—	—	—	15.90%
Mark A. Chancy	—	—	—	—	—	—	—	—	*
Vahe A. Dombalagian(2)	652,500	1.58%	—	—	—	—	3,711,478	85.52%	6.82%
John S. Garabedian	38,420	*	—	—	—	—	—	—	*
David W. Leeds	21,003	*	—	—	—	—	—	—	*
Laura M. Miller	—	—	—	—	—	—	—	—	*
Gregory S. Pope	72,618	*	—	—	—	—	—	—	*
Matthew W. Raino(2)	652,500	1.58%	—	—	—	—	3,711,478	85.52%	6.82%
James G. Kelly(7)	333,758	*	—	—	1,239,618	53.48%	—	—	7.30%
Thomas E. Panther	—	—	—	—	—	—	—	—	*
Kevin M. Hodges(8)	86,788	*	—	—	287,530	12.40%	—	—	1.71%
Michael L. Reidenbach(9)	97,940	*	—	—	356,563	15.38%	—	—	2.10%
Brendan F. Tansill(10)	116,228	*	—	—	267,142	11.52%	—	—	1.64%
Darren Wilson(11)	221,933	*	—	—	—	—	—	—	*
All executive officers and directors as a group (18 persons)(12)	1,857,327	4.40%	34,163,538	100.00%	2,317,955	100.00%	3,711,478	85.52%	38.33%

Beneficial Ownership in EVO Investco, LLC

	LLC Interests beneficially owned
Name of beneficial owner	Number	%
5% Stockholders
Blueapple, Inc.(1)	34,163,538	41.57%
Madison Dearborn Partners, LLC(2)	3,711,478	4.52%
Directors and Named Executive Officers
Rafik R. Sidhom(1)	34,163,538	41.57%
Mark A. Chancy	—	—
Vahe A. Dombalagian(2)	3,711,478	4.52%
John S. Garabedian	—	—
David W. Leeds	—	—
Laura M. Miller	—	—
Gregory S. Pope	—	—
Matthew W. Raino	3,711,478	4.52%
James G. Kelly(7)	1,239,618	1.51%
Thomas E. Panther	—	—
Kevin M. Hodges	287,530	*
Michael L. Reidenbach	356,563	*
Brendan F. Tansill	267,142	*
Darren Wilson	—	—
All executive officers and directors as a group (18 persons)	40,192,971	48.91%

*
Indicates beneficial ownership of less than 1% of the total outstanding common stock or LLC Interests, as applicable.

(1)
Blueapple is controlled by its majority stockholder, Rafik R. Sidhom, who is our founder and chairman of our board of directors. Mr. Sidhom may be deemed to share beneficial ownership of the reported securities. Mr. Sidhom disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein. The address for Blueapple and Mr. Sidhom is 515 Broadhollow Road, Melville, New York 11747.

(2)
Consists of 652,500 shares of Class A common stock held by Madison Dearborn Capital Partners VI-C, L.P. ("MDCP VI-C"), 302,344 shares of Class D common stock and an equal number of LLC Interests held by Madison Dearborn Capital Partners VI-B, L.P. ("MDCP VI-B"), 3,113 shares of Class D common stock and an equal number of LLC Interests held by Madison Dearborn Capital Partners VI Executive-B, L.P. ("MDCP Exec VI-B"), 3,346,467 shares of Class D common stock and an equal number of LLC Interests held by MDCP Cardservices, LLC ("MDCP Cardservices"), and 59,554 shares of Class D common stock and an equal number of LLC Interests held by MDCP VI-C Cardservices Splitter, L.P. ("Splitter"). MDCP VI-B may be deemed to share beneficial ownership of the securities held by MDCP Cardservices, as its controlling member. Madison Dearborn Partners VI-B, L.P. ("MDP VI-B") may be deemed to share beneficial ownership of the securities held by MDCP VI-B, MDCP Exec VI-B and Splitter, as each of their general partners. MDCP VI-C may be deemed to share beneficial ownership of the securities held by Splitter to the extent of its pecuniary interest therein by virtue of the rights granted with respect to the disposition of such securities under the Exchange Agreement and a call option issued by MDCP VI-C Cardservices Blocker Corp. ("Blocker"). Blocker may be deemed to share beneficial ownership of the securities held by Splitter to the extent of its pecuniary interest therein by virtue of the rights granted with respect to the disposition of such securities under the call option. Madison Dearborn Partners VI-A&C, L.P. ("MDP VI-A&C"), as the general partner of

  MDCP VI-C, may be deemed the beneficial owner of the securities beneficially owned by MDCP VI-C. Madison Dearborn Partners, LLC ("MDP LLC"), as the general partner of each of MDP VI-B and MDP VI-A&C may be deemed to share beneficial ownership of the reported securities. As the sole members of the limited partner committees of MDP VI-B and MDP VI-A&C, which have the power, acting by unanimous vote, to vote or dispose of the securities beneficially owned by MDP VI-B and MDP VI-A&C, respectively, Paul J. Finnegan and Samuel M. Mencoff may be deemed to have shared voting and investment power over such securities. Two members of our board of directors, Vahe A. Dombalagian and Matthew W. Raino, are Managing Directors of MDP LLC. Each of the foregoing entities and persons disclaims beneficial ownership of the reported securities except to the extent of his or its pecuniary interest therein. The address for the MDP entities and persons is c/o Madison Dearborn Partners, LLC, 70 W. Madison Street, Suite 4600, Chicago, Illinois 60602.

(3)
Based on information obtained from a Schedule 13G filed with the SEC on February 14, 2020 by Brown Advisory Incorporated ("BAI") on behalf of itself and its subsidiaries, Brown Investment Advisory & Trust Company ("BIATC") and Brown Advisory LLC ("BALLC"). BAI reported that, as of December 31, 2019, BAI, BIATC and BALLC had sole voting power with respect to 3,083,145; 37,521 and 3,045,624 shares of our Class A common stock, respectively, and shared dispositive power with respect to 3,719,616; 37,521 and 3,682,095 shares of our Class A common stock, respectively. The address of each of the foregoing is 901 South Bond Street, Suite #400, Baltimore, MD 21231.

(4)
Based on information obtained from a Schedule 13G filed with the SEC on February 12, 2020 by The Vanguard Group ("Vanguard") on behalf of itself and its wholly owned subsidiaries, Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. Vanguard reported that as of December 31, 2019, it had sole voting power with respect to 77,854 shares of our Class A common stock, shared voting power with respect to 2,683 shares of our Class A common stock, sole dispositive power with respect to 3,417,159 shares of our Class A common stock and shared dispositive power with respect to 73,802 shares of our Class A common stock, and that the shares are beneficially owned by Vanguard and its wholly owned subsidiaries identified above. The address of each of the foregoing is 100 Vanguard Blvd., Malvern, PA 19355.

(5)
Based on information obtained from a Schedule 13G filed with the SEC on February 5, 2020 by BlackRock, Inc. ("Blackrock") on behalf of itself and its wholly owned subsidiaries, BlackRock Life Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Fund Advisors and BlackRock Fund Managers Ltd. BlackRock reported that as of December 31, 2019, it had sole voting power with respect to 2,681,559 shares of our Class A common stock and sole dispositive power with respect to 2,760,658 shares of our Class A common stock, and that the shares are beneficially owned by BlackRock and its wholly owned subsidiaries identified above. The address of each of the foregoing is 55 East 52nd Street, New York, NY 10055.

(6)
Based on information obtained from a Schedule 13G filed with the SEC on January 31, 2020 by Victory Capital Management Inc. ("Victory Capital"). Victory Capital reported that, as of December 31, 2019, BAI, it had sole voting power with respect to 1,981,650 shares of our Class A common stock, and sole dispositive power with respect to 2,077,360 shares of our Class A common stock. The address of Victory Capital is 4900 Tiedeman Rd. 4th Floor, Brooklyn, OH 44144.

(7)
Includes 787,662 shares of Class C common stock and an equal number of LLC Interests held by the James G. Kelly Grantor Trust Dated January 12, 2012. John Kelly, Mr. Kelly's son, is the trustee of the James G. Kelly Grantor Trust Dated January 12, 2012. Includes shares of Class A common stock underlying 169,772 stock options that are currently exercisable as well as 23,850 restricted stock units and 103,360 stock options that will vest on May 22, 2020.

(8)
Includes shares of Class A common stock underlying 42,466 stock options that are currently exercisable as well as 6,734 restricted stock units and 29,184 stock options that will vest on May 22, 2020.

(9)
Includes shares of Class A common stock underlying 48,883 stock options that are currently exercisable as well as 7,295 restricted stock units and 31,616 stock options that will vest on May 22, 2020.

(10)
Includes shares of Class A common stock underlying 57,507 stock options that are currently exercisable as well as 8,978 restricted stock units and 38,912 stock options that will vest on May 22, 2020.

(11)
Includes shares of Class A common stock underlying 69,667 stock options that are currently exercisable as well as 11,784 restricted stock units and 51,072 stock options that will vest on May 22, 2020.

(12)
Includes shares of Class A common stock underlying 492,784 stock options that are currently exercisable as well as 74,247 restricted stock units and 321,783 stock options that will vest on May 22, 2020.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

        The following is a description of transactions since January 1, 2019 to which we have been a party, in which the amount involved exceeds $120,000, and in which any of our directors, executive officers or holders of more than 5% of our Class A common stock, Class B common stock, Class C common stock and Class D common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Issuance of Series A convertible preferred stock

        On April 21, 2020, we issued 152,250 shares of preferred stock, par value $0.0001 per share, designated as "Series A Convertible Preferred Stock" (the "Series A convertible preferred stock") to an affiliate of MDP for a purchase price of $985.221685 per share. The Series A convertible preferred stock ranks senior to our Class A common stock, with respect to dividends and distributions on liquidation, winding-up and dissolution. Holders of shares of our Series A convertible preferred stock are entitled to cumulative, paid-in-kind dividends, which are payable semi-annually in arrears by increasing the liquidation preference for each outstanding share of Series A convertible preferred stock. These paid-in-kind dividends accrue at an annual rate of (i) 6.00% per annum for the first ten years and (ii) 8.00% per annum thereafter, subject in each case to a 1.00% per annum increase in the event the Stockholder Approval (as defined below) is not obtained prior to the earlier of our 2021 annual meeting of stockholders and August 1, 2021. Holders of Series A convertible preferred stock are also entitled to participate in and receive any dividends declared or paid on the Class A common stock on an as-converted basis, and no dividends may be paid to holders of Class A common stock unless full participating dividends are concurrently paid to holders of Series A convertible preferred stock.

        Each holder of Series A convertible preferred stock has the right to convert its Series A convertible preferred stock into fully paid and non-assessable shares of Class A common stock based on the then-effective conversion rate, subject to certain limitations, after the date on which we hold our first meeting of stockholders for the purpose of obtaining the Stockholder Approval. Unless and until approval of our stockholders is obtained as contemplated by Nasdaq listing rules (the "Stockholder Approval"), no holder of Series A convertible preferred stock may convert shares of Series A convertible preferred stock through either an optional or a mandatory conversion into shares of Class A common stock if and to the extent that such conversion would result in the holder beneficially owning in excess of 19.99% of the aggregate number of votes entitled to be cast generally at a meeting of our stockholders held for the election of directors by all outstanding shares of our common stock (regardless of class).

        We also reimbursed MDP for $750,000 of expenses in connection with the offer and sale of the Series A convertible preferred stock.

EVO LLC Agreement

        In connection with the IPO, we and the Continuing LLC Owners entered into the EVO LLC amended and restated limited liability company agreement, which we refer to as the EVO LLC Agreement. The EVO LLC Agreement was amended in connection with the issuance of our Series A convertible preferred stock, effective April 21, 2020, to designate a series of convertible preferred units with terms in the aggregate substantially equivalent to the Series A convertible preferred stock.

        Appointment as manager.    Under the EVO LLC Agreement, we became a member and the sole manager of EVO LLC. As the sole manager, we are able to control all of the day-to-day business affairs and decision-making of EVO LLC without the approval of any other member. As such, we, through our officers and directors, will be responsible for all operational and administrative decisions of EVO LLC and the day-to-day management of EVO LLC's business. Pursuant to the terms of the

EVO LLC Agreement, we cannot, under any circumstances, be removed as the sole manager of EVO LLC except by our election.

        Compensation.    We are not entitled to compensation for our services as manager. We are entitled to reimbursement by EVO LLC for fees and expenses incurred on behalf of EVO LLC, including all expenses associated with maintaining our corporate existence.

        Distributions.    The EVO LLC Agreement requires "tax distributions" to be made by EVO LLC to its members, as that term is defined in the agreement, except to the extent such distributions would render EVO LLC insolvent or are otherwise prohibited by law, our first lien senior secured credit facility pursuant to our credit agreement dated as of December 22, 2016, and amended on October 24, 2017, April 3, 2018, and June 14, 2018 (together, our "Senior Secured Credit Facilities") or any of our future debt agreements. Tax distributions will be made as and when members are required to make estimated payments or file tax returns, which we expect will be approximately on a quarterly basis, to each member of EVO LLC, including us, based on such member's allocable share of the taxable income of EVO LLC and an assumed tax rate that will be determined by us. For this purpose, the taxable income of EVO LLC, and the members' allocable share of such taxable income, shall be determined without regard to any tax basis adjustments that are personal to any member, including as a result from our deemed or actual purchase of an LLC Interest from the Continuing LLC Owners (as described below under "—Tax Receivable Agreement"). The assumed tax rate that we expect to use for purposes of determining tax distributions from EVO LLC to its members will be the highest combined federal, state, and local tax rate that may potentially apply to any one of EVO LLC's members (currently 48.42% of taxable income), regardless of the actual final tax liability of any such member. We expect EVO LLC may make distributions out of distributable cash periodically to enable us to cover our operating expenses and other obligations, including our obligations under the TRA, as well as to make dividend payments, if any, to the holders of our Class A common stock, except to the extent such distributions would render EVO LLC insolvent or are otherwise prohibited by law, our Senior Secured Credit Facilities or any of our future debt agreements.

        Transfer restrictions.    The EVO LLC Agreement generally does not permit transfers of LLC Interests by members, subject to certain limited exceptions. Any transferee of LLC Interests must assume, by operation of law or written agreement, all of the obligations of a transferring member with respect to the transferred units, even if the transferee is not admitted as a member of EVO LLC.

        Common unit sale and exchange rights.    The EVO LLC Agreement provides certain sale and exchange rights to the Continuing LLC Owners that entitles each Continuing LLC Owner to have all or a portion of its LLC Interests purchased by us or exchanged for Class A common stock, as applicable, or redeemed by EVO LLC.

        Pursuant to the EVO LLC Agreement, upon receipt of a sale notice from Blueapple with respect to its LLC Interests, we will use our commercially reasonable best efforts to pursue a public offering of shares of our Class A common stock and use the net proceeds therefrom to purchase LLC Interests from Blueapple. We may elect, at our option (determined solely by our independent directors (within the meaning of the rules of Nasdaq) who are disinterested), to cause EVO LLC to instead redeem the applicable LLC Interests for cash; provided that Blueapple consents to any election by us to cause EVO LLC to redeem the LLC Interests. Blueapple is not entitled to deliver more than four sale notices in the aggregate that are ultimately settled as purchases of LLC Interests from the net proceeds of a public offering of Class A common stock during any twelve-month period. Any public offerings conducted by MDP pursuant to the exercise of its registration rights pursuant to the Registration Rights Agreement where we register shares to purchase LLC Interests from Blueapple also count as sale notices for purposes of this limitation.

        Each Continuing LLC Owner (other than Blueapple) has an exchange right providing that, upon receipt of an exchange notice from such Continuing LLC Owner, we will exchange the applicable LLC

Interests for newly issued shares of our Class A common stock on a one-for-one basis pursuant to the Exchange Agreement. Upon our receipt of such an exchange notice, we may elect at our option (determined solely by our independent directors (within the meaning of the rules of Nasdaq) who are disinterested), to cause EVO LLC to instead redeem the applicable LLC Interests for cash; provided that such Continuing LLC Owner consents to any election by us to cause EVO LLC to redeem the LLC Interests. In the event that a Continuing LLC Owner does not consent to an election by us to cause EVO LLC to redeem the LLC Interests, we are required to exchange the applicable LLC Interests for newly issued shares of Class A common stock.

        Any LLC Interests purchased from Blueapple following the completion of a public offering of shares of our Class A common stock will be purchased for cash at a price per LLC Interest equal to the price per share of such Class A common stock sold (after deducting underwriting discounts and commissions) in the offering. Any LLC Interests redeemed by EVO LLC from any Continuing LLC Owner will be redeemed at a price per LLC Interest equal to a volume-weighted average market price of one share of our Class A common stock for each LLC Interest (subject to customary adjustments, including for stock splits, stock dividends and reclassifications).

        If we elect to cause EVO LLC to redeem LLC Interests in lieu of pursuing a public offering or exchanging LLC Interests for newly issued shares of our Class A common stock, we will offer the other Continuing LLC Owners the right to have their respective LLC Interest redeemed in an amount up to such person's pro rata share of the aggregate LLC Interests to be redeemed. We are not be required to redeem any LLC Interest from Blueapple or any other Continuing LLC Owner in response to a sale notice from Blueapple if we elect to pursue, but are unable to complete, a public offering of shares of our Class A common stock.

        Each Continuing LLC Owner's exchange rights are subject to certain customary limitations, including the absence of any liens or encumbrances on such LLC Interest to be purchased or redeemed. The settlement of a purchase of LLC Interests from Blueapple is subject to the consummation of a public offering generating sufficient net proceeds to us to purchase the applicable LLC Interests, subject to customary cutback provisions. Any Continuing LLC Owner (other than Blueapple) may condition the settlement of any exchange of LLC Interests from such Continuing LLC Owner on the closing of an underwritten offering of the shares of our Class A common stock to be issued in connection with the settlement.

        Pursuant to the Registration Rights Agreement described below, MDP has customary registration rights, and all Continuing LLC Owners (other than Blueapple) have customary piggyback registration rights, including piggyback rights with respect to any public offering conducted in response to our receipt of a sale notice from Blueapple. Pursuant to the EVO LLC Agreement, Blueapple also has the right, in connection with any public offering we conduct (including any offering conducted as a result of an exercise by MDP of its registration rights), to request that we use our commercially reasonable best efforts to include shares of our Class A common stock as part of such public offering and use the net proceeds therefrom to purchase a like amount of its LLC Interests. Our requirement to pursue public offerings and purchase of LLC Interests from Blueapple for cash in connection with any offering is subject to customary cutback provisions typical for registration rights agreements.

        In addition, we agree under the Registration Right Agreement to maintain a registration statement with respect to the issuance of the Class A common stock to be issued upon exchange of any outstanding LLC Interests pursuant to the exchange rights described above.

        Any time we purchase LLC Interests from any Continuing LLC Owner, our ownership of LLC Interests will increase. Whether by purchase or redemption, we are obligated to ensure that at all times the number of LLC Interests that we own equals the number of our outstanding shares of Class A common stock (subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities).

        In connection with any purchase or redemption of LLC Interests from a Continuing LLC Owner, the Continuing LLC Owner is required to surrender a number of shares of our Class B common stock (to the extent still outstanding), Class C common stock, or Class D common stock, as applicable, registered in the name of such Continuing LLC Owner, which we will cancel for no consideration on a one-for-one basis with the number of LLC Interests purchased or redeemed.

        Maintenance of one-to-one ratio between shares of Class A common stock and LLC Interests.    The EVO LLC Agreement requires EVO LLC to take all actions with respect to its LLC Interests, including reclassifications, distributions, divisions or recapitalizations, to maintain at all times a one-to-one ratio between the number of LLC Interests owned by us and the number of shares of our Class A common stock outstanding. This ratio requirement disregards (i) shares of our Class A common stock under unvested options issued by us, (ii) treasury stock, (iii) preferred stock or other debt or equity securities (including warrants, options or rights) issued by us that are convertible into or exercisable or exchangeable for shares of Class A common stock, except to the extent we have contributed the net proceeds from such other securities, including any exercise or purchase price payable upon conversion, exercise or exchange thereof, to the equity capital of EVO LLC, and (iv) prior to their conversion, any shares of Class A common stock issuable upon conversion of our Series A convertible preferred stock. In addition, this Class A common stock ratio requirement disregards all LLC Interests at any time held by any other person, including the Continuing LLC Owners. If we issue, transfer or deliver from treasury stock or purchase shares of Class A common stock in a transaction not contemplated by the EVO LLC Agreement, we as manager have the authority to take all actions such that, after giving effect to all such issuances, transfers, deliveries or purchases, the number of outstanding LLC Interests we own equals, on a one-for-one basis, the number of outstanding shares of Class A common stock. If we issue, transfer or deliver from treasury stock or purchase or redeem any of our preferred stock in a transaction not contemplated by the EVO LLC Agreement, we as manager have the authority to take all actions such that, after giving effect to all such issuances, transfers, deliveries purchases or redemptions, we hold (in the case of any issuance, transfer or delivery) or cease to hold (in the case of any purchase or redemption) equity interests in EVO LLC which (in our good faith determination) are in the aggregate substantially equivalent to our preferred stock so issued, transferred, delivered, purchased or redeemed. EVO LLC is prohibited from undertaking any subdivision (by any split of units, distribution of units, reclassification, recapitalization or similar event) or combination (by reverse split of units, reclassification, recapitalization or similar event) of the LLC Interest that is not accompanied by an identical subdivision or combination of our Class A common stock to maintain at all times a one-to-one ratio between the number of LLC Interests owned by us and the number of outstanding shares of our Class A common stock, subject to exceptions.

        Issuance of LLC Interests upon exercise of options or issuance of other equity compensation.    Upon the exercise of options issued by us, or the issuance of other types of equity compensation by us (such as the issuance of restricted or non-restricted stock, payment of bonuses in stock or settlement of stock appreciation rights in stock), we have the right to acquire from EVO LLC a number of LLC Interests equal to the number of our shares of Class A common stock being issued in connection with the exercise of such options or issuance of other types of equity compensation. When we issue shares of Class A common stock in settlement of stock options granted to persons that are not officers or employees of EVO LLC or its subsidiaries, we will make, or be deemed to make, a capital contribution in EVO LLC equal to the aggregate value of such shares of Class A common stock and EVO LLC will issue to us a number of LLC Interests equal to the number of shares we issued. When we issue shares of Class A common stock in settlement of stock options granted to persons that are officers or employees of EVO LLC or its subsidiaries, then we will be deemed to have sold directly to the person exercising such award a portion of the value of each share of Class A common stock equal to the exercise price per share, and we will be deemed to have sold directly to EVO LLC (or the applicable subsidiary of EVO LLC) the difference between the exercise price and market price per share for each such share of Class A common stock. In cases where we grant other types of equity compensation to employees of EVO LLC or its subsidiaries, on each applicable vesting date we will be deemed to have sold to EVO LLC (or such subsidiary) the number of vested shares at a price equal to the market price per share, EVO LLC (or such subsidiary) will deliver the shares to the applicable person, and we will be deemed to have made a capital contribution in EVO LLC equal to the purchase price for such shares in exchange for an equal number of LLC Interests.

        Dissolution.    The EVO LLC Agreement provides that the unanimous consent of all members holding voting units is required to voluntarily dissolve EVO LLC. In addition to a voluntary dissolution, EVO LLC will be dissolved upon the entry of a decree of judicial dissolution or other circumstances in accordance with Delaware law. Upon a dissolution event, the proceeds of a liquidation will be distributed in the following order: (1) first, to pay the expenses of winding up EVO LLC; (2) second, to pay debts and liabilities owed to creditors of EVO LLC, other than members; (3) third, to pay debts and liabilities owed to members; (4) fourth, to the holders of the convertible preferred units in an amount with respect to each such unit equal to the greater of (a) the sum of the liquidation preference applicable to such unit and any dividends that will have accumulated unpaid on a share of our Series A convertible preferred stock and (b) the amount that would have been received if the preferred units had been converted to LLC Interests on the date of such payment, and (5) fifth, to the members pro-rata in accordance with their respective percentage ownership interests in EVO LLC (as determined based on the number of LLC Interests held by a member relative to the aggregate number of all outstanding LLC Interests).

        Amendment.    The EVO LLC Agreement provides that it may be amended or modified by us as the manager. However, no amendment or modification, whether by merger, consolidation or otherwise, (1) to the amendment provisions of the EVO LLC Agreement may be made without the prior written consent of each member of EVO LLC, (2) to any of the terms and conditions of the EVO LLC Agreement that expressly require the approval or action of certain persons may be made without obtaining the consent of the requisite number or specified percentage of such persons who are entitled to approve or take action on such matter, and (3) to any of the terms and conditions of the EVO LLC Agreement may be made without the prior written consent of any member of EVO LLC to the extent such amendment or modification adversely affects the rights or powers of such member or imposes additional obligations on such member.

        Indemnification.    The EVO LLC Agreement provides for indemnification by EVO LLC of the manager, members and officers of EVO LLC and EVO LLC's subsidiaries or affiliates. Under the EVO LLC Agreement, EVO LLC also agrees, subject to certain limitations, to indemnify the Continuing LLC Owners against losses, claims, actions, damages, liabilities and expenses related to any public offering of shares of our Class A common stock where we use the net proceeds therefrom to purchase LLC Interests from the Continuing LLC Owners.

Tax Receivable Agreement

        For purposes of this discussion of the tax receivable agreement dated as of May 25, 2018 (the "TRA"), the Continuing LLC Owners include the MDP affiliate who owns the call option and the MDP affiliate that owns the LLC Interests subject to the call option described above. We used all of the net proceeds from the IPO to purchase LLC Interests directly from EVO LLC. We expect to obtain an increase in our share of the tax basis of the assets of EVO LLC from future purchases or redemptions of LLC Interests that result from Continuing LLC Owners exercising their rights to have LLC Interests purchased by us or redeemed by EVO LLC, which we intend to treat, to the extent the law allows, as our direct purchase of LLC Interests from a Continuing LLC Owner for U.S. federal income and other applicable tax purposes (such basis increases, the "Basis Adjustments"). Any Basis Adjustment will have the effect of reducing the amounts that we would otherwise pay in the future to various tax authorities, to the extent we would otherwise have had net taxable income on which we would have been required to pay income tax. The Basis Adjustments may also decrease gains (or increase losses) on future dispositions of certain assets to the extent tax basis is allocated to those assets.

        In connection with the transactions described above, we entered into the TRA with the Continuing LLC Owners that provides for the payment by us to such persons of 85% of the amount of tax benefits, if any, that we actually realize, or in some circumstances are deemed to realize, as a result of the transactions described above, including increases in the tax basis of the assets of EVO LLC attributable to payments made under the TRA and deductions attributable to imputed interest payments pursuant to the TRA. EVO LLC intends to have in effect an election under Section 754 of the Code effective for each taxable year in which a purchase or redemption of LLC Interests for cash occurs. These tax benefit payments are not conditioned upon one or more of the Continuing LLC Owners maintaining a continued ownership interest in either EVO LLC or us. The Continuing LLC Owners' rights under the TRA are assignable to permitted transferees of their LLC Interests (other than EVO LLC or us as transferee pursuant to a purchase or redemption of LLC Interests). We will benefit from the remaining 15% of the tax benefits, if any, that we may actually realize.

        The actual Basis Adjustments, as well as any amounts paid to the Continuing LLC Owners under the TRA will vary depending on a number of factors, including:

  •
  the timing of any subsequent purchases or redemptions—for instance, the Basis Adjustments resulting from a purchase or redemption of LLC Interests will depend on the fair market value of LLC Interests at the time of purchase or redemption. Thus, the Basis Adjustment will vary because of fluctuations in fair market value;

  •
  price of purchases or redemptions—in the case of purchases, the price of shares of our Class A common stock at the time of initial purchases or subsequent purchases, after deducting underwriting discounts and commissions, and in the case of redemptions, the price of shares of our Class A common stock at the time of redemptions, the Basis Adjustments, as well as any related increase in any tax deductions, is directly related to the price of shares of our common stock at the time of the initial purchases or subsequent purchases or redemptions;

  •
  nature of acquisition of LLC Interests—if an acquisition of LLC Interests is not taxable for any reason, increased tax deductions will not be available. Moreover, taxable acquisitions can lead to different payments under the TRA depending on whether they constitute purchases by EVO Payments, Inc. or redemptions by EVO LLC; and

  •
  the amount and timing of tax benefits—the TRA generally requires us to pay 85% of the tax benefits as and when those benefits are treated as realized under the terms of the TRA. If we do not have taxable income, we generally will not be required (absent a change in control or other circumstances requiring an early termination payment) to make payments under the TRA for that taxable year because no tax benefits will have been actually realized. However, any tax benefits that do not result in realized tax benefits in a given taxable year will likely generate tax attributes that may be utilized to generate tax benefits in previous or future taxable years. The utilization of any such tax attributes will result in payments under the TRA.

        For purposes of the TRA, cash tax savings in income tax and franchise tax in lieu of income tax will be computed by comparing our actual income and franchise tax liability to the amount of such taxes that we would have been required to pay had there been no Basis Adjustments and had the TRA not been entered into. The amount of state and local taxes that would have been paid in that case will be determined using an estimated rate of tax that approximates the overall state and local tax rate that would have been applied. The TRA generally applies to each of our taxable years, beginning with the first taxable year ending after the consummation of the IPO. There is no maximum term for the TRA; however, the TRA may be terminated by us pursuant to an early termination procedure that requires us to pay the Continuing LLC Owners an agreed upon amount equal to the estimated present value of the remaining payments to be made under the agreement (calculated with certain assumptions).

        The payment obligations under the TRA are obligations of EVO Payments, Inc. and not of EVO LLC. Although the actual timing and amount of any payments that may be made under the TRA will vary, we expect that the payments to the Continuing LLC Owners could be substantial. Any payments made by us to the Continuing LLC Owners under the TRA will generally reduce the amount of overall cash flow that might have otherwise been available to us or to EVO LLC and, to the extent that we are unable to make payments under the TRA for any reason, the unpaid amounts will be deferred and will accrue interest until paid by us. We anticipate funding payments under the TRA from cash flow from operations of our subsidiaries, available cash and available borrowings under our credit facility.

        The TRA provides that if certain mergers, asset sales, other forms of business combination, or other changes of control were to occur, or that if, at any time, we elect an early termination of the TRA, then the TRA will terminate and our obligations, or our successor's obligations, under the TRA would accelerate and become due and payable, based on certain assumptions, including an assumption that we would have sufficient taxable income to fully utilize all potential future tax benefits that are subject to the TRA. We may elect to completely terminate the TRA early only with the written approval of a majority of our "independent directors" (within the meaning of Rule 10A-3 promulgated under the Exchange Act and the corresponding rules of Nasdaq). The Continuing LLC Owners that are members of our board, are not "independent directors" for this purpose and will not have the ability to cause us to elect an early termination of the TRA.

        Decisions made by us in the course of running our business, such as with respect to mergers, asset sales, tax planning, other forms of business combinations or other changes in control, may influence the timing and amount of payments that are received by a Continuing LLC Owner under the TRA. For example, the earlier disposition of assets following an exchange or acquisition transaction will generally accelerate payments under the TRA and increase the present value of such payments.

        As a result of a change in control or our election to terminate the TRA early, (1) we could be required to make cash payments to the Continuing LLC Owners that are greater than the specified percentage of the actual benefits we ultimately realize in respect of the tax benefits that are subject to the TRA, and (2) we would be required to make an immediate cash payment equal to the present value of the anticipated future tax benefits that are the subject of the TRA, based on certain assumptions, which payment may be made significantly in advance of the actual realization, if any, of such future tax benefits. In these situations, our obligations under the TRA could have a material adverse effect on our liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combination, or other changes of control. There can be no assurance that we will be able to finance our obligations under the TRA.

        Payments under the TRA are based on tax reporting positions that we take. We will not be reimbursed for any cash payments previously made to the Continuing LLC Owners pursuant to the TRA if any tax benefits initially claimed by us are subsequently challenged by a taxing authority and ultimately disallowed. Instead, any excess cash payments made by us to a Continuing LLC Owner will be netted against any future cash payments that we might otherwise be required to make to that Continuing LLC Owner under the terms of the TRA. However, a challenge to any tax benefit initially claimed by us might not arise for a number of years following the initial time of such payment or, even if challenged early, such excess payments may be greater than future cash payments that could be offset under the TRA. As a result, it is possible that we could make cash payments under the TRA that are substantially greater than our actual cash tax savings.

        We have full responsibility for, and sole discretion over, all EVO Payments, Inc. tax matters, including the filing and amendment of all tax returns and claims for refund and defense of all tax contests, subject to certain participation and approval rights held by the Continuing LLC Owners.

        Under the TRA, we are required to provide the Continuing LLC Owners with a schedule showing the calculation of payments that are due under the TRA with respect to each taxable year with respect to which a payment obligation arises within 90 days after filing our U.S. federal income tax return for such taxable year. This calculation will be based upon the advice of our tax advisors. Payments under the TRA are generally made to the Continuing LLC Owners within five business days after this schedule becomes final pursuant to the procedures set forth in the TRA, although interest on such payments will begin to accrue at a rate of LIBOR plus 100 basis points from the due date (without extensions) of such tax return. Any late payments that may be made under the TRA will continue to accrue interest at LIBOR plus 500 basis points until such payments are made, generally including any late payments that we may subsequently make because we did not have enough available cash to satisfy our payment obligations at the time at which they originally arose.

        As discussed above, actual amounts of payments under the TRA and the timing of such payments will vary and will be determined based on a number of factors, including the timing and nature of future acquisitions of LLC Interests, the price of Class A common stock at the time of each purchase or redemption, the extent to which such purchases or redemptions are taxable, the amount and timing of the taxable income we generate in the future and the tax rate then applicable and the timing and amount of any subsequent asset dispositions. Thus, it is likely that future transactions or events could increase or decrease the actual tax benefits realized and the corresponding payments under the TRA as compared to the estimates set forth above. Payments under the TRA are not conditioned on the Continuing LLC Owners' continued ownership of us.

Exchange Agreement

        In connection with the completion of the IPO, we entered into the Exchange Agreement with the Continuing LLC Owners (other than Blueapple) providing for the exchange of Class A common stock for LLC Interests in accordance with the exchange rights described in "—EVO LLC Agreement—Common unit sale and exchange rights."

        In addition to the exchange rights described above, an affiliate of MDP is the holder of a call option that provides the holder the option to directly or indirectly purchase, from MDCP VI-C, LLC Interests. Pursuant to the Exchange Agreement, the affiliate has the right to require a purchase and simultaneous exercise of all or a portion of the call option by us. The aggregate value of the consideration paid by us to acquire any LLC Interests pursuant to the call option (i.e., the sum of the call option purchase price and the call option exercise price) will be the same as if we had acquired the relevant LLC Interests directly pursuant to the sale and exchange mechanics under the Exchange Agreement and may be paid in either cash or in shares of Class A common stock at our option; provided that if the call option holder does not consent to the receipt of shares of Class A common stock, the request for us to purchase and exercise the call option shall be deemed withdrawn.

Registration Rights Agreement

        In connection with the completion of the IPO, we entered into the Registration Rights Agreement, which was amended on April 21, 2020 in connection with the issuance of our Series A convertible preferred stock. The agreement provides MDP with customary demand registration rights that require us to register shares of Class A common stock held by it, including any Class A common stock received upon our exchange of its LLC Interests or conversion of the Series A convertible preferred stock. MDP may exercise these registration rights at any time following the expiration of any related lock-up period. MDP is not entitled to demand registration of shares of Class A common stock it holds or receives in exchange for LLC Interests more than four times during any twelve-month period. The delivery of any sale notice by Blueapple pursuant to the EVO LLC Agreement settled by our undertaking a public offering in which MDP participates also counts as a demand registration for purposes of this limitation.

        All Continuing LLC Owners (other than Blueapple) also received customary piggyback registration rights with respect to any public offering by us, including the right to participate on a pro rata basis in any public offering we conduct in response to our receipt of a sale notice from Blueapple.

Director Nomination Agreement

        In connection with the IPO, we and MDP entered into a director nomination agreement, which was amended and restated in connection with MDP's previously announced investment in our Series A convertible preferred stock. The director nomination agreement provides MDP with the right to designate two of our nine directors until MDP no longer holds at least 15% of the voting power of our outstanding voting stock. MDP's right to designate any of our directors will terminate once MDP no longer holds at least 5% of the voting power of our outstanding voting stock. MDP is entitled to designate the replacement of any of its board designees should a designee's service terminate prior to the end of the director's term, regardless of MDP's voting power at the time.

        We are required, to the extent permitted by applicable law, to take all necessary action to cause our board of directors and the nominating and corporate governance committee to include such designees in the slate of director nominees for election by our stockholders. The current designees are Matthew W. Raino, a Group II director, and Vahe A. Dombalagian, a Group III director. Pursuant to the director nomination agreement, we also agreed not to, without MDP's prior consent, take any action to (1) increase the size of our board of directors to more than nine; (2) declassify our board of directors; or (3) amend our bylaws to provide for a voting standard in the election of directors other than plurality voting.

Payment Processing and Other Services

        We provide certain professional and other services to Blueapple. The expense related to these services was $0.2 million for the year ended December 31, 2019.

        The Company, through two wholly owned subsidiaries and one unconsolidated investee, conducts business under ISO agreements with a relative of the Company's founder and chairman pursuant to which the relative of the Company's founder and chairman provides certain marketing services and equipment in exchange for a commission based on the volume of transactions processed for merchants acquired by the relative of the Company's founder and chairman. We paid $0.5 million in 2019 under these arrangements.

        Related party commission expense incurred with unconsolidated investees of the Company amounted to $20.0 million for the year ended December 31, 2019. The sale of equipment and services to these entities amounted to $0.4 million for the year ended December 31, 2019.

Indemnification of Directors and Officers

        We entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under the Delaware General Corporation Law (the "DGCL") against expenses, losses and liabilities that may arise in connection with actual or threatened proceedings, in which they are involved by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

        Our bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by the DGCL, and our certificate of incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL.

Other Related Party Transactions

        Our board of directors has adopted a written statement of policy regarding transactions with related persons, which we refer to as our related person policy. Our related person policy requires that a "related person" (as defined in Item 404(a) of Regulation S-K) must promptly disclose to our general counsel or, to the extent we do not have a general counsel, to our chief executive officer any "related person transaction" (defined as any transaction that is anticipated would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The general counsel or chief executive officer, as applicable, will then promptly communicate that information to our board of directors. No related person transaction will be executed without the approval or ratification of our board of directors or any committee of the board of directors consisting exclusively of disinterested directors. It is our policy that directors interested in a related person transaction will recuse themselves from any vote of a related person transaction in which they have an interest. Our policy does not specify the standards to be applied by our board of directors or the board committee in determining whether or not to approve or ratify a related person transaction, but we anticipate that these determinations will be made in accordance with principles of Delaware law generally applicable to directors of a Delaware corporation.

        MDP provides us with consulting services on an as needed basis, primarily relating to business development and potential acquisition and refinancing activities. In addition, the Company reimburses MDP for certain out of pocket expenses. The Company made payments to MDP of less than $0.1 million for the year ended December 31, 2019 for consulting services and expense reimbursement.

        We lease office space located at 515 Broadhollow Road in Melville, New York for $0.1 million per month from 515 Broadhollow, LLC. 515 Broadhollow, LLC is majority-owned, directly and indirectly, by Mr. Sidhom. We believe these rental payments reflect market-based rents that we would pay for comparable office space. The Company subleases a portion of this office space to an unconsolidated investee. Sublease income was $0.1 million for the year ended December 31, 2019.

        In connection with the IPO, we entered into a chairman and consulting agreement with Mr. Sidhom that requires us to nominate Mr. Sidhom for election as a director at each stockholder meeting until the earliest of the termination of the chairman and consulting agreement, the first time Mr. Sidhom no longer serves on our board of directors or whenever Mr. Sidhom, together with certain trusts with which he is affiliated, no longer hold at least 15% of the outstanding LLC interests. The agreement also provides that Mr. Sidhom will consult with the Company for a period of three years following his departure as Chairman of our board of directors. The chairman and consulting agreement provides for annual compensation of $250,000 and health benefits, and also contain customary restrictive covenants in favor of the Company.

        NFP is the Company's benefit broker and 401(k) manager. NFP is a portfolio company of MDP, and one of our executive officers maintains a minority ownership interest in NFP. For the year ended December 31, 2019, the Company paid $0.3 million in commission and other expenses to NFP.

DELINQUENT SECTION 16(a) REPORTS

        Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of the Company's equity securities (collectively, the "Reporting Persons"), to file with the SEC initial reports of stock ownership and reports of changes in ownership of common stock and other equity securities of the Company. All Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to fiscal 2019, except that one Form 4 reporting shares withheld in respect of tax withholding obligations upon vesting of restricted stock awards was filed late by the Company on behalf of Mr. Wilson.

ADDITIONAL INFORMATION

List of Stockholders of Record

        In accordance with Delaware law, a list of the names of our stockholders of record entitled to vote at the Annual Meeting will be available for 10 days prior to the Annual Meeting for any purpose germane to the meeting, between the hours of 8:30 a.m. and 4:30 p.m. local time at our principal executive offices at 10 Glenlake Parkway, South Tower, Suite 950, Atlanta, Georgia 30328. This list will also be available at the Annual Meeting.

Submission of Director Nominees or Stockholder Proposals at Next Year's Annual Meeting

        Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2021 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 10 Glenlake Parkway, South Tower, Suite 950, Atlanta, Georgia 30328, in writing not later than December 30, 2020.

        Stockholders intending to present a proposal at the 2021 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our bylaws. Our bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2021 Annual Meeting of Stockholders no earlier than the close of business on February 12, 2021 and no later than the close of business on March 13, 2021. The notice must contain the information required by the bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2021 Annual Meeting of Stockholders is more than 30 days before or more than 70 days after June 11, 2021, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2020 Annual Meeting and not later than the close of business on the 90th day prior to the 2020 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder's compliance with this deadline.

        We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS

Other Business

        We know of no other business to be transacted, but if any other matters do come before the meeting, the persons named as proxies in the accompanying proxy, or their substitutes, will vote or act with respect to them in accordance with their best judgment.

APPENDIX A

NON-GAAP FINANCIAL MEASURES

        EVO Payments, Inc. has supplemented revenue and net income/(loss) information determined in accordance with GAAP by providing these and other measures on an adjusted basis in this proxy statement to assist with evaluating performance. The non-GAAP financial measures presented herein should not be considered in isolation of, as a substitute for, or superior to, financial information prepared in accordance with GAAP, and such measures may not be comparable to those reported by other companies. Management uses these adjusted financial performance measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Management also uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation, as more fully described in "Compensation Discussion and Analysis—Elements of Our 2019 Compensation Program—Short-Term Incentive Plan." The Company believes that these adjusted measures provide useful information to investors about the Company's ongoing underlying operating performance and enhance the overall understanding of financial performance of the Company's core business by presenting the Company's results without giving effect to one or more of the following: equity-based compensation, giving pro forma effect to a normalized effective tax rate for the Company, costs related to transition, acquisition and integration matters. Certain of these financial measures are also presented on a currency-neutral basis. The Company believes these currency-neutral measures provide useful information to investors about the Company's performance by excluding fluctuations caused solely by movements in currency exchange rates in the non-U.S. jurisdictions where the Company operates.

        Adjusted EBITDA does not purport to be an alternative to cash flows from operating activities as a measure of liquidity, and is not intended to be a measure of free cash flow available for management's discretionary use as it does not consider certain cash requirements such as tax payments, interest payments and debt service requirements. Further, adjusted EBITDA does not purport to be an alternative to net income as a measure of operating performance. This measure, or measures similar to it, are also frequently used by analysts, investors and other interested parties to evaluate companies in the industry. Adjusted EBITDA is defined as income before provision for income taxes, net interest expense, and depreciation and amortization, excluding the impact of net income attributable to non-controlling interests in consolidated entities (including related depreciation and amortization), share-based compensation, and transition, acquisition and integration costs. The calculation of adjusted EBITDA has limitations as an analytical tool, including: (a) it does not reflect the Company's cash expenditures, or future requirements for capital expenditures or contractual commitments; (b) it does not reflect changes in, or cash requirements for, the Company's working capital needs; (c) it does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on the Company's indebtedness; (d) it does not reflect the Company's tax expense or the cash requirements to pay the Company's taxes; and (e) although depreciation and amortization are non-cash

A-1

charges, the assets being depreciated and amortized will often have to be replaced in the future and this measure does not reflect any cash requirements for such replacements.

	Year Ended December 31,
(in $ millions)	2019	2018	% Change
Revenue	$485.8	$564.8	(14)%
Network fees	112.3	—	NM

Adjusted revenue(1)	598.0	564.8	6%
Currency impact	—	(13.5)	NM

Currency-neutral adjusted revenue	598.0	551.3	8%
Short-term incentive plan adjustment(2)	(2.6)	NM	NM

Short-term incentive plan adjusted revenue	$595.4	NM	NM

Net loss	$(23.4)	$(98.9)	76%
Net income attributable to non-controlling interests in consolidated entities	(7.9)	(6.7)	(18)%
Income tax expense	4.5	10.4	(56)%
Interest expense, net	41.1	57.5	(29)%
Depreciation and amortization	92.1	87.2	6%
Share-based compensation	10.9	54.9	(80)%
Transition, acquisition and integration costs	42.8	43.9	(2)%

Adjusted EBITDA	160.3	148.4	8%
Currency impact	—	(3.4)	NM

Currency-neutral adjusted EBITDA	160.3	145.0	11%
Short-term incentive plan adjustment(2)	(2.9)	NM	NM

Short-term incentive plan adjusted EBITDA	$157.3	NM	NM

(1)
Effective January 1, 2019, EVO adopted Accounting Standards Topic 606, Revenue from Contracts with Customers, where certain amounts we pay to third parties, including payment network fees are now netted against revenue.

(2)
This adjustment to reported results excludes a non-budgeted item related to a referral partner termination fee and a non-budgeted item related to the reversal of an accrued expense item.

A-2

APPENDIX B

EVO PAYMENTS, INC.
AMENDED AND RESTATED
2018 OMNIBUS INCENTIVE STOCK PLAN

ARTICLE I.
ESTABLISHMENT; PURPOSES; AND DURATION

        1.1.    History of the Plan.    EVO Payments, Inc., a Delaware corporation (the "Company") previously established the EVO Payments, Inc. 2018 Omnibus Stock Plan which plan was approved by the Company's stockholders and became effective May 22, 2018. The Board of Directors of the Company hereby amends and restates the EVO Payments, Inc. 2018 Omnibus Stock Plan (the "Prior Plan") as set forth in this document, which plan shall be known as the EVO Payments, Inc. Amended and Restated 2018 Omnibus Stock Plan (the "Plan"). Following adoption of the Plan by the Board of Directors, the Plan shall become effective upon the date on which the Plan is approved by the stockholders of the Company (the "Effective Date"), which approval must occur within the period ending twelve (12) months after the date the Plan is adopted by the Board. Following the Effective Date, no further Awards shall be issued under the Prior Plan, provided that all Awards previously issued under the Prior Plan will continue to be governed by the terms of the Prior Plan.

        1.2.    Purposes of the Plan.    The Plan is intended to promote the long-term success of the Company and increase shareholder value by attracting, motivating and retaining non-employee directors, officers, employees and consultants. To accomplish such purposes, the Plan provides that the Committee may grant Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards.

        1.3.    Duration of the Plan.    The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article XVI, until all Shares subject to it shall have been delivered, and any restrictions on such Shares have lapsed, pursuant to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after ten years from the Effective Date.

ARTICLE II.
DEFINITIONS

        Certain terms used herein have the definitions given to them in the first instance in which they are used. In addition, for purposes of the Plan, the following terms are defined as set forth below:

        2.1.  "Affiliate" means any entity that is affiliated with the Company through stock or equity ownership or otherwise in which the Company has at least a fifty percent (50%) equity interest and is designated as an Affiliate for purposes of the Plan by the Committee.

        2.2.  "Applicable Exchange" means the NASDAQ or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

        2.3.  "Award" means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Other Stock-Based Awards.

        2.4.  "Award Agreement" means either: (a) a written agreement entered into by a Participant and the Company, a Subsidiary or Affiliate setting forth the terms and provisions applicable to an Award granted under the Plan, or (b) a written or electronic statement issued by the Company, a Subsidiary or

Affiliate to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

        2.5.  "Board" or "Board of Directors" means the Board of Directors of the Company.

        2.6.  "Cash-Based Award" means an Award as described in Article IX whose value is determined by the Committee.

        2.7.  "Cause" means unless otherwise provided in an Award Agreement, (i) the definition set forth in any written employment agreement between the Participant and the Company, a Subsidiary or an Affiliate, or (ii) if there is no such employment agreement, or such agreement does not define Cause: (A) commission of (1) a felony (or its equivalent in a non-United States jurisdiction) or (2) other conduct of a criminal nature that has or is likely to have a material adverse effect on the reputation or standing in the community of the Company or a Subsidiary or Affiliate or that legally prohibits the Participant from working for the Company or any Subsidiary or Affiliate; (B) breach by the Participant of a regulatory rule that adversely affects the Participant's ability to perform the Participant's duties to the Company and the Subsidiaries and Affiliates; (C) dishonesty in the course of fulfilling the Participant's employment duties; (D) deliberate failure on the part of the Participant (1) to perform the Participant's principal employment duties, (2) to comply with the policies of the Company or any Subsidiary or Affiliate in any material respect, or (3) to follow specific reasonable directions received from the Company or any Subsidiary or Affiliate; or (E) before a Change in Control, such other events as shall be determined by the Committee and set forth in a Participant's Award Agreement.

        2.8   "Change in Control" means the occurrence of any of the following:

          (a)   any individual, group or entity (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (other than the Company, a trustee or other fiduciary holding securities under any employee benefit plan of the Company or an Affiliate, an underwriter temporarily holding securities pursuant to an offering of such securities, or any entity directly or indirectly owned by the shareholders of the Company in substantially the same proportions as their ownership of the Company) (a "Person") acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company which, together with securities already held by such Person, represents fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a beneficial owner in connection with a transaction described in clause (i) of paragraph (c) below; or

          (b)   the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the Effective Date, constitute the Board and any new director whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

          (c)   there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which results in the directors of the Company immediately prior to such merger or consolidation continuing to constitute at least a majority of the Board, the surviving entity or any parent thereof, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

          (d)   the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

        2.9.  "Change in Control Price" means the price per share offered in respect of the Common Stock in conjunction with any transaction resulting in a Change in Control on a fully-diluted basis (as determined by the Board or the Committee as constituted before the Change in Control, if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of a Share on any of the 30 trading days immediately preceding the date on which a Change in Control occurs.

        2.10.  "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time, including rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

        2.11.  "Committee" means the Compensation Committee of the Board of Directors or a subcommittee thereof, or such other committee designated by the Board to administer the Plan.

        2.12.  "Common Stock" means Class A common stock, par value $0.0001 per share, of the Company.

        2.13.  "Company" means EVO Payments, Inc., or any successor to EVO Payments, Inc.

        2.14.  "Consultant" means any individual who is engaged by the Company or a Subsidiary or Affiliate to render consulting or advisory services.

        2.15.  "Director" means any individual who is a member of the Board.

        2.16.  "Disability" means (i) "Disability" as defined in the applicable Award Agreement to which the Participant is a party, or (ii) if the Award Agreement does not define "Disability," (A) permanent and total disability as determined under the Company's or a Subsidiary's or Affiliate's, long-term disability plan applicable to the Participant, or (B) if there is no such plan applicable to the Participant, "disability" as determined by the Committee.

        2.17.  "Disaffiliation" means a Subsidiary's or Affiliate's ceasing to be a Subsidiary or Affiliate of the Company for any reason (including as a result of a public offering, or a spin-off or sale by the Company, of the stock of the Subsidiary or Affiliate of the Company) or a sale of a division of the Company or a Subsidiary or Affiliate of the Company.

        2.18.  "Dividend Equivalents" means the equivalent value (in cash or Shares) of dividends that would otherwise be paid on the Shares subject to an Award but that have not been issued or delivered, as described in Article XI.

        2.19.  "Effective Date" shall have the meaning ascribed to such term in Section 1.1.

        2.20.  "Eligible Individual" means any Employee, Non-Employee Director, or Consultant, and any prospective Employee who has accepted an offer of employment from the Company or any Subsidiary or Affiliate.

        2.21.  "Employee" means any person designated as an employee of the Company, a Subsidiary and/or an Affiliate on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, a Subsidiary or an Affiliate as an independent contractor, a Consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, a Subsidiary and/or an Affiliate without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, a Subsidiary and/or an Affiliate during such period. For the avoidance of doubt, a Director who would otherwise be an "Employee" within the meaning of this Section shall be considered an Employee for purposes of the Plan.

        2.22.  "Exchange Act" means the Securities Exchange Act of 1934, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

        2.23.  "Fair Market Value" means, if the Common Stock is listed on a national securities exchange, as of any given date, the closing price for the Common Stock on such date on the Applicable Exchange, or if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares are traded, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion, and in accordance with a reasonable valuation method as described in Section 409A of the Code.

        2.24.  "Fiscal Year" means the calendar year, or such other consecutive twelve-month period as the Committee may select.

        2.25.  "Freestanding SAR" means an SAR that is granted independently of any Options, as described in Article VII.

        2.26.  "Good Reason" means, unless otherwise provided in an Award Agreement, (i) the definition set forth in any written employment agreement between the Participant and the Company, a Subsidiary or an Affiliate, or (ii) if there is no such employment agreement, or such agreement does not define Good Reason, the occurrence without the Participant's consent of any of the following events, other than in connection with a Termination for Cause or due to Disability: (A) a material reduction by the Company, a Subsidiary or an Affiliate in the Participant's rate of annual base salary from that in effect immediately prior to the Change in Control; (B) a material reduction by the Company, a Subsidiary or Affiliate in the Participant's annual target bonus opportunity from that in effect immediately prior to the Change in Control; or (C) the Company, a Subsidiary or an Affiliate requires the Participant to change the Participant's principal location of work to a location that is in excess of fifty (50) miles from the location thereof immediately prior to the Change in Control. Notwithstanding the foregoing, a Termination of a Participant for Good Reason shall not have occurred unless (i) the Participant gives written notice to the Company, a Subsidiary or an Affiliate, as applicable, of Termination within thirty (30) days after the Participant first becomes aware of the occurrence of the circumstances constituting Good Reason, specifying in reasonable detail the circumstances constituting Good Reason, (ii) the Company, the Subsidiary or the Affiliate, as the case may be, has failed within thirty (30) days after receipt of such notice to cure the circumstances constituting Good Reason, and (iii) the Participant terminates employment within thirty (30) days after the end of such thirty (30) day cure period.

        2.27.  "Grant Date" means (a) the date on which the Committee (or its designee) by resolution, written consent or other appropriate action selects an Eligible Individual to receive a grant of an Award, determines the number of Shares or other amount to be subject to such Award and, if applicable, determines the Option Price or Grant Price of such Award, or (b) such later date as the Committee (or such designee) shall provide in such resolution, consent or action.

        2.28.  "Grant Price" means the price established as of the Grant Date of an SAR pursuant to Article VII used to determine whether there is any payment due upon exercise of the SAR.

        2.29.  "Incentive Stock Option" or "ISO" means a right to purchase Shares under the Plan in accordance with the terms and conditions set forth in Article VI and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Section 422 of the Code.

        2.30.  "Insider" means an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act.

        2.31.  "New Employer" means, after a Change in Control, a Participant's employer, or any direct or indirect parent or any direct or indirect majority-owned subsidiary of such employer.

        2.32.  "Non-Employee Director" means a Director who is not an Employee.

        2.33.  "Nonqualified Stock Option" or "NQSO" means a right to purchase Shares under the Plan in accordance with the terms and conditions set forth in Article VI and which is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.

        2.34.  "Notice" means notice provided by a Participant to the Company in a manner prescribed by the Committee.

        2.35.  "Option" or "Stock Option" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article VI.

        2.36.  "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

        2.37.  "Other Stock-Based Award" means an equity-based or equity-related Award described in Section 10.1, granted in accordance with the terms and conditions set forth in Article X.

        2.38.  "Participant" means any Eligible Individual as set forth in Article V who holds one or more outstanding Awards.

        2.39 "Performance-Based Compensation" means compensation payable under an Award which is conditioned upon the achievement of performance goals based upon one or more Performance Measures as described in Section 12.1.

        2.40.  "Performance Measure" means the measures, as described in Section 12.1, upon which performance goals are based and that are approved by the Company's shareholders.

        2.41.  "Performance Period" means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to, or the amount or entitlement to, an Award.

        2.42.  "Performance Share" means an Award granted pursuant to Article IX of a unit valued by reference to a designated number of Shares payable, in whole or in part, to the extent applicable performance goals are achieved over a specified period in accordance with Article IX.

        2.43.  "Performance Unit" means a fixed or variable dollar denominated unit granted pursuant to Article IX, the value of which is determined by the Committee, payable, in whole or in part, to the extent applicable performance goals are achieved over a specified period in accordance with Article IX.

        2.44.  "Period of Restriction" means the period during which Shares of Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture, and, in the case of Restricted Stock, the transfer of Shares of Restricted Stock is limited in some way, as provided in Article VIII.

        2.45.  "Plan" means the EVO Payments, Inc. Amended and Restated 2018 Omnibus Incentive Stock Plan, as the same may be amended from time to time.

        2.46.  "Prior Plan" means the EVO Payments, Inc. 2018 Omnibus Incentive Stock Plan, as in effect prior to the Effective Date of this Plan.

        2.47 "Restricted Stock" means an Award granted to a Participant, subject to the Period of Restriction, pursuant to Article VIII.

        2.48.  "Restricted Stock Unit" means an Award, whose value is equal to a Share, granted to a Participant, subject to the Period of Restriction, pursuant to Article VIII.

        2.49.  "Rule 16b-3" means Rule 16b-3 under the Exchange Act, or any successor rule, as the same may be amended from time to time.

        2.509.  "SEC" means the Securities and Exchange Commission.

        2.51.  "Securities Act" means the Securities Act of 1933, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

        2.52.  "Share" means a share of Common Stock (including any new, additional or different stock or securities resulting from any change in corporate capitalization as listed in Section 4.4).

        2.53.  "Stock Appreciation Right" or "SAR" means an Award, granted alone (a "Freestanding SAR") or in connection with a related Option (a "Tandem SAR"), designated as an SAR, pursuant to the terms of Article VII.

        2.54.  "Subsidiary" means any present or future corporation which is or would be a "subsidiary corporation" of the Company as the term is defined in Section 424(f) of the Code.

        2.55.  "Substitute Awards" means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, options or other awards previously granted, or the right or obligation to grant future options or other awards, by a company acquired by the Company, a Subsidiary and/or an Affiliate or with which the Company, a Subsidiary and/or an Affiliate combines, or otherwise in connection with any merger, consolidation, acquisition of property or stock, or reorganization involving the Company, a Subsidiary or an Affiliate, including a transaction described in Section 424(a) of the Code.

        2.56.  "Termination" or "Termination of Service" means the termination of the applicable Participant's employment with, or performance of services for, the Company or any Affiliate or Subsidiary under any circumstances. A Participant employed by, or performing services for, a Subsidiary or Affiliate or a division of the Company or of a Subsidiary or Affiliate shall be deemed to incur a Termination if such Subsidiary, Affiliate or division ceases to be a Subsidiary or Affiliate or such a division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary or Affiliate.

ARTICLE III.
ADMINISTRATION

        3.1.    General.    The Committee shall have exclusive authority to operate, manage and administer the Plan in accordance with its terms and conditions and applicable laws. Notwithstanding the foregoing, in its absolute discretion, the Board may at any time and from time to time exercise any and all rights, duties and responsibilities of the Committee under the Plan, including establishing procedures to be followed by the Committee, but excluding matters which under any applicable law, regulation or rule, including any exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3), are required to be determined in the sole discretion of the Committee. If and to the extent that the Committee does not exist or cannot function, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee, subject to the limitations set forth in the immediately preceding sentence.

        3.2.    Authority of the Committee.    The Committee shall have sole discretionary authority to grant, pursuant to the terms of the Plan, Awards to those individuals who are eligible to receive Awards under the Plan. Except as limited by law or by the charter or by-laws of the Company, and subject to the provisions herein, the Committee shall have full power, in accordance with the other terms and provisions of the Plan, to:

          (a)   select Eligible Individuals who may receive Awards under the Plan and become Participants;

          (b)   determine eligibility for participation in the Plan and decide all questions concerning eligibility for, and the amount of, Awards under the Plan;

          (c)   determine the sizes and types of Awards;

          (d)   determine the terms and conditions of Awards, including the Option Prices of Options and the Grant Prices of SARs;

          (e)   grant Awards as an alternative to, or as the form of payment for grants or rights earned or payable under, other bonus or compensation plans, arrangements or policies of the Company or a Subsidiary or Affiliate;

          (f)    grant Substitute Awards on such terms and conditions as the Committee may prescribe, subject to compliance with the ISO rules under Section 422 of the Code and the nonqualified deferred compensation rules under Section 409A of the Code, where applicable;

          (g)   make all determinations under the Plan concerning Termination of any Participant's employment or service with the Company or a Subsidiary or Affiliate, including whether such Termination occurs by reason of Cause, Good Reason, Disability, or in connection with a Change in Control, and whether a leave constitutes a Termination;

          (h)   determine whether a Change in Control shall have occurred;

          (i)    construe and interpret the Plan and any agreement or instrument entered into under the Plan, including any Award Agreement;

          (j)    establish and administer any terms, conditions, restrictions, limitations, forfeiture, vesting or exercise schedule, and other provisions of or relating to any Award;

          (k)   establish and administer any performance goals in connection with any Awards, including related Performance Measures or other performance criteria and applicable Performance Periods, determine the extent to which any performance goals and/or other terms and conditions of an Award are attained or are not attained, and certify whether, and to what extent, any such performance goals and other material terms applicable to such Awards were in fact satisfied;

          (l)    construe any ambiguous provisions, correct any defects, supply any omissions and reconcile any inconsistencies in the Plan and/or any Award Agreement or any other instrument relating to any Awards;

          (m)  establish, adopt, amend, waive and/or rescind rules, regulations, procedures, guidelines, forms and/or instruments for the Plan's operation or administration;

          (n)   make all valuation determinations relating to Awards and the payment or settlement thereof;

          (o)   grant waivers of terms, conditions, restrictions and limitations under the Plan or applicable to any Award, or accelerate the vesting or exercisability of any Award;

          (p)   amend or adjust the terms and conditions of any outstanding Award and/or adjust the number and/or class of shares of stock subject to any outstanding Award;

          (q)   at any time and from time to time after the granting of an Award, specify such additional terms, conditions and restrictions with respect to such Award as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws or rules, including terms, restrictions and conditions for compliance with applicable securities laws or listing rules, methods of withholding or providing for the payment of required taxes and restrictions regarding a Participant's ability to exercise Options through a cashless (broker-assisted) exercise;

          (r)   establish any "blackout" period that the Committee in its sole discretion deems necessary or advisable;

          (s)   exercise all such other authorities, take all such other actions and make all such other determinations as it deems necessary or advisable for the proper operation and/or administration of the Plan; and

          (t)    notwithstanding any provisions in this Plan, no action shall be taken which will prevent Awards hereunder (i) that are intended to provide Performance-Based Compensation from doing so, or (ii) that are intended to comply with the requirements of Section 409A of the Code from doing so.

        3.3.    Award Agreements.    The Committee shall, subject to applicable laws and rules, determine the date an Award is granted. Each Award shall be evidenced by an Award Agreement; however, two or more Awards granted to a single Participant may be combined in a single Award Agreement. An Award Agreement shall not be a precondition to the granting of an Award; provided, however, that (a) the Committee may, but need not, require as a condition to any Award Agreement's effectiveness, that such Award Agreement be executed on behalf of the Company, a Subsidiary or Affiliate and/or by the Participant to whom the Award evidenced thereby shall have been granted (including by electronic signature or other electronic indication of acceptance), and such executed Award Agreement be delivered to the Company, a Subsidiary or Affiliate and (b) no person shall have any rights under any Award unless and until the Participant to whom such Award shall have been granted has complied with the applicable terms and conditions of the Award. The Committee shall prescribe the form of all Award Agreements, and, subject to the terms and conditions of the Plan, shall determine the content of all Award Agreements. Subject to the other provisions of the Plan, any Award Agreement may be supplemented or amended in writing from time to time as approved by the Committee; provided that the terms and conditions of any such Award Agreement as supplemented or amended are not inconsistent with the provisions of the Plan. In the event of any dispute or discrepancy concerning the terms of an Award, the records of the Committee or its designee shall be determinative.

        3.4.    Discretionary Authority; Decisions Binding.    The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan. All determinations, decisions, actions and interpretations by the Committee with respect to the Plan and any Award Agreement, and all related orders and resolutions of the Committee shall be final, conclusive and binding on all Participants, the Company and its stockholders, and any Subsidiary or Affiliate and all persons having or claiming to have any right or interest in or under the Plan and/or any Award Agreement. The Committee shall consider such factors as it deems relevant to making or taking such decisions, determinations, actions and interpretations, including the recommendations or advice of any Director or officer or Employee of the Company, any director, officer or Employee of a Subsidiary or Affiliate and such attorneys, consultants and accountants as the Committee may select. A Participant or other holder of an Award may contest a decision or action by the Committee with respect to such person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee's decision or action was arbitrary or capricious or was unlawful.

        3.5.    Attorneys; Consultants.    The Committee may consult with counsel who may be counsel to the Company. The Committee may employ such other attorneys and/or consultants, accountants, appraisers, brokers, agents and other persons, any of whom may be an Eligible Individual, as the Committee deems necessary or appropriate. The Committee, the Company, its Subsidiaries or Affiliates and their respective officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. The Committee shall not incur any liability for any action taken in good faith in reliance upon the advice of such counsel or other persons.

        3.6.    Delegation of Administration.    Except to the extent prohibited by applicable law, including any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3), or the applicable rules of a stock exchange, the Committee may, in its discretion, allocate all or any portion of its responsibilities and powers under this Article III to any one or more of its members and/or delegate all or any part of its responsibilities and powers under this Article III to any person or persons selected by it; provided, however, that the Committee may not delegate to any executive officer of the Company or an Affiliate or Subsidiary, or a committee that includes any such executive officer, the Committee's authority to grant Awards, or the Committee's authority otherwise concerning Awards, awarded to executive officers of the Company or an Affiliate or Subsidiary. Any such authority delegated or allocated by the Committee under this Section 3.6 shall be exercised in accordance with the terms and conditions of the Plan and any rules, regulations or administrative guidelines that may from time to time be established by the Committee, and any such allocation or delegation may be revoked by the Committee at any time.

ARTICLE IV.
SHARES SUBJECT TO THE PLAN

        4.1.    Number of Shares Available for Grants.    The shares of stock subject to Awards granted under the Plan shall be Shares. Such Shares subject to the Plan may be either authorized and unissued shares (which will not be subject to preemptive rights) or previously issued shares acquired by the Company or its Subsidiaries or Affiliates. Subject to adjustment as provided in Section 4.4, the total number of Shares that may be delivered pursuant to Awards under the Plan shall not exceed 15,142,162 Shares, inclusive of the 7,792,162 Shares previously authorized for issuance under the Prior Plan, all of which may be granted as ISOs.

        4.2.    Rules for Calculating Shares Delivered.    Subject to, in the case of ISOs, any limitations applicable thereto under the Code, if (a) any Shares are subject to an Option, SAR, or other Award which for any reason expires or is terminated or canceled without having been fully exercised or satisfied, or are subject to any Restricted Stock Award, Restricted Stock Unit Award or other Award granted under the Plan which are forfeited, or (b) any Award based on Shares is settled for cash, expires or otherwise terminates without the issuance of such Shares, the Shares subject to such Award shall, to the extent of any such expiration, termination, cancellation, forfeiture or cash settlement, be available for delivery in connection with future Awards under the Plan. Any Shares delivered under the Plan upon exercise or satisfaction of Substitute Awards shall not reduce the Shares available for delivery under the Plan. If the Option Price of any Option and/or tax withholding obligations relating to any Award are satisfied by delivering Shares to the Company (by either actual delivery or by attestation), the number of such Shares so delivered or attested to shall be deemed delivered for purposes of the limits set forth in Section 4.1. To the extent any Shares subject to an Award are withheld to satisfy the Option Price (in the case of an Option) and/or the tax withholding obligations relating to such Award, such Shares shall be deemed to have been delivered for purposes of the limits set forth in Section 4.1. Upon the exercise of a SAR, the total number of Shares subject to such exercise shall reduce the number of Shares available for delivery under the Plan.

        4.3.    Non-Employee Director Awards.    The maximum aggregate fair value of equity-based Awards made in any Fiscal Year to any one Non-Employee Director shall not exceed $400,000, with fair value determined as of the Grant Date under applicable accounting standards. For the avoidance of doubt, the annual award limit set forth in this Section 4.3 shall apply solely to Awards granted under this Plan and shall not apply to any Shares granted to a Non-Employee Director in lieu of all or any portion of such Non-Employee Director's cash-based director fees.

        4.4.    Adjustment Provisions.    In the event of a stock dividend, stock split, reverse stock split, share combination or exchange, or recapitalization or similar event affecting the capital structure of the Company (each a "Share Change"), or a merger, amalgamation, consolidation, acquisition of property or shares, separation, spin-off, split-up, other distribution of stock or property (including any extraordinary cash or stock dividend), reorganization, stock rights offering, liquidation, Disaffiliation, or similar event affecting the Company or any Subsidiary or Affiliate of the Company (each, a "Corporate Transaction"), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number, class and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the number, class and kind of Shares or other securities subject to outstanding Awards; (C) the Option Price, Grant Price or other price of securities subject to outstanding Options, Stock Appreciation Rights and, to the extent applicable, other Awards; and (D) the Award limits set forth in the Plan; provided, however, that the number of Shares subject to any Award shall always be a whole number. In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its discretion (it being understood that in the case of a Corporate Transaction with respect to which holders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to be equal to the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (2) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (3) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon the Company securities). The Committee shall also make appropriate adjustments and modifications in the terms of any outstanding Awards to reflect, or related to, any such events, adjustments, substitutions or changes, including modifications of performance goals and changes in the length of Performance Periods, subject to the requirements of Article XII in the case of Awards intended to qualify as Performance-Based Compensation. All determinations of the Committee as to adjustments, substitutions and changes, if any, under this Section 4.4 shall be conclusive and binding on the Participants.

        4.5.    No Limitation on Corporate Actions.    The existence of the Plan and any Awards granted hereunder shall not affect in any way the right or power of the Company, any Subsidiary or any Affiliate to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or business structure, any merger or consolidation, any issuance of debt, preferred or prior preference stock ahead of or affecting the Shares, additional shares of capital stock or other securities or subscription rights thereto, any dissolution or liquidation, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

        4.6.    Minimum Vesting Period.    Each Award (or any portion thereof) granted under the Plan shall be subject to a vesting period of not less than one year from the Grant Date, except where vesting occurs due to (i) a Participant's death or Disability, or solely upon a Change in Control to the extent provided in Section 15.1, or (ii) with respect to Awards which in aggregate do not exceed five percent (5%) of the total number of Shares available under the Plan.

ARTICLE V.
ELIGIBILITY AND PARTICIPATION

        5.1.    Eligibility.    Eligible Individuals shall be eligible to become Participants and receive Awards in accordance with the terms and conditions of the Plan, subject to the limitations on the granting of ISOs set forth in Section 6.9(a).

        5.2.    Actual Participation.    Subject to the provisions of the Plan, the Committee may, from time to time, select Participants from all Eligible Individuals and shall determine the nature and amount of each Award.

ARTICLE VI.
STOCK OPTIONS

        6.1.    Grant of Options.    Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number (subject to Article IV), and upon such terms, and at any time and from time to time as shall be determined by the Committee; provided that no Participant may be granted in any Fiscal Year Options where the aggregate Grant Date fair value of Shares subject to such Options exceeds $10 million. The Committee may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Committee or automatically upon the occurrence of specified events, including the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the Option or within the control of others.

        6.2.    Award Agreement.    Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which the Option shall become exercisable and such other provisions as the Committee shall determine, which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO. To the extent that any Option does not qualify as an ISO (whether because of its provisions or the time or manner of its exercise or otherwise), such Option, or the portion thereof which does not so qualify, shall constitute a separate NQSO.

        6.3.    Option Price.    The Option Price for each Option shall be determined by the Committee and set forth in the Award Agreement; provided that, subject to Section 6.9(c), the Option Price of an Option shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date of such Option; provided further, that Substitute Awards or Awards granted in connection with an adjustment provided for in Section 4.4, in the form of stock options, shall have an Option Price per Share that is intended to maintain the economic value of the Award that was replaced or adjusted, as determined by the Committee.

        6.4.    Duration of Options.    Each Option granted to a Participant shall expire at such time as the Committee shall determine as of the Grant Date and set forth in the Award Agreement; provided, however, that no Stock Option shall be exercisable later than the tenth (10th) anniversary of its Grant Date.

        6.5.    Exercise of Options.    Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance determine and set forth in the Award Agreement, which need not be the same for each grant or for each Option or Participant. An

Award Agreement may provide that the period of time over which an Option other than an ISO may be exercised shall be automatically extended if on the scheduled expiration date of such Option the Participant's exercise of such Option would violate an applicable law or the Participant is subject to a "black-out" period; provided, however, that during such extended exercise period the Option may only be exercised to the extent the Option was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such Option first would no longer violate such law or be subject to such "black-out" period.

        6.6.    Payment.    Options shall be exercised by the delivery of a written notice of exercise to the Company, in a form specified or accepted by the Committee, or by complying with any alternative exercise procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for such Shares, which shall include applicable taxes, if any, in accordance with Article XVII. The Option Price upon exercise of any Option shall be payable to the Company in full by certified or bank check or such other instrument as the Committee may accept. If approved by the Committee, and subject to any such terms, conditions and limitations as the Committee may prescribe and to the extent permitted by applicable law, payment of the Option Price, in full or in part, may also be made as follows:

          (a)   Payment may be made, in whole or in part, in the form of unrestricted and unencumbered Shares (by actual delivery of such Shares or by attestation) already owned by the Participant exercising such Option, or by such Participant and his or her spouse jointly (based on the Fair Market Value of the Common Stock on the date the Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of such already owned Shares may be authorized only as of the Grant Date of such Incentive Stock Option and provided further that accepting such already owned Shares will not result in any adverse accounting consequences to the Company, as determined by the Committee in its sole discretion.

          (b)   Payment may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the Option Price, and, if requested, the amount of any federal, state, local or non-United States withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms.

          (c)   Payment may be made by instructing the Committee to withhold a number of Shares otherwise deliverable to the Participant pursuant to the Option having an aggregate Fair Market Value on the date of exercise equal to the product of: (i) the Option Price multiplied by (ii) the number of Shares in respect of which the Option shall have been exercised.

          (d)   Payment may be made by any other method approved or accepted by the Committee in its discretion.

        Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment in accordance with the preceding provisions of this Section 6.6 and satisfaction of tax obligations in accordance with Article XVII, the Company shall deliver to the Participant exercising an Option, in the Participant's name, evidence of book entry Shares, in an appropriate amount based upon the number of Shares purchased under the Option, subject to Section 20.9. Unless otherwise determined by the Committee, all payments under all of the methods described above shall be paid in United States dollars.

        6.7.    Rights as a Stockholder.    No Participant or other person shall become the beneficial owner of any Shares subject to an Option, nor have any rights to dividends or other rights of a stockholder with respect to any such Shares, until a book entry has been created for the Participant with respect to such Shares following exercise of his or her Option in accordance with the provisions of the Plan and the applicable Award Agreement.

        6.8.    Termination of Employment or Service.    The Committee may establish and set forth in the applicable Award Agreement the terms and conditions on which an Option shall remain exercisable, if at all, upon a Termination of the Participant. The Committee may waive or modify these provisions at any time. To the extent that a Participant is not entitled to exercise an Option at the date of his or her Termination, or if the Participant (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Award Agreement or below (as applicable), effective as of the date of such Termination, the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan and become available for future Awards. In no event may an Option be exercised after the expiration date of such Option specified in the applicable Award Agreement, except as provided in the last sentence of Section 6.5. Subject to the last sentence of this Section 6.8, a Participant's Option shall be forfeited upon his or her Termination, except as set forth below:

          (a)    Death.    Upon a Participant's Termination by reason of death, any Option held by such Participant that was vested and exercisable immediately before such Termination may be exercised at any time until the earlier of (A) the first anniversary of the date of such death and (B) the expiration date of such Option specified in the applicable Award Agreement.

          (b)    Disability.    Upon a Participant's Termination by reason of Disability, any Option held by such Participant that was vested and exercisable immediately before such Termination may be exercised at any time until the earlier of (A) the first anniversary of such Termination and (B) the expiration date of such Option specified in the applicable Award Agreement.

          (c)    For Cause.    Upon a Participant's Termination for Cause, any Option held by such Participant shall be forfeited, effective as of such Termination.

          (d)    Other than Death, Disability or For Cause.    Upon a Participant's Termination for any reason other than death, Disability, or for Cause, any Option held by such Participant that was vested and exercisable immediately before such Termination may be exercised at any time until the earlier of (A) the ninetieth (90th) day following such Termination and (B) the expiration date of such Option specified in the applicable Award Agreement.

          (e)    Death after Termination.    Notwithstanding the above provisions of this Section 6.8, if a Participant dies after such Participant's Termination, but while his or her Option remains exercisable as set forth above, such Option may be exercised at any time until the earlier of (A) the first anniversary of the date of such death and (B) the expiration date of such Option specified in the applicable Award Agreement.

        Notwithstanding the foregoing provisions of this Section 6.8, the Committee shall have the power, in its discretion, to apply different rules concerning the consequences of a Termination; provided, however, that such rules shall be set forth in the applicable Award Agreement.

        6.9.    Limitations on Incentive Stock Options.

          (a)    General.    No ISO shall be granted to any Eligible Individual who is not an Employee of the Company or a Subsidiary on the Grant Date of such Option. Any ISO granted under the Plan shall contain such terms and conditions, consistent with the Plan, as the Committee may determine to be necessary to qualify such Option as an "incentive stock option" under Section 422 of the Code. Any ISO granted under the Plan may be modified by the Committee to disqualify such Option from treatment as an "incentive stock option" under Section 422 of the Code.

          (b)    $100,000 Per Year Limitation.    Notwithstanding any intent to grant ISOs, an Option granted under the Plan will not be considered an ISO to the extent that it, together with any other "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to subsection (d) of such Section) under the Plan and any other "incentive stock option" plans of the Company, any Subsidiary and any "parent corporation" of the Company within the meaning of Section 424(e) of the Code, are exercisable for the first time by any Participant during any calendar year with respect to Shares having an aggregate Fair Market Value in excess of $100,000 (or such other limit as may be required by the Code) as of the Grant Date of the Option with respect to such Shares. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted.

          (c)    Options Granted to Certain Stockholders.    No ISO shall be granted to an individual otherwise eligible to participate in the Plan who owns (within the meaning of Section 424(d) of the Code), at the Grant Date of such Option, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary or any "parent corporation" of the Company within the meaning of Section 424(e) of the Code. This restriction does not apply if at the Grant Date of such ISO the Option Price of the ISO is at least one hundred ten percent (110%) of the Fair Market Value of a Share on the Grant Date of such ISO, and the ISO by its terms is not exercisable after the expiration of five years from such Grant Date.

ARTICLE VII.
STOCK APPRECIATION RIGHTS

        7.1.    Grant of SARs.    Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant an SAR (a) in connection with, and at the Grant Date of, a related Option (a Tandem SAR), or (b) independent of, and unrelated to, an Option (a Freestanding SAR). The Committee shall have complete discretion in determining the number of Shares to which a SAR pertains (subject to Article IV) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to any SAR; provided that no Participant may be granted in any Fiscal Year SARs where the aggregate Grant Date fair value of Shares subject to such SARs exceeds $10 million.

        7.2.    Grant Price.    The Grant Price for each SAR shall be determined by the Committee and set forth in the Award Agreement, subject to the limitations of this Section 7.2. The Grant Price for each Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date of such Freestanding SAR, except in the case of Substitute Awards or Awards granted in connection with an adjustment provided for in Section 4.4. The Grant Price of a Tandem SAR shall be equal to the Option Price of the related Option.

        7.3.    Exercise of Tandem SARs.    Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR shall be exercisable only when and to the extent the related Option is exercisable and may be exercised only with respect to the Shares for which the related Option is then exercisable. A Tandem SAR shall entitle a Participant to elect, in the manner set forth in the Plan and the applicable Award Agreement, in lieu of exercising his or her unexercised related Option for all or a portion of the Shares for which such Option is then exercisable pursuant to its terms, to surrender such Option to the Company with respect to any or all of such Shares and to receive from the Company in exchange therefor a payment described in Section 7.7. An Option with respect to which a Participant has elected to exercise a Tandem SAR shall, to the extent of the Shares covered by such exercise, be canceled automatically and surrendered to the Company. Such Option shall thereafter remain exercisable according to its terms only with respect to the number of Shares as to which it would otherwise be exercisable, less the number of Shares with respect to which such Tandem SAR has been so exercised. Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the related ISO; (b) the value of the payment with respect to the Tandem SAR may not exceed the difference between the Fair Market Value of the Shares subject to the related ISO at the time the Tandem SAR is exercised and the Option Price of the related ISO; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

        7.4.    Exercise of Freestanding SARs.    Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, in accordance with the Plan, determines and sets forth in the Award Agreement. An Agreement may provide that the period of time over which a Freestanding SAR may be exercised shall be automatically extended if on the scheduled expiration date of such SAR the Participant's exercise of such SAR would violate an applicable law; provided, however, that during such extended exercise period the SAR may only be exercised to the extent the SAR was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such SAR first would no longer violate such law.

        7.5.    Award Agreement.    Each SAR grant shall be evidenced by an Award Agreement that shall specify the number of Shares to which the SAR pertains, the Grant Price, the term of the SAR, and such other terms and conditions as the Committee shall determine in accordance with the Plan.

        7.6.    Term of SARs.    The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that no SAR shall be exercisable later than the tenth (10th) anniversary of its Grant Date, and that the that the term of any Tandem SAR shall be the same as the related Option.

        7.7.    Payment of SAR Amount.    An election to exercise SARs shall be deemed to have been made on the date of Notice of such election to the Company. As soon as practicable following such Notice, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

          (a)   The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price of the SAR; by

          (b)   The number of Shares with respect to which the SAR is exercised.

        Notwithstanding the foregoing provisions of this Section 7.7 to the contrary, the Committee may establish and set forth in the applicable Award Agreement a maximum amount per Share that will be payable upon the exercise of a SAR. At the discretion of the Committee, such payment upon exercise of a SAR shall be in cash, in Shares of equivalent Fair Market Value, or in some combination thereof.

        7.8.    Rights as a Stockholder.    A Participant receiving a SAR shall have the rights of a stockholder only as to Shares, if any, actually earned upon satisfaction or achievement of the terms and conditions of the Award, and in accordance with the provisions of the Plan and the applicable Award Agreement, and not with respect to Shares to which such Award relates but for which a book entry is not created for such Participant.

        7.9.    Termination of Employment or Service.    The Committee may establish and set forth in the applicable Award Agreement the terms and conditions under which a SAR shall remain exercisable, if at all, upon a Termination of the Participant; provided, however, that in no event may a SAR be exercised after the expiration date of such SAR specified in the applicable Award Agreement, except as provided in the last sentence of Section 6.5 (in the case of Tandem SARs) or in the last sentence of Section 7.4 (in the case of Freestanding SARs). The provisions of Section 6.8 above shall apply to any SAR as if such SAR were an Option if the Award Agreement evidencing such SAR does not specify the terms and conditions upon which such SAR shall be forfeited or be exercisable or terminate upon, or after, a Termination of the Participant.

ARTICLE VIII.
RESTRICTED STOCK AND RESTRICTED STOCK UNITS

        8.1.    Awards of Restricted Stock and Restricted Stock Units.    Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine; provided that no Participant may be granted in any Fiscal Year an aggregate Grant Date fair value of Shares subject to awards of Restricted Stock or Restricted Stock Units in excess of $10 million. Subject to the terms and conditions of this Article VIII and the Award Agreement, upon creation of a book entry evidencing a Participant's ownership of Shares of Restricted Stock, pursuant to Section 8.6, the Participant shall have all of the rights of a stockholder with respect to such Shares, subject to the terms and restrictions set forth in this Article VIII or the applicable Award Agreement or as determined by the Committee. Restricted Stock Units shall be similar to Restricted Stock, except no Shares are actually awarded to a Participant who is granted Restricted Stock Units on the Grant Date thereof, and such Participant shall have no rights of a stockholder with respect to such Restricted Stock Units.

        8.2.    Award Agreement.    Each Restricted Stock and/or Restricted Stock Unit Award shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine in accordance with the Plan.

        8.3.    Nontransferability of Restricted Stock.    Except as provided in this Article VIII, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, encumbered, alienated, hypothecated or otherwise disposed of until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement.

        8.4.    Period of Restriction and Other Restrictions.    The Period of Restriction shall lapse based on a Participant's continuing service or employment with the Company, a Subsidiary or an Affiliate, the achievement of performance goals, the satisfaction of other conditions or restrictions or upon the occurrence of other events, in each case, as determined by the Committee, at its discretion, and stated in the Award Agreement.

        8.5.    Delivery of Shares, Payment of Restricted Stock Units.    Subject to Section 20.9, after the last day of the Period of Restriction applicable to a Participant's Shares of Restricted Stock, and after all conditions and restrictions applicable to such Shares of Restricted Stock have been satisfied or lapse (including satisfaction of any applicable withholding tax obligations), pursuant to the applicable Award Agreement, such Shares of Restricted Stock shall become freely transferable by such Participant. After the last day of the Period of Restriction applicable to a Participant's Restricted Stock Units, and after all conditions and restrictions applicable to Restricted Stock Units have been satisfied or lapse (including satisfaction of any applicable withholding tax obligations), pursuant to the applicable Award Agreement, such Restricted Stock Units shall be settled by delivery of Shares, a cash payment determined by reference to the then current Fair Market Value of Shares, or a combination of Shares and cash, as determined in the sole discretion of the Committee, either by the terms of the Award Agreement or otherwise.

        8.6.    Forms of Restricted Stock Awards.    Each Participant who receives an Award of Shares of Restricted Stock shall be issued "book entry" Shares (i.e., a computerized or manual entry) in the records of the Company or its transfer agent in the name of the Participant who has received the Award. Such records of the Company or such agent shall, absent manifest error, be binding on all Participants who receive Restricted Stock Awards. Such records shall also refer to the terms, conditions and restrictions applicable to such Award, substantially in the following form:

  "The transferability of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the EVO Payments, Inc. Amended and Restated 2018 Omnibus Incentive Stock Plan and an Award Agreement, as well as the terms and conditions of applicable law. Copies of such plan and agreement are on file at the offices of EVO Payments, Inc."

        The Committee may require a Participant who receives book entry Shares evidencing a Restricted Stock Award to immediately deposit a stock power or other appropriate instrument of transfer, endorsed in blank by the Participant, with signatures guaranteed in accordance with the Exchange Act if required by the Committee, with the Secretary of the Company or an escrow holder as provided in the immediately following sentence. The Secretary of the Company or such escrow holder as the Committee may appoint shall retain custody of the Shares representing a Restricted Stock Award until the Period of Restriction and any other restrictions imposed by the Committee or under the Award Agreement with respect to the Shares evidenced by such certificate expire or shall have been removed. The use of book entries to evidence the ownership of Shares of Restricted Stock, in accordance with this Section 8.6, shall not affect the rights of Participants as owners of the Shares of Restricted Stock awarded to them, nor affect the restrictions applicable to such Shares under the Award Agreement or the Plan, including the Period of Restriction.

        8.7.    Voting Rights.    Unless otherwise determined by the Committee and set forth in a Participant's Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock shall be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units.

        8.8.    Dividends and Other Distributions.    During the Period of Restriction, Participants holding Shares of Restricted Stock shall be credited with any cash dividends paid with respect to such Shares while they are so held, and such dividends shall be accrued and paid to the Participants if and when their rights vest at the end of the Period of Restriction. Except as set forth in the Award Agreement, in the event of (a) any adjustment as provided in Section 4.4, or (b) any shares or securities are received as a dividend, or an extraordinary dividend is paid in cash, on Shares of Restricted Stock, any new or additional Shares or securities or any extraordinary dividends paid in cash received by a recipient of Restricted Stock shall be subject to the same terms and conditions, including the Period of Restriction, as relate to the original Shares of Restricted Stock. A Participant shall have no dividend rights with respect to any Restricted Stock Units.

        8.9.    Termination of Employment or Service.    Except as otherwise provided in this Section 8.9, during the Period of Restriction, any Restricted Stock Units and/or Shares of Restricted Stock held by a Participant shall be forfeited and revert to the Company (or, if Shares of Restricted Stock were sold to the Participant, the Participant shall be required to resell such Shares to the Company at cost) upon the Participant's Termination or the failure to meet or satisfy any applicable performance goals or other terms, conditions and restrictions to the extent set forth in the applicable Award Agreement. Each applicable Award Agreement shall set forth the extent to which, if any, the Participant shall have the right to retain Restricted Stock Units and/or Shares of Restricted Stock, then subject to the Period of Restriction, following such Participant's Termination. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the applicable Award Agreement, need not be uniform among all such Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for, or circumstances of, such Termination.

ARTICLE IX.
PERFORMANCE SHARES, PERFORMANCE UNITS, AND CASH-BASED AWARDS

        9.1.    Grant of Performance Shares, Performance Units and Cash-Based Awards.    Subject to the terms of the Plan, Performance Shares, Performance Units, and/or Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee, in accordance with the Plan; provided that no Participant may be granted in any Fiscal Year Performance Units amounting to more than $10 million, Performance Shares where the aggregate Grant Date fair value of Shares subject to such awards of Performance Shares exceeds $10 million or Cash-Based Awards amounting to more than $10 million. A Performance Share, Performance Unit or Cash-Based Award entitles the Participant who receives such Award to receive Shares or cash upon the attainment of applicable performance goals for the applicable Performance Period, and/or satisfaction of other terms and conditions, in each case determined by the Committee, and which may be set forth in the Award Agreement. Such entitlements of a Participant with respect to his or her outstanding Performance Share, Performance Unit or Cash-Based Award shall be reflected by a bookkeeping entry in the records of the Company, unless otherwise provided by the Award Agreement. The terms and conditions of such Awards shall be consistent with the Plan and set forth in the Award Agreement and need not be uniform among all such Awards or all Participants receiving such Awards.

        9.2.    Earned Performance Shares, Performance Units and Cash-Based Awards.    Performance Shares, Performance Units and Cash-Based Awards shall become earned, in whole or in part, based upon the attainment of performance goals specified by the Committee and/or the occurrence of any event or events and/or satisfaction of such terms and conditions, including a Change in Control, as the Committee shall determine, either at or after the Grant Date. The Committee shall determine the extent to which any applicable performance goals and/or other terms and conditions of a Performance Unit, Performance Share or Cash-Based Award are attained or not attained following conclusion of the applicable Performance Period. The Committee may, in its discretion, waive any such performance goals and/or other terms and conditions relating to any such Award, subject to Section 12.3.

        9.3.    Form and Timing of Payment of Performance Units, Performance Shares and Cash-Based Awards.    Payment of earned Performance Units, Performance Shares and Cash-Based Awards shall be as determined by the Committee and as set forth in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units, Performance Shares and Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units, Performance Shares or Cash-Based Awards following conclusion of the Performance Period and the Committee's determination of attainment of applicable performance goals and/or other terms and conditions in accordance with Section 9.2. Such Shares may be granted subject to any restrictions that may be imposed by the Committee, including a Period of Restriction or mandatory deferral. The determination of the Committee with respect to the form of payment of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

        9.4.    Rights as a Stockholder.    A Participant receiving a Performance Unit, Performance Share or Cash-Based Award shall have the rights of a stockholder only as to Shares, if any, actually received by the Participant upon satisfaction or achievement of the terms and conditions of such Award and not with respect to Shares subject to the Award but not actually issued to such Participant.

        9.5.    Termination of Employment or Service.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units, Performance Shares and/or Cash-Based Awards following such Participant's Termination. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the applicable Award Agreement, need not be uniform among all such Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for Termination.

ARTICLE X.
STOCK-BASED AWARDS

        10.1.    Other Stock-Based Awards.    The Committee may grant types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted Shares), in such amounts (subject to Article IV) and subject to such terms and conditions, as the Committee shall determine; provided that no Participant may be granted in any Fiscal Year Other Stock-Based Awards where the aggregate Grant Date fair value of Shares subject to such Other Stock-Based Awards exceeds $10 million. More specifically, grants of equity-based or equity-related Awards can be made to pay all or a portion of a Participant's salary or bonus or in addition to a Participant's salary or bonus. Such Other Stock-Based Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

        10.2.    Value of Other Stock-Based Awards.    Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion, and any such performance goals shall be set forth in the applicable Award Agreement. If the Committee exercises its discretion to establish performance goals, the number and/or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which such performance goals are met.

        10.3.    Payment of Other Stock-Based Awards.    Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, as set forth in the Award Agreement, in cash, Shares or a combination of cash and Shares, as the Committee determines.

        10.4.    Termination of Employment or Service.    The Committee shall determine the extent to which the Participant shall have the right to receive Other Stock-Based Awards following the Participant's Termination. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in the applicable Award Agreement, but need not be uniform among all Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for Termination.

ARTICLE XI.
DIVIDENDS AND DIVIDEND EQUIVALENTS

        11.1.    Dividends.    Any dividends payable with respect to any unvested Award shall be accrued and paid at the same time that the underlying Award becomes vested. In the event of a forfeiture, all rights to such Award, including any dividends that may have been accrued and withheld, shall terminate without further action or obligation on the part of the Company.

        11.2.    Dividend Equivalents.    Unless otherwise provided by the Committee, no adjustment shall be made in the Shares issuable or taken into account under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to issuance of such Shares under such Award. The Committee may grant Dividend Equivalents based on the dividends declared on Shares that are subject to any Award, other than an Option or SAR, including any Award the payment or settlement of which is deferred pursuant to Section 20.6. Dividend Equivalents may be credited as of the dividend payment dates, during the period between the Grant Date of the Award and the date the Award becomes payable or terminates or expires. Dividend Equivalents may be subject to any limitations and/or restrictions determined by the Committee. Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time, and shall be paid at such times, as may be determined by the Committee. Notwithstanding the foregoing, Dividend Equivalents shall not be payable until and to the extent the underlying Award vests or is exercised. No Dividend Equivalents shall relate to Shares underlying an Option or SAR.

ARTICLE XII.
PERFORMANCE MEASURES

        12.1.    Performance Measures.    The objective performance goals upon which the granting, payment and/or vesting of Awards that are intended to qualify as Performance-Based Compensation may occur shall be based on any one or more of the following Performance Measures selected by the Committee:

  net earnings or net income (before or after taxes); basic or diluted earnings per share (before or after taxes); cash earnings or cash earnings per share (and related growth measures); net revenue or net revenue growth; gross revenue; gross profit or gross profit growth; net operating profit (before or after taxes); return on assets, capital, invested capital, equity, or sales; cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); earnings before or after taxes, interest, depreciation and/or amortization (EBITDA), adjusted EBITDA or related growth measures; gross or operating margins; improvements in capital structure; budget and expense management; productivity ratios; economic value added or other value added measurements; Share price (including, but not limited to, growth measures and total shareholder return); expense targets; margins; operating efficiency; working capital targets; enterprise value; and completion of acquisitions or business expansion.

        Such performance goals shall be established by the Committee within the first ninety (90) days of a Performance Period. Any Performance Measures may be used to measure the performance of the Company, Subsidiaries and/or any Affiliates or any business unit, division, service or product of the Company, its Affiliates, and/or Subsidiaries or any combination thereof, over such period or periods, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of one or more comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Committee may select any relevant Performance Measure as compared to any stock market index or indices, growth rates or trends.

        12.2.    Evaluation of Performance.    Notwithstanding any other provision of the Plan, payment or vesting of any such Award that is intended to qualify as Performance-Based Compensation shall not be made until the Committee certifies in writing that the applicable performance goals and any other material terms of such Award were in fact satisfied, except as otherwise provided in Section 12.3. The Committee may provide in the Award Agreement with respect to any such Award that any evaluation of performance shall include or exclude any of the following events that occur during a Performance Period: (a) gains or losses on sales or dispositions, (b) asset write-downs, (c) changes in tax law or rate, including the impact on deferred tax liabilities, (d) the cumulative effect of changes in accounting principles or changes in accounting policies, (e) events of an "unusual nature" and/or of a type that indicate "infrequency of occurrence," each as defined in FASB Accounting Standards Update 2015—01, discussed in the Company's financial statements or notes thereto appearing in the Company's Annual Report in Form 10K, and/or in management's discussion and analysis of financial performance appearing in such Annual Report, (f) acquisitions occurring after the start of a Performance Period or unbudgeted costs incurred related to future acquisitions, (g) operations discontinued, divested or restructured, including severance costs, (h) gains or losses on refinancing or extinguishment of debt, (i) foreign exchange gains and losses and (j) any similar event or condition specified in such Award Agreement.

        12.3.    Adjustment of Performance-Based Compensation.    Notwithstanding any provision of the Plan to the contrary, with respect to any Award that is intended to qualify as Performance-Based Compensation, (a) the Committee may adjust downwards, but not upwards, any amount payable, or other benefits granted, issued, retained and/or vested pursuant to such an Award on account of satisfaction of the applicable performance goals on the basis of such further considerations as the Committee in its discretion shall determine, and (b) the Committee may not waive the achievement of the applicable performance goals, except in the case of the Participant's death or disability or a Change in Control.

        12.4.    Committee Discretion.    In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. The Committee has the discretion to grant Awards that do not qualify as Performance-Based Compensation, or that are based on performance measures other than those set forth in Section 12.1.

ARTICLE XIII.
TRANSFERABILITY OF AWARDS; BENEFICIARY DESIGNATION

        13.1.    Transferability of Incentive Stock Options.    No ISO or Tandem SAR granted in connection with an ISO may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than (i) by will or by the laws of descent and distribution; (ii) to the extent permitted by the Code, by gift or transfer to any trust or estate in which the original ISO recipient or such recipient's spouse or other immediate relative has a substantial beneficial interest, or to a spouse or other immediate relative, provided that any such transfer is permitted subject to Rule 16b-3 issued pursuant to the Exchange Act as in effect when such transfer occurs and the Board does not rescind this provision prior to such transfer; or (iii) in accordance with Section 13.3. No ISO or Tandem SAR shall be transferrable pursuant to a domestic relations order or similar order. Further, all ISOs and Tandem SARs granted in connection with ISOs granted to a Participant shall be exercisable during his or her lifetime only by such Participant.

        13.2.    All Other Awards.    Except as otherwise provided in Section 8.5 or Section 13.3 or a Participant's Award Agreement or otherwise determined at any time by the Committee, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than (i) by will or by the laws of descent and distribution, or (ii) by gift or transfer to any trust or estate in which the original Award recipient or such recipient's spouse of other immediate relative has a substantial beneficial interest, or to a spouse or other immediate relative, provided that any such transfer is permitted subject to Rule 16b-3 issued pursuant to the Exchange Act as in effect when such transfer occurs and the Board does not rescind this provision prior to such transfer; provided that the Committee may in its discretion permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability, subject to Section 13.1 and any applicable Period of Restriction; provided further, however, that no Award may be transferred for value or other consideration without first obtaining approval thereof by the stockholders of the Company and no Award shall be transferable pursuant to a domestic relations order or similar order. Further, except as otherwise provided in a Participant's Award Agreement or otherwise determined at any time by the Committee, or unless the Committee decides to permit further transferability, subject to any applicable Period of Restriction, all Awards granted to a Participant under the Plan, and all rights with respect to such Awards, shall be exercisable or available during his or her lifetime only by or to such Participant. With respect to those Awards, if any, that are permitted to be transferred to another individual, references in the Plan to exercise or payment related to such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant's permitted transferee. In the event any Award is exercised by or otherwise paid to the executors, administrators, heirs or distributees of the estate of a deceased Participant, or such a Participant's beneficiary, or the transferee of an Award, in any such case, pursuant to the terms and conditions of the Plan and the applicable Agreement and in accordance with such terms and conditions as may be specified from time to time by the Committee, the Company shall be under no obligation to issue Shares thereunder unless and until the Company is satisfied, as determined in the discretion of the Committee, that the person or persons exercising such Award, or to receive such payment, are the duly appointed legal representative of the deceased Participant's estate or the proper legatees or distributees thereof or the named beneficiary of such Participant, or the valid transferee of such Award, as applicable. Any purported assignment, transfer or encumbrance of an Award that does not comply with this Section 13.2 shall be void and unenforceable against the Company.

        13.3.    Beneficiary Designation.    Each Participant may, from time to time, name any beneficiary or beneficiaries who shall be permitted to exercise his or her Option or SAR or to whom any benefit under the Plan is to be paid in case of the Participant's death before he or she fully exercises his or her Option or SAR or receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during the Participant's lifetime. In the absence of any such beneficiary designation, a Participant's unexercised Option or SAR, or amounts due but remaining unpaid to such Participant, at the Participant's death, shall be exercised or paid as designated by the Participant by will or by the laws of descent and distribution.

ARTICLE XIV.
RIGHTS OF PARTICIPANTS

        14.1.    Rights or Claims.    No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and any applicable Award Agreement. The liability of the Company and any Subsidiary or Affiliate under the Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of the Plan may be construed to impose any further or additional duties, obligations, or costs on the Company, any Subsidiary or any Affiliate thereof or the Board or the Committee not expressly set forth in the Plan. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award, or to all Awards, or as are expressly set forth in the Award Agreement evidencing such Award. Without limiting the generality of the foregoing, neither the existence of the Plan nor anything contained in the Plan or in any Award Agreement shall be deemed to:

          (a)   Give any Eligible Individual the right to be retained in the service of the Company, an Affiliate and/or a Subsidiary, whether in any particular position, at any particular rate of compensation, for any particular period of time or otherwise;

          (b)   Restrict in any way the right of the Company, an Affiliate and/or a Subsidiary to terminate, change or modify any Eligible Individual's employment or service at any time with or without Cause;

          (c)   Confer on any Eligible Individual any right of continued relationship with the Company, an Affiliate and/or a Subsidiary, or alter any relationship between them, including any right of the Company or an Affiliate or Subsidiary to terminate, change or modify its relationship with an Eligible Individual;

          (d)   Constitute a contract of employment or service between the Company or any Affiliate or Subsidiary and any Eligible Individual, nor shall it constitute a right to remain in the employ or service of the Company or any Affiliate or Subsidiary;

          (e)   Give any Eligible Individual the right to receive any bonus, whether payable in cash or in Shares, or in any combination thereof, from the Company, an Affiliate and/or a Subsidiary, nor be construed as limiting in any way the right of the Company, an Affiliate and/or a Subsidiary to determine, in its sole discretion, whether or not it shall pay any Eligible Individual bonuses, and, if so paid, the amount thereof and the manner of such payment; or

          (f)    Give any Participant any rights whatsoever with respect to an Award except as specifically provided in the Plan and the Award Agreement.

        14.2.    Adoption of the Plan.    The adoption of the Plan shall not be deemed to give any Eligible Individual or any other individual any right to be selected as a Participant or to be granted an Award, or, having been so selected, to be selected to receive a future Award.

        14.3.    Vesting.    Notwithstanding any other provision of the Plan, a Participant's right or entitlement to exercise or otherwise vest in any Award not exercisable or vested at the Grant Date thereof shall only result from continued employment, or continued services as a Non-Employee Director or Consultant, as the case may be, with the Company or any Subsidiary or Affiliate, or satisfaction of any performance goals or other conditions or restrictions applicable, by its terms, to such Award, except, in each such case, as the Committee may, in its discretion, expressly determine otherwise.

        14.4.    No Effects on Benefits; No Damages.    Payments and other compensation received by a Participant under an Award are not part of such Participant's normal or expected compensation for any purpose, including calculating termination, indemnity, severance, resignation, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments under any laws, plans, contracts, policies, programs, arrangements, or otherwise. A Participant shall, by participating in the Plan, waive any and all rights to compensation or damages in consequence of Termination of such Participant for any reason whatsoever, whether lawfully or otherwise, insofar as those rights arise or may arise from such Participant ceasing to have rights under the Plan as a result of such Termination, or from the loss or diminution in value of such rights or entitlements, including by reason of the operation of the terms of the Plan or the provisions of any statute or law relating to taxation. No claim or entitlement to compensation or damages arises from the termination of the Plan or diminution in value of any Award or Shares purchased or otherwise received under the Plan.

        14.5.    One or More Types of Awards.    A particular type of Award may be granted to a Participant either alone or in addition to other Awards under the Plan.

ARTICLE XV.
CHANGE IN CONTROL

        15.1.    Change in Control.

          (a)   Default Vesting Provisions. Unless otherwise provided for in an Award Agreement or employment agreement, and except to the extent that an Award meeting the requirements of Section 15.1(b) (a "Replacement Award") is provided to the Participant to replace an existing Award (the "Replaced Award"), upon a Change in Control, all then-outstanding Awards held by a Participant and not previously vested shall become 100% vested; provided that any performance-based vesting conditions shall be deemed achieved based on the greater of (i) target performance and (ii) actual performance as determined by the Committee through the date of the Change in Control (unless the Committee determines that measurement of actual performance cannot reasonably be assessed, in which case performance shall be deemed achieved based on target performance). Awards that become vested pursuant to this Section 15.1(a) shall be settled in cash, Shares or a combination of cash and Shares as provided for under the applicable Award Agreement upon or within thirty (30) days following the Change in Control (except to the extent that settlement of the Award must be made pursuant to its original payment schedule in order to comply with Section 409A of the Code).

          (b)   Replacement Award.

              (i)  An Award shall qualify as a Replacement Award if: (i) it is of the same type as the Replaced Award (or, it is of a different type as the Replaced Award, provided that the Committee, as constituted immediately prior to the Change in Control, finds such type acceptable); (ii) it has an intrinsic value at least equal to the value of the Replaced Award; (iii) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; (iv) its terms and conditions comply with Section 15.1(b)(ii); (v) vesting conditions continue on the same terms as set forth in the Replaced Award; and (vi) its other terms and conditions are not less favorable to the holder of the Award than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 15.1(b) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion. Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are Options or Stock Appreciation Rights by reference to either their intrinsic value or their fair value.

             (ii)  Unless otherwise provided for in an Award Agreement or employment agreement, upon an involuntary termination of service of a Participant by the Company or its successor other than for Cause within twelve (12) months following the Change in Control, all Replacement Awards held by the Participant shall become fully vested and free of restrictions. Any such Replacement Awards in the form of (i) Options or Stock Appreciation Rights shall remain fully exercisable according to the terms of the applicable Award agreement, and (ii) other Awards shall be paid or settled upon or within thirty (30) days of such Participant's termination of service. Notwithstanding the foregoing, with respect to any Award that is considered deferred compensation subject to Section 409A of the Code, settlement of such Award shall be made pursuant to its original schedule if necessary to comply with Section 409A of the Code.

          (c)   Cashout of Awards.

                (i)  Unless otherwise provided for in an Award Agreement and in all events subject to the requirements of Section 15.1(a), in the event of a Change in Control, with respect to any outstanding Option or Stock Appreciation Right, the Committee shall have discretion to cause a cash payment to be made to the person who then holds such Option or Stock Appreciation Right, in lieu of the right to exercise such Option or Stock Appreciation Right or any portion thereof. In the event the Committee exercises its discretion to cause such cash payment to be made, the amount of such cash payment shall be equal to the amount by which (i) the aggregate fair market value (on the date of the Change in Control) of the shares of Common Stock that are subject to such Option or Stock Appreciation Right exceeds (ii) the aggregate exercise price under such Option or Stock Appreciation Right. If the aggregate Fair Market Value (on the date of the Change in Control) of the shares of Common Stock that are subject to such Option or Stock Appreciation Right is less than the aggregate exercise price of such shares under such Option or Stock Appreciation Right, such Option or Stock Appreciation Right shall be cancelled without any payment.

               (ii)  Unless otherwise provided for in an Award Agreement and subject to the requirements of Section 15.1(a), in the event of a Change in Control, with respect to an Award (other than an Option or Stock Appreciation Rights) that would otherwise be payable in shares of Common Stock, the Committee shall have discretion to cause the payment of such Award to be made in cash instead of shares of Common Stock. In the event the Committee exercises its discretion to cause such cash payment to be made, the amount of such cash payment shall be equal to the aggregate Fair Market Value, on the date of the Change in Control, of the shares of Common Stock that would otherwise then be payable under such Award.

              (iii)  In the event the terms of a transaction impose an escrow, holdback, earnout or similar condition on payments to shareholders of the Company, the Committee may, in its discretion, require that amounts payable to Participants under or with respect to any Award in connection with such transaction also be subject to escrow, holdback, earnout or similar conditions on similar terms and conditions as such provisions apply to the shareholders of the Company, provided, however, that any such payments are required to be made by the fifth anniversary of such transaction or otherwise comply with Section 409A of the Code.

        15.2    No Implied Rights; Other Limitations.    No Participant shall have any right to prevent the consummation of any of the acts described in Section 4.4 or 15.1 affecting the number of Shares available to, or other entitlement of, such Participant under the Plan or such Participant's Award. Any actions or determinations of the Committee under this Article XV need not be uniform as to all outstanding Awards, nor treat all Participants identically. Notwithstanding the adjustments described in Section 15.1, in no event may any Option or SAR be exercised after ten (10) years from the Grant Date thereof, and any changes to ISOs pursuant to this Article XV shall, unless the Committee determines otherwise, only be effective to the extent such adjustments or changes do not cause a "modification" (within the meaning of Section 424(h)(3) of the Code) of such ISOs or adversely affect the tax status of such ISOs.

        15.3    Termination, Amendment, and Modifications of Change in Control Provisions.    Notwithstanding any other provision of the Plan (but subject to the limitations of the last sentence of Section 16.1 and Section 16.2) or any Award Agreement provision, the provisions of this Article XV may not be terminated, amended, or modified on or after the date of a Change in Control to materially impair any Participant's Award theretofore granted and then outstanding under the Plan without the prior written consent of such Participant.

        15.4    Excess Parachute Payments.    It is recognized that under certain circumstances: (a) payments or benefits provided to a Participant might give rise to an "excess parachute payment" within the meaning of Section 280G of the Code; and (b) it might be beneficial to a Participant to disclaim some portion of the payment or benefit in order to avoid such "excess parachute payment" and thereby avoid the imposition of an excise tax resulting therefrom; and (c) under such circumstances it would not be to the disadvantage of the Company to permit the Participant to disclaim any such payment or benefit in order to avoid the "excess parachute payment" and the excise tax resulting therefrom.

        Accordingly, the Participant may, at the Participant's option, exercisable at any time or from time to time, disclaim any entitlement to any portion of the payment or benefits arising under this Plan which would constitute "excess parachute payments," and it shall be the Participant's choice as to which payments or benefits shall be so surrendered, if and to the extent that the Participant exercises such option, so as to avoid "excess parachute payments" provided, however, that Participant must first surrender payments or benefits that are payable in the same calendar year as the event giving rise to such "excess parachute payment" and, if additional payments or benefits are surrendered, must then surrender payments or benefits that are payable in the immediately succeeding calendar year and provided further that no payment or benefit that is surrendered shall affect the amount of payment or benefit payable in a subsequent calendar year.

ARTICLE XVI.
AMENDMENT, MODIFICATION, AND TERMINATION

        16.1.    Amendment, Modification, and Termination.    The Board may, at any time and with or without prior notice, amend, alter, suspend, or terminate the Plan, and the Committee may, to the extent permitted by the Plan, amend the terms of any Award theretofore granted, including any Award Agreement, in each case, retroactively or prospectively; provided, however, that no such amendment, alteration, suspension, or termination of the Plan shall be made which, without first obtaining approval of the stockholders of the Company (where such approval is necessary to satisfy (i) the then-applicable requirements of Rule 16b-3, (ii) any requirements under the Code relating to ISOs, or (iii) any applicable law, regulation or rule (including the applicable regulations and rules of the SEC and any national securities exchange)), would:

          (a)   except as is provided in Section 4.4, increase the maximum number of Shares which may be sold or awarded under the Plan or increase the maximum limitations set forth in the Plan;

          (b)   except as is provided in Section 4.4, decrease the minimum Option Price or Grant Price requirements of Sections 6.3 and 7.2, respectively;

          (c)   change the class of persons eligible to receive Awards under the Plan;

          (d)   extend the duration of the Plan or the maximum period during which Options or SARs may be exercised under Section 6.4 or 7.6, as applicable; or

          (e)   otherwise require stockholder approval to comply with any applicable law, regulation or rule (including the applicable regulations and rules of the SEC and any national securities exchange).

        In addition, (A) no such amendment, alteration, suspension or termination of the Plan or any Award theretofore granted, including any Award Agreement, shall be made which would materially impair the previously accrued rights of a Participant under any outstanding Award without the written consent of such Participant, provided, however, that the Board may amend or alter the Plan and the Committee may amend or alter any Award, including any Award Agreement, either retroactively or prospectively, without the consent of the applicable Participant, (x) so as to preserve or come within any exemptions from liability under Section 16(b) of the Exchange Act, pursuant to the rules and releases promulgated by the SEC (including Rule 16b-3), or (y) if the Board or the Committee determines in its discretion that such amendment or alteration either (I) is required or advisable for the Company, the Plan or the Award to satisfy, comply with or meet the requirements of any law, regulation, rule or accounting standard or (II) is not reasonably likely to significantly diminish the benefits provided under such Award, or that such diminishment has been or will be adequately compensated, and (B) except in connection with a Share Change or Corporate Transaction or as otherwise provided in Section 4.4, but notwithstanding any other provisions of the Plan, neither the Board nor the Committee may take any action: (1) to amend the terms of an outstanding Option or SAR to reduce the Option Price or Grant Price thereof, cancel an Option or SAR and replace it with a new Option or SAR with a lower Option Price or Grant Price, or that has an economic effect that is the same as any such reduction or cancellation; or (2) to cancel an outstanding Option or SAR in exchange for the grant of another type of Award, without, in each such case, first obtaining approval of the stockholders of the Company of such action.

        16.2.    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    The Board or the Committee shall make such adjustments in the terms and conditions of, and the criteria included in, Awards as the Board or the Committee deems appropriate and equitable in recognition of unusual or nonrecurring events (including the events described in Section 4.4) affecting the Company or its Subsidiaries or Affiliates or the financial statements of the Company or its Subsidiaries or Affiliates or of changes in applicable laws, regulations, rules or accounting principles. The Committee shall determine any adjustment pursuant to this Section 16.2 after taking into account, among other things, the requirements of the Code to the extent applicable, including the provisions of the Code applicable to Incentive Stock Options and Section 409A of the Code. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

ARTICLE XVII.
TAX WITHHOLDING AND OTHER TAX MATTERS

        17.1.    Tax Withholding.    The Company and/or any Subsidiary or Affiliate are authorized to withhold from any Award granted or payment due under the Plan the amount of all federal, state, local and non-United States taxes due in respect of such Award or payment and take any such other action as may be necessary or appropriate, as determined by the Committee, to satisfy all obligations for the payment of such taxes. No later than the date as of which an amount first becomes includible in the gross income or wages of a Participant for federal, state, local, or non-U.S. tax purposes with respect to any Award, such Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, local or non-U.S. taxes or social security (or similar) contributions of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan shall be conditional on such payment or satisfactory arrangements (as determined by the Committee in its discretion), and the Company and the Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant, whether or not under the Plan.

        17.2.    Withholding or Tendering Shares.    Without limiting the generality of Section 17.1, subject to any applicable laws, the Committee may in its discretion permit a Participant to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Award by: (a) electing to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to his or her Award (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required federal, state, local and non-United States withholding obligations using the minimum statutory withholding rates, or such greater amount that the Committee determines is permitted by law, for federal, state, local and/or non-U.S. tax purposes, including payroll taxes, that are applicable to supplemental taxable income), and/or (b) tendering to the Company Shares already owned by such Participant, or by such Participant and his or her spouse jointly, (provided, however, that tendering of such Shares will not result in any adverse accounting consequences, as determined by the Committee in its sole discretion), in each case in clause (a) or (b) above, based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for settlement of withholding obligations with Common Stock.

        17.3.    Restrictions.    The satisfaction of tax obligations pursuant to this Article XVII shall be subject to such restrictions as the Committee may impose, including any restrictions required by applicable law or the rules and regulations of the SEC, and shall be construed consistent with an intent to comply with any such applicable laws, rules and regulations.

        17.4.    Special ISO Obligations.    The Committee may require a Participant to give prompt written notice to the Company concerning any disposition of Shares received upon the exercise of an ISO within: (i) two (2) years from the Grant Date of such ISO to such Participant or (ii) one (1) year from the transfer of such Shares to such Participant or (iii) such other period as the Committee may from time to time determine. The Committee may direct that a Participant with respect to an ISO undertake in the applicable Award Agreement to give such written notice described in the preceding sentence, at such time and containing such information as the Committee may prescribe, and/or that the book entry Shares acquired by exercise of an ISO refer to such requirement to give such notice.

        17.5.    Section 83(b) Election.    If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to an Award as of the date of transfer of Shares rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, such Participant shall deliver a copy of such election to the Company upon or prior to the filing of such election with the Internal Revenue Service. Neither the Company nor any Subsidiary or Affiliate shall have any liability or responsibility relating to or arising out of the filing or not filing of any such election or any defects in its construction.

        17.6.    No Guarantee of Favorable Tax Treatment.    Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law. the Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

        17.7.    Nonqualified Deferred Compensation.

          (a)   It is the intention of the Company that no Award shall be deferred compensation subject to Section 409A of the Code unless and to the extent that the Committee specifically determines otherwise as provided in paragraph (b) of this Section 17.7, and the Plan and the terms and conditions of all Awards shall be interpreted and administered accordingly.

          (b)   The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for payment, including elective or mandatory deferral of the payment or delivery of cash or Shares pursuant thereto, and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Award Agreement and shall be intended to comply in all respects with Section 409A of the Code, and the Plan and the terms and conditions of such Awards shall be interpreted and administered accordingly.

          (c)   The Committee shall not extend the period to exercise an Option or Stock Appreciation Right to the extent that such extension would cause the Option or Stock Appreciation Right to become subject to Section 409A of the Code.

          (d)   Unless the Committee provides otherwise in an Award Agreement, each Restricted Stock Unit, Performance Unit, Performance Share, Cash-Based Award and/or Other Stock-Based Award shall be paid in full to the Participant no later than the fifteenth day of the third month after the end of the first calendar year in which such Award is no longer subject to a "substantial risk of forfeiture" within the meaning of Section 409A of the Code. If the Committee provides in an Award Agreement that a Restricted Stock Unit, Performance Unit, Performance Share, Cash-Based Award or Other Stock-Based Award is intended to be subject to Section 409A of the Code, the Award Agreement shall include terms that are intended to comply in all respects with Section 409A of the Code.

          (e)   Notwithstanding any other provision of the Plan or an Award Agreement to the contrary, no event or condition shall constitute a Change in Control with respect to an Award to the extent that, if it were, a twenty percent (20%) additional income tax would be imposed under Section 409A of the Code on the Participant who holds such Award; provided that, in such a case, the event or condition shall continue to constitute a Change in Control to the maximum extent possible (for example, if applicable, in respect of vesting without an acceleration of payment of such an Award) without causing the imposition of such twenty percent (20%) tax.

 ARTICLE XVIII.
LIMITS OF LIABILITY; INDEMNIFICATION

        18.1.    Limits of Liability.

        Any liability of the Company or a Subsidiary or Affiliate to any Participant with respect to any Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

          (a)   None of the Company, any Subsidiary, any Affiliate, any member of the Board or the Committee or any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability, in the absence of bad faith, to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

          (b)   Each member of the Committee, while serving as such, shall be considered to be acting in his or her capacity as a director of the Company. Members of the Board of Directors and members of the Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

          (c)   The Company shall not be liable to a Participant or any other person as to: (i) the non-issuance of Shares as to which the Company has been unable to obtain from any regulatory body having relevant jurisdiction the authority deemed by the Committee or the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Option or other Award.

        18.2.    Indemnification.    Subject to the requirements of Delaware law, each individual who is or shall have been a member of the Committee or of the Board, or an officer of the Company or its Subsidiaries and Affiliates to whom authority was delegated in accordance with Article III, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of the individual's own willful misconduct or except as provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individual may be entitled under the charter or by-laws of the Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify or hold harmless such individual.

ARTICLE XIX.
SUCCESSORS

        19.1.    General.    All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on successors, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

 ARTICLE XX.
MISCELLANEOUS

        20.1.    Drafting Context; Captions.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural. The words "Article," "Section," and "paragraph" herein shall refer to provisions of the Plan, unless expressly indicated otherwise. The words "include," "includes," and "including" herein shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of similar import, unless the context otherwise requires. The headings and captions appearing herein are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of the Plan.

        20.2.    Forfeiture Events.    Notwithstanding any provision of the Plan to the contrary, the Committee shall have the authority to determine (and may so provide in any Agreement) that a Participant's (including his or her estate's, beneficiary's or transferee's) rights (including the right to exercise any Option or SAR), payments and benefits with respect to any Award shall be subject to reduction, cancellation, forfeiture or recoupment (to the extent permitted by applicable law) in the event of the Participant's Termination for Cause; serious misconduct; violation of the Company's or a Subsidiary's or Affiliate's policies; breach of fiduciary duty; unauthorized disclosure of any trade secret or confidential information of the Company or a Subsidiary or Affiliate; breach of applicable noncompetition, nonsolicitation, confidentiality or other restrictive covenants; or other conduct or activity that is in competition with the business of the Company or any Subsidiary or Affiliate, or otherwise detrimental to the business, reputation or interests of the Company and/or any Subsidiary or Affiliate; or upon the occurrence of certain events specified in the applicable Award Agreement (in any such case, whether or not the Participant is then an Employee or Non-Employee Director). The determination of whether a Participant's conduct, activities or circumstances are described in the immediately preceding sentence shall be made by the Committee in its discretion, and pending any such determination, the Committee shall have the authority to suspend the exercise, payment, delivery or settlement of all or any portion of such Participant's outstanding Awards pending an investigation of the matter.

        20.3.    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        20.4.    Transfer, Leave of Absence.    For purposes of the Plan, a transfer of an Eligible Individual from the Company to an Affiliate or Subsidiary (or, for purposes of any ISO granted under the Plan, only a Subsidiary), or vice versa, or from one Affiliate or Subsidiary to another (or in the case of an ISO, only from one Subsidiary to another), and a leave of absence, duly authorized in writing by the Company or a Subsidiary or Affiliate, shall not be deemed a Termination of the Eligible Individual for purposes of the Plan or with respect to any Award (in the case of ISOs, to the extent permitted by the Code).

        20.5.    Exercise and Payment of Awards.    An Award shall be deemed exercised or claimed when the Secretary of the Company or any other official or other person designated by the Committee for such purpose receives appropriate written notice from a Participant, in form acceptable to the Committee, together with payment of the applicable Option Price, Grant Price or other purchase price, if any, and compliance with Article XVI, in accordance with the Plan and such Participant's Award Agreement.

        20.6.    Deferrals.    Subject to applicable law, the Committee may from time to time establish procedures pursuant to which a Participant may defer on an elective or mandatory basis receipt of all or a portion of the cash or Shares subject to an Award on such terms and conditions as the Committee shall determine, including those of any deferred compensation plan of the Company or any Subsidiary or Affiliate specified by the Committee for such purpose.

        20.7.    No Effect on Other Plans.    Neither the adoption of the Plan nor anything contained herein shall affect any other compensation or incentive plans or arrangements of the Company or any Subsidiary or Affiliate, or prevent or limit the right of the Company or any Subsidiary or Affiliate to establish any other forms of incentives or compensation for their directors, officers, eligible employees or consultants or grant or assume options or other rights otherwise than under the Plan.

        20.8.    Section 16 of Exchange Act .    The provisions and operation of the Plan are intended to ensure that no transaction under the Plan is subject to (and not exempt from) the short-swing profit recovery rules of Section 16(b) of the Exchange Act. Unless otherwise stated in the Award Agreement, notwithstanding any other provision of the Plan, any Award granted to an Insider shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16(b) of the Exchange Act (including Rule 16b-3) that are requirements for the application of such exemptive rule, and the Plan and the Award Agreement shall be deemed amended to the extent necessary to conform to such limitations.

        20.9.    Requirements of Law; Limitations on Awards.

          (a)   The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

          (b)   If at any time the Committee shall determine, in its discretion, that the listing, registration and/or qualification of Shares upon any securities exchange or under any state, federal or non-United States law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares hereunder, the Company shall have no obligation to allow the grant, exercise or payment of any Award, or to issue or deliver evidence of title for Shares issued under the Plan, in whole or in part, unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

          (c)   If at any time counsel to the Company shall be of the opinion that any sale or delivery of Shares pursuant to an Award is or may be in the circumstances unlawful or result in the imposition of excise taxes on the Company or any Subsidiary or Affiliate under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act, or otherwise with respect to Shares or Awards and the right to exercise or payment of any Option or Award shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company or any Subsidiary or Affiliate.

          (d)   Upon termination of any period of suspension under this Section 20.9, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all Shares available before such suspension and as to the Shares which would otherwise have become available during the period of such suspension, but no suspension shall extend the term of any Award.

          (e)   The Committee may require each person receiving Shares in connection with any Award under the Plan to represent and agree with the Company in writing that such person is acquiring such Shares for investment without a view to the distribution thereof, and/or provide such other representations and agreements as the Committee may prescribe. The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the Shares purchasable or otherwise receivable by any person under any Award as it deems appropriate. Any such restrictions shall be set forth in the applicable Award Agreement, and the certificates evidencing such shares may include any legend that the Committee deems appropriate to reflect any such restrictions.

          (f)    An Award and any Shares received upon the exercise or payment of an Award shall be subject to such other transfer and/or ownership restrictions and/or legending requirements as the Committee may establish in its discretion and may be referred to on the certificates evidencing such Shares, including restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

        20.10.    Participants Deemed to Accept Plan.    By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan.

        20.11.    Governing Law.    The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, Participants are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the State of Delaware, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

        20.12.    Plan Unfunded.    The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of Shares or the payment of cash upon exercise or payment of any Award. Proceeds from the sale of Shares pursuant to Options or other Awards granted under the Plan shall constitute general funds of the Company.

        20.13.    Administration Costs.    The Company shall bear all costs and expenses incurred in administering the Plan, including expenses of issuing Shares pursuant to any Options or other Awards granted hereunder.

        20.14.    No Fractional Shares.    No fractional Shares shall be issued upon the exercise or payment of an Option or other Award. The Committee may, in its discretion, pay cash in lieu of fractional shares or require that fractional shares be forfeited.

        20.15.    Subsidiary or Affiliate Eligible Individuals.    In the case of a grant of an Award to any Eligible Individual of a Subsidiary or Affiliate, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to such Subsidiary or Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that such Subsidiary or Affiliate will transfer such Shares to such Eligible Individual in accordance with the terms and conditions of such Award and those of the Plan. The Committee may also adopt procedures regarding treatment of any Shares so transferred to a Subsidiary or Affiliate that are subsequently forfeited or canceled.

        20.16.    Data Protection.    By participating in the Plan, each Participant consents to the collection, processing, transmission and storage by the Company, in any form whatsoever, of any data of a professional or personal nature which is necessary for the purposes of administering the Plan. The Company may share such information with any Subsidiary or Affiliate, any trustee, its registrars, brokers, other third-party administrator or any person who obtains control of the Company or any Subsidiary or Affiliate or any division respectively thereof.

        20.17.    Right of Offset.    The Company and the Subsidiaries and Affiliates shall have the right to offset against the obligations to make payment or issue any Shares to any Participant under the Plan, any outstanding amounts (including travel and entertainment advance balances, loans, tax withholding amounts paid by the employer or amounts repayable to the Company or any Subsidiary or Affiliate pursuant to tax equalization, housing, automobile or other employee programs) such Participant then owes to the Company or any Subsidiary or Affiliate and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement.

        20.18.    Claw-Back Policy.    Notwithstanding any other provisions in this Plan, all Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of applicable law, government regulation or stock exchange listing requirement, and the Committee, in its sole and exclusive discretion, may require that any Participant reimburse the Company all or part of the amount of any payment in settlement of any Award granted hereunder.

        20.19.    Participants Based Outside of the United States.    The Committee may grant Awards to Eligible Individuals who are non-United States nationals, or who reside outside the United States or who are not compensated from a payroll maintained in the United States or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and comply with such legal or regulatory provisions, and, in furtherance of such purposes, the Committee may make or establish such modifications, amendments, procedures or subplans as may be necessary or advisable to comply with such legal or regulatory requirements (including triggering a public offering or to maximize tax efficiency).

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. EVO PAYMENTS, INC. TEN GLENLAKE PARKWAY SOUTH TOWER, SUITE 950 ATLANTA, GEORGIA 30328 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D14517-P39192 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. EVO PAYMENTS, INC. The Board of Directors recommends you vote FOR all of the nominees listed in Proposal 1. For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Elect Class II Directors: Nominees: 01) Laura M. Miller 02) Gregory S. Pope 03) Matthew W. Raino The Board of Directors recommends you vote FOR Proposal 5. For Against Abstain ! ! ! The Board of Directors recommends you vote FOR Proposal 2. For Against Abstain 5. Ratification of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2020. ! 2 Years ! 3 Years ! Abstain 2. Approval, on an advisory basis, of the Company’s executive compensation. 6. To consider and act upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof. The Board of Directors recommends you vote 1 YEAR on Proposal 3. 1 Year 3. Advisory vote on the frequency of future advisory votes on the Company’s executive compensation. ! ! For ! Against ! Abstain The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion. The Board of Directors recommends you vote FOR Proposal 4. ! ! ! 4. Approval of an amendment to the EVO Payments, Inc. 2018 Omnibus Incentive Plan. ! For address changes and/or comments, please check this box and write them on the back where indicated. Please indicate if you plan to attend this meeting. ! Yes ! No Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D14518-P39192 EVO PAYMENTS, INC. ANNUAL MEETING OF STOCKHOLDERS - JUNE 11, 2020 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints James G. Kelly and Steven J. de Groot, or either of them, as proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of EVO Payments, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time on June 11, 2020, at the Company's offices located at 10 Glenlake Parkway, South Tower, Atlanta, Georgia 30328, and any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the accompanying Proxy Statement. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE Address Changes/Comments: